UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ITT EDUCATIONAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITT Educational Services, Inc.

2006 Annual Meeting Notice

Proxy Statement

and

2005 Annual Report to Shareholders

Table of Contents	Page

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT	1
Record Date and Outstanding Shares	1
Voting of Proxies	1
Quorum	1
Required Vote	1
Annual Report to Shareholders	2
Proxy Solicitation	2
PROPOSAL ONE: ELECTION OF TWO DIRECTORS TO SERVE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED	3
Nominees for Director	3
Retiring Director	3
Directors Continuing in Office	4
Meetings and Committees of the Board of Directors	4
Shareholder Derivative Lawsuits	7
PROPOSAL TWO: APPROVE THE ADOPTION BY ITT/ESI OF THE 2006 ITT EDUCATIONAL SERVICES, INC. EQUITY COMPENSATION PLAN	9
Objectives	9
Eligibility to Receive Awards	10
Types of Awards	10
Duration of the Plan	10
Administration	10
Shares Subject to the 2006 Plan	10
Adjustments Upon Changes in Capitalization	12
No Repricing	12
Stock Options	12
Stock Appreciation Rights	13
Restricted Stock and Restricted Stock Units	14
Performance Shares and Performance Units	15
Other Stock-Based Awards	15
Performance-Based Awards	16
Non-Transferability of Awards	16
Change in Control, Cash-Out and Subsidiary Disposition	16
Amendment, Suspension and Termination of the 2006 Plan	17
Future Benefits Under the 2006 Plan	17
U.S. Federal Income Tax Treatment	17
PROPOSAL THREE: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2006	19
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
Audit Committee Report	20
Audit Fees	20
Audit-Related Fees	21
Tax Fees	21
All Other Fees	22
Audit and Non-Audit Services Pre-Approval Policy	22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
EXECUTIVE OFFICERS	25
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	26

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ITT EDUCATIONAL SERVICES, INC.

13000 North Meridian Street

Carmel, IN 46032-1404

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2006

The 2006 Annual Meeting of Shareholders of ITT Educational Services, Inc. (“ITT/ESI”) will be held at The Jefferson Hotel, 1200 16th Street, NW, Washington, DC 20036, on Tuesday, May 9, 2006, at 9:00 a.m., local time, for the following purposes:

1.	To consider and vote upon three proposals described in the accompanying Proxy Statement providing for:

Proposal One:	Election of two Directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Proposal Two:	Approve the adoption by ITT/ESI of the 2006 ITT Educational Services, Inc. Equity Compensation Plan.

Proposal Three:	Ratify the appointment of PricewaterhouseCoopers LLP to serve as ITT/ESI’s independent registered public accounting firm for its fiscal year ending December 31, 2006.

2.	To act upon such other matters that may properly come before the meeting.

All shareholders of record at the close of business on March 10, 2006 will be entitled to vote at the meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Clark D. Elwood

Senior Vice President, General

    Counsel and Secretary

ITT EDUCATIONAL SERVICES, INC.

13000 North Meridian Street

Carmel, IN 46032-1404

PROXY STATEMENT

Annual Meeting of Shareholders

May 9, 2006

This Proxy Statement and accompanying proxy are being sent to shareholders on or about March 24, 2006 in connection with the solicitation by the Board of Directors of ITT Educational Services, Inc. (“ITT/ESI,” “we” or “us”) of proxies to be voted at the 2006 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, Tuesday, May 9, 2006, at The Jefferson Hotel, 1200 16th Street, NW, Washington, DC 20036, for the purposes set forth in the accompanying Notice.

Record Date and Outstanding Shares

The accompanying proxy represents all of the shares of ITT/ESI common stock, $0.01 par value per share (the “ITT/ESI Common Stock”), you are entitled to vote at the meeting. Each of the shares of ITT/ESI Common Stock outstanding at the close of business on March 10, 2006, the record date for the meeting (the “Record Date”), is entitled to one vote at the meeting. Shareholders holding a majority of such shares must be present at the meeting, whether in person or by proxy, in order to constitute a quorum for the transaction of business. As of March 10, 2006, 43,736,440 shares of ITT/ESI Common Stock were issued and outstanding.

Voting of Proxies

Clark D. Elwood and Kevin M. Modany, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by our Board of Directors to serve in such capacity. Messrs. Elwood and Modany are both executive officers of ITT/ESI. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of our Board of Directors contained in this Proxy Statement. Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by our Secretary of either (a) an instrument revoking the proxy or (b) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting. Our Board of Directors is not aware of any matters, other than those described below, which are to be voted on at the meeting. If any other matters are properly raised at the meeting, however, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment on such matters.

Quorum

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if the holders of a majority of the shares issued and outstanding as of the Record Date and entitled to vote are represented in person or by proxy at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether a quorum is present. The election inspector will treat abstentions and broker non-votes (as defined below) as shares that are present for purposes of determining the presence of a quorum.

Required Vote

Election of Two Directors.  A plurality of the shares of the ITT/ESI Common Stock voted in person or by proxy is required to elect the nominees for Directors. A plurality means that the two nominees receiving the largest number of votes cast will be elected. Shareholders will not be allowed to cumulate their votes in the election of Directors. Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will have no effect on the outcome of this proposal.

Approve the Adoption of the Equity Compensation Plan.  To approve the adoption of the 2006 ITT Educational Services, Inc. Equity Compensation Plan (“2006 Plan”), the proposal must be approved by the affirmative vote of a majority of the shares of the ITT/ESI Common Stock represented in person or by proxy at the Annual Meeting. In addition, pursuant to the rules of the New York Stock Exchange (“NYSE”), the number of votes cast on the proposal must represent more than 50% of the votes entitled to be cast. Abstentions will be counted for purposes of determining whether a quorum is present and will be considered shares represented at the Annual Meeting. Accordingly, an abstention will have the same effect as a vote against this proposal.

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). The proposal to approve the adoption of the 2006 Plan is a “non-discretionary” item. Therefore, if you do not provide your broker with voting instructions on this proposal, your shares of ITT/ESI Common Stock will not be voted on this proposal. Broker non-votes will not be considered as votes cast on this proposal but will be counted for purposes of determining whether a quorum is present and will be considered shares represented at the Annual Meeting. Accordingly, a broker non-vote will have the same effect as a vote against this proposal. Also, a broker non-vote would affect the requirement that the number of votes cast on such proposal represent more than 50% of the votes entitled to be cast.

Ratify the Appointment of the Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the shares of the ITT/ESI Common Stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2006. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will be considered shares represented at the Annual Meeting. Accordingly, an abstention or broker non-vote will have the same effect as a vote against this proposal.

Annual Report to Shareholders

Our 2005 Annual Report to Shareholders for the year ended December 31, 2005, containing financial and other information pertaining to us, is being furnished to shareholders with this Proxy Statement.

Proxy Solicitation

Officers, Directors and other employees of ITT/ESI may solicit proxies, without additional compensation, by telephone, electronic mail, facsimile or mail, or by meetings with shareholders or their representatives. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. We will pay all expenses of solicitation of proxies. In addition, we have retained Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies for a fee of approximately $7,000, plus reimbursement for its out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson Shareholder Communications, Inc. will perform a broker search, distribute proxy materials to beneficial owners and solicit voted proxies from banks, brokers, nominees and intermediaries.

PROPOSAL ONE: ELECTION OF TWO DIRECTORS TO SERVE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED

Our Board of Directors currently consists of eight Directors divided into three classes. Two classes contain three Directors each and one class contains two directors. The term of one class expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after the Director’s election and thereafter until the Director’s successor is elected and has qualified. One of the Directors in the class of Directors whose terms expire at the 2006 Annual Meeting of Shareholders, however, will be retiring on May 9, 2006. Following this Director’s retirement, the Board of Directors intends to fill the vacancy caused by that retirement when a suitable candidate has been identified.

At the meeting, two Directors are to be elected to hold office for a three-year term to expire at the 2009 Annual Meeting of Shareholders and until their successors are elected and have qualified. The persons named in the accompanying proxy intend to vote such proxy for the election to the Board of Directors of Joanna T. Lau and Samuel L. Odle, two of the three current Directors whose terms expire this year, unless you direct them to vote otherwise.

Each of the nominees has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the proxy for the election of such other person as our Board, upon recommendation of the Nominating and Corporate Governance Committee, may select. Alternatively, our Board may reduce the number of Directors to eliminate the vacancy.

Our Board of Directors does not have a policy with respect to the Directors’ attendance at our annual shareholder meetings, but all of our Directors are encouraged to attend those meetings. Our 2005 Annual Meeting of Shareholders was held on May 3, 2005, and all nine members of our Board of Directors at that time attended that meeting.

A brief summary of each Director’s principal occupation, business affiliations and other information follows. Unless otherwise indicated, each Director’s principal occupation has been the same for the past five years.

Nominees for Director

Term Expiring at the 2009 Annual Meeting.

Joanna T. Lau, age 47, has served as chairperson and chief executive officer of Lau Acquisition Corporation (d/b/a LAU Technologies), a management consulting and investment firm, since March 1990. Ms. Lau has been a Director of ITT/ESI since October 2003.

Samuel L. Odle, age 56, has served as president and chief executive officer of Methodist Hospital (“MH”) and Indiana University Hospital (“IUH”) and executive vice president of Clarian Health Partners (“Clarian”), an Indianapolis-based private, non-profit healthcare organization comprised of MH, IUH and Riley Hospital for Children, since July 2004. Mr. Odle served as chief administrative officer of MH and senior vice president of Clarian from January 1997 through June 2004. Mr. Odle has been a Director of ITT/ESI since January 2006.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Retiring Director

Term Expiring at the 2006 Annual Meeting.

Rand V. Araskog, age 74, served as chairman and chief executive officer of ITT Corporation (“ITT”), a diversified conglomerate, from 1980 until his retirement in February 1998. He is also a director of Rayonier, Inc. and Cablevision Systems Corporation. Mr. Araskog has been a Director of ITT/ESI since April 1994.

Directors Continuing in Office

Term Expiring at the 2007 Annual Meeting.

Rene R. Champagne, age 64, has served as Chairman of ITT/ESI since October 1994 and Chief Executive Officer of ITT/ESI since September 1985. From September 1985 through December 2001, he also served as President of ITT/ESI. Mr. Champagne has been a Director of ITT/ESI since October 1985.

John F. Cozzi, age 44, has served as a managing director of AEA Investors LLC, a private equity firm, since January 2004. Mr. Cozzi served as a managing director of Arena Capital Partners, LLC, a private equity firm, from May 1999 through December 2003. Mr. Cozzi has been a Director of ITT/ESI since October 2003.

Term Expiring at the 2008 Annual Meeting.

John E. Dean, age 55, is an attorney who has specialized in higher education law since April 1985. Mr. Dean has been a partner at the Law Offices of John E. Dean since June 2005. He was a partner of the Dean Blakey law firm from June 2002 through May 2005. Mr. Dean was a partner at the Dean, Blakey & Moskowitz law firm from July 1995 through May 2002. Mr. Dean has also served as a principal of Washington Partners, LLC, a public affairs firm since June 2002. Mr. Dean has been a Director of ITT/ESI since December 1994.

James D. Fowler, Jr., age 61, served as senior vice president and director, human resources of ITT Industries, Inc., an industrial, commercial machinery and equipment company, from November 2000 until his retirement in October 2002. Mr. Fowler has been a Director of ITT/ESI since April 1994.

Vin Weber, age 53, has been a partner at Clark & Weinstock Inc., a management and public policy consulting firm, since 1994. He is also chairman of the National Endowment for Democracy, a public interest group. Mr. Weber is a senior fellow at the University of Minnesota’s Humphrey Institute of Public Affairs and co-director of the Institute’s Policy Forum. He is also a director of Lenox Group, Inc. Mr. Weber has been a Director of ITT/ESI since December 1994.

Meetings and Committees of the Board of Directors

During 2005, there were six regular meetings of the Board of Directors. During 2005, each of the Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the standing Board committees on which he or she served, except for Rand V. Araskog who, for health reasons, was only able to attend 58% of those meetings. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee.  Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (“1934 Act”). Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is set forth in Appendix A or may be obtained from our website at www.ittesi.com. The functions of the Audit Committee are to assist the Board of Directors in its oversight of:

•	the integrity of our financial statements and other financial information provided by us to any governmental body or the public;
•	our compliance with legal and regulatory requirements;
•	our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and the Board of Directors establish;
•	our auditing, accounting and financial reporting processes generally;
•	the qualifications, independence and performance of our independent registered public accounting firm; and
•	the performance of our compliance and internal audit functions.

The Audit Committee also performs other functions as detailed in the Audit Committee’s charter, including, without limitation, appointing, compensating, retaining and overseeing our independent registered public accounting firm and pre-approving all services to be provided to us by our independent registered public accounting firm.

The Audit Committee held five meetings during 2005. The members of the Audit Committee in 2005 through January 25, 2005 were Rand V. Araskog, John F. Cozzi, John E. Dean, Harris N. Miller and Daniel P. Weadock. The members of the Audit Committee from January 26, 2005 through July 12, 2005 were John F. Cozzi, John E. Dean, Harris N. Miller and Daniel P. Weadock. The members of the Audit Committee from July 13, 2005 through January 9, 2006 were John F. Cozzi, John E. Dean and Harris N. Miller. At the next Audit Committee meeting on January 23, 2006, following Mr. Miller’s resignation from the Board of Directors on January 9, 2006, the members of the Audit Committee were John F. Cozzi, John E. Dean and Vin Weber. The current members of the Audit Committee have been members since January 24, 2006 and include John F. Cozzi, John E. Dean, Samuel L. Odle and Vin Weber. Our Board of Directors has determined that John F. Cozzi is an “audit committee financial expert,” as that term is defined in Item 401(h)(2) of Regulation S-K under the 1934 Act, and is independent pursuant to Item 7(d)(3)(iv) of Schedule 14A under the 1934 Act. Each of the current members of the Audit Committee is independent and each of the members of the Audit Committee in 2005 was independent, as defined in Sections 303.01(B)(2)(a) and (3) and Sections 303A.02 and .06 of the NYSE Listed Company Manual and Rule 10A-3 of the 1934 Act.

Compensation Committee.  Our Board of Directors has a written charter for the Compensation Committee. A copy of the charter may be obtained from our website at www.ittesi.com. The functions of the Compensation Committee are to discharge the Board of Directors’ responsibilities relating to compensation of our Directors and officers. The Compensation Committee has overall responsibility for approving and evaluating our Director and officer compensation plans, policies and programs. The Compensation Committee also performs other functions as detailed in the Compensation Committee’s charter. In addition, the Compensation Committee is responsible for producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The Compensation Committee held four meetings during 2005. The members of the Compensation Committee in 2005 through January 25, 2005 were James D. Fowler, Jr., Joanna T. Lau, Harris N. Miller, Daniel P. Weadock and Vin Weber. The members of the Compensation Committee from January 26, 2005 through January 22, 2006 were Rand V. Araskog, James D. Fowler, Jr., Joanna T. Lau and Vin Weber. The current members of the Compensation Committee have been members since January 23, 2006 and include Rand V. Araskog, James D. Fowler, Jr. and Joanna T. Lau. Each of the current members of the Compensation Committee is independent and each of the members of the Compensation Committee in 2005 was independent, as defined in Section 303A.02 of the NYSE Listed Company Manual.

Nominating and Corporate Governance Committee.  Our Board of Directors has a written charter for the Nominating and Corporate Governance Committee. A copy of the charter may be obtained from our website www.ittesi.com. The functions of the Nominating and Corporate Governance Committee, which are detailed in its charter, are to:

•	assist the Board of Directors by identifying individuals qualified to become Directors, and recommend to the Board of Directors the Director nominees for each annual meeting of shareholders;
•	develop and recommend to the Board the Corporate Governance Guidelines applicable to us;
•	lead the Board of Directors in its annual review of the Board of Directors’ performance; and
•	recommend to the Board of Directors Board members for each standing Board committee.

The Nominating and Corporate Governance Committee held three meetings during 2005. The members of the Nominating and Corporate Governance Committee in 2005 through January 25, 2005 were John F. Cozzi, John E. Dean, James D. Fowler, Jr., Joanna T. Lau and Vin Weber. The members of the Nominating and

Corporate Governance Committee from January 26, 2005 through January 22, 2006 were Rand V. Araskog, James D. Fowler, Jr., Joanna T. Lau and Vin Weber. The current members of the Nominating and Corporate Governance Committee have been members since January 23, 2006 and include Rand V. Araskog, James D. Fowler, Jr. and Joanna T. Lau. Each of the current members of the Nominating and Corporate Governance Committee is independent and each of the members of the Nominating and Corporate Governance Committee in 2005 was independent, as defined in Section 303A.02 of the NYSE Listed Company Manual.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by our shareholders. A shareholder who wishes to recommend a Director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404, who will forward it to the Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a Director candidate at an annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws. See “Shareholder Proposals for 2007 Annual Meeting.”

The Nominating and Corporate Governance Committee selects nominees for Directors on the basis of each candidate’s broad experience, judgment, integrity, ability to make independent inquiries, understanding of our business environment and willingness to devote adequate time to the duties of our Board of Directors. The Nominating and Corporate Governance Committee identifies possible nominees for a Director who meet specified objectives in terms of the composition of our Board of Directors that are established by law, the NYSE and/or our Board of Directors, taking into account such factors as geographic, occupational, gender, race and age diversity. The only minimum specified qualities and skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of our Directors to possess and the only specific standards for the overall structure and composition of our Board of Directors are those imposed by law and the NYSE or contained in our Corporate Governance Guidelines and the charters of the standing committees of our Board of Directors, such as independence, financial expertise and age.

The Nominating and Corporate Governance Committee utilizes various resources for identifying nominees for Directors, including recommendations of our Directors, management and shareholders, the media, industry affiliations, government service and search firms to name a few. The Nominating and Corporate Governance Committee evaluates nominees for Directors by assessing the nominees’ qualities, skills and potential contributions to our Board based on available information, against the qualities, skills and contributions sought and the current composition of our Board.

Independent Directors.  Our Board of Directors currently contains seven non-management Directors: Messrs. Araskog, Cozzi, Dean, Fowler, Odle and Weber, and Ms. Lau. As permitted by the rules of the NYSE, our Board of Directors has adopted categorical standards to assist it in making determinations of independence. Any relationships that we may have with any of our Directors that do not cause the Director to violate any of those standards are immaterial. A copy of the categorical standards is set forth in Appendix B. Our Board of Directors has determined that each of our non-management Directors meets those standards, is independent (as defined in Section 303A.02 of the NYSE Listed Company Manual) and, as a result, any relationships that we have with any of our non-management Directors are immaterial under those standards.

The non-management Directors on our Board of Directors meet at regularly scheduled executive sessions without our management. The Directors on our Board of Directors who are determined to be independent meet by themselves in executive session at least once annually. Our Board of Directors has chosen Joanna T. Lau to preside over the executive sessions of our non-management and independent Directors in 2006 (“Presiding Director”). Interested parties may send communications to the non-management Directors, independent Directors or the entire Board of Directors by e-mail to PresidingDirector@ittesi.com or by regular mail addressed to:

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032-1404

Attention: Presiding Director

Although such communications are available to any Director who wishes to review them, our General Counsel initially reviews all communications and forwards to the Presiding Director those communications that meet certain criteria set by the non-management Directors.

Shareholder Derivative Lawsuits

On or about April 29, 2004, a consolidated complaint in a shareholder derivative lawsuit was filed against five of our current and former executive officers, ten of our current and former Directors and PWC, our independent registered public accounting firm, in the Superior Court of Hamilton County, Indiana under the following caption: In Re ITT Educational Services, Inc. Derivative Litigation. This action was a result of the court’s March 30, 2004 order to consolidate two separate shareholder derivative lawsuits filed on or about February 27, 2004. On December 1, 2004, the court dismissed the consolidated complaint without prejudice and gave the plaintiffs 30 days to replead their complaint. On January 3, 2005, the plaintiffs filed an amended consolidated complaint. The amended consolidated complaint alleged, among other things, that:

•	certain individual defendants breached a fiduciary duty by selling our common stock and misappropriating our information;
•	all defendants breached their fiduciary duties to us, abused their ability to control and influence us, grossly mismanaged us, caused us to waste corporate assets and were unjustly enriched; and
•	PWC breached a duty of care and professional competence to us and breached its contracts with us.

The amended consolidated complaint sought unspecified damages, extraordinary equitable and/or injunctive relief, disgorgement of profits, benefits and other compensation, costs and attorneys’ fees. On September 16, 2005, the court dismissed with prejudice all of the claims against all of the defendants, because the plaintiffs’ allegations failed to meet the pleading requirement of particularity for demand futility allegations. On January 4, 2006, the plaintiffs filed a notice of appeal to the Indiana Court of Appeals.

On September 7, 2004, a shareholder derivative lawsuit was filed against five of our current and former executive officers, ten of our current and former Directors and PWC, in the U.S. District Court for the Southern District of Indiana under the following caption: Alaska Electrical Pension Fund Derivatively on Behalf of ITT Educational Services, Inc. v. Rene R. Champagne, et al. (the “Alaska Action”). The complaint alleges, among other things, that the defendants caused us to violate state and federal education finance laws and regulations by falsifying our student records and federal securities laws by falsifying our accounting, auditing and financial reporting between October 2002 and April 2004. As a result, the complaint alleges, among other things, that the individual defendants:

•	breached and/or aided and abetted in the breach of:
•	a duty to disseminate accurate information about us;
•	fiduciary duties of care, candor and loyalty to us and disclosure to our shareholders;
•	a duty to test, oversee and monitor our system of internal controls, governance procedures and disclosure procedures; and

•	a duty to ensure that our internal controls, governance procedures and disclosure procedures were functioning in an effective manner and in compliance with Pub. L. 107-204, 116 Stat. 745 (2002);
•	abused their ability to control and influence us;
•	grossly mismanaged us;
•	committed constructive fraud;
•	will be and have been unjustly enriched at our expense; and
•	violated Section 10(b) of the 1934 Act and Rule 10-5 promulgated thereunder by:
•	disseminating or approving false statements that they knew or recklessly disregarded were misleading;
•	failing to disclose material facts necessary in order to make those statements not misleading; and
•	misappropriating our proprietary information.

In addition, the complaint alleges, among other things, that PWC:

•	violated Section 10(b) of the 1934 Act and Rule 10b-5 promulgated thereunder by:
•	disseminating or approving false statements that it knew or recklessly disregarded were misleading; and
•	failing to disclose material facts necessary in order to make those statements not misleading;
•	was negligent and committed accounting malpractice by failing to conduct its audits of our 2002 and 2003 fiscal year financial statements in accordance with generally accepted accounting principles, generally accepted auditing standards and U.S. Securities and Exchange Commission (“SEC”) rules;
•	aided and abetted the individual defendants’:
•	breach of fiduciary duties to us;
•	abuse of their control of us;
•	gross mismanagement of us; and
•	violated their duty of candor to our shareholders.

The complaint seeks unspecified damages, extraordinary equitable and/or injunctive relief, punitive damages, costs and expenses, attorneys’ fees, pre-judgment interest, an order directing the defendants to account for all damages caused by them and all profits, special benefits and unjust enrichment they obtained, and an order directing us to reform and improve our corporate governance and internal control procedures. On December 8, 2004, the parties agreed to stay this action pending the entry of a final judgment in the In Re ITT Educational Services, Inc. Derivative Litigation action filed in the Superior Court of Hamilton County, Indiana on or about April 29, 2004 (the “In Re ITT Action”). On September 16, 2005, the court dismissed the In Re ITT Action with prejudice. On February 1, 2006, the court dismissed without prejudice all of the claims against all of the defendants in the Alaska Action.

On November 17, 2004, a shareholder derivative lawsuit was filed against ten of our current and former Directors, in the Chancery Court of New Castle County, Delaware under the following caption: Albert Reitan, derivatively on behalf of nominal defendant ITT Educational Services, Inc. v. Rand V. Araskog, et al. (the “Reitan Action”). The complaint alleges, among other things, that the defendants abdicated their fiduciary duty of good faith to us by making no effort to oversee our operations and business practices to ensure that we comply with all applicable laws, rules and regulations. The complaint seeks unspecified damages, equitable relief, attorneys’ fees, accountants’ fees, experts’ fees, costs and expenses. On March 31, 2005, in response to the parties’ request, the court issued an order staying this action until the entry of a final judgment in the City of Austin Police Retirement System, Individually and on Behalf of All Others Similarly Situated v. ITT Educational Services, Inc. et al. action filed in the U.S. District Court for the Southern District of Indiana (the “City of Austin Action”). On October 24, 2005, the City of Austin Action was dismissed with prejudice. On March 7, 2006, the court dismissed with prejudice all of the claims against all of the defendants in the Reitan Action.

Although the derivative actions are brought nominally on behalf of us, we expect to incur defense costs and other expenses in connection with the derivative lawsuits, and we cannot assure you that the ultimate outcome of these or other actions will not have a material adverse effect on our financial condition or results of operations.

On July 7, 2004, we received a derivative demand letter pursuant to Del. Ct. Ch. R. 23.1 on behalf of Arthur Stein, a purported shareholder, demanding that our Board of Directors commence a civil action against ten of our current and former Directors and four of our current and former executive officers to recover for our benefit the amount of damages sustained by us as a result of the misconduct alleged in the letter. The misconduct alleged in the letter is similar to the type of misconduct alleged against the individual defendants in the consolidated shareholder derivative lawsuit described above. The demand letter indicates that Mr. Stein will commence a shareholder’s derivative action on our behalf, if our Board does not commence an action as demanded therein within a reasonable period of time. We informed Mr. Stein that our Board deferred its decision with respect to Mr. Stein’s demand until the conclusion of the U.S. Department of Justice (“DOJ”) investigation of us, the inquiry initiated by the SEC into the allegations investigated by the DOJ and the securities class action lawsuits filed against us, or until the receipt of additional information concerning the allegations made in the demand.

The current and former executive officers named in one or more of the shareholder derivative lawsuits and derivative demand letter described above include: Gene A. Baugh, Rene R. Champagne, Clark D. Elwood, Eugene W. Feichtner, Martin A. Grossman, Thomas W. Lauer, Kevin M. Modany and Omer E. Waddles.

Certain of our current and former officers and Directors are or may become a party in certain of the actions described above. Our By-Laws and Restated Certificate of Incorporation obligate us to indemnify our officers and Directors to the fullest extent permitted by Delaware law, provided that their conduct complied with certain requirements. We are obligated to advance defense costs to our officers and Directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, our indemnity obligation can, under certain circumstances, include indemnifiable judgments, penalties, fines and amounts paid in settlement in connection with those actions.

PROPOSAL TWO: APPROVE THE ADOPTION BY ITT/ESI OF THE 2006 ITT EDUCATIONAL SERVICES, INC. EQUITY COMPENSATION PLAN

On January 24, 2006, based on the recommendation of our Compensation Committee, our Board of Directors adopted the 2006 ITT Educational Services, Inc. Equity Compensation Plan (the “2006 Plan”) and directed that the 2006 Plan be submitted to our shareholders for consideration at the 2006 Annual Meeting of Shareholders. As described more fully in the “Compensation Committee Report on Executive Compensation” appearing elsewhere in this Proxy Statement, it remains the intent of the Compensation Committee that incentives based on long-term performance should be a major component in the pay package for senior executives. The 2006 Plan provides for a broad array of equity-based awards to further the Compensation Committee’s intent of creating performance incentives and aligning executive’s interests with those of our shareholders. In addition, the 2006 Plan will permit awards to members of our Board of Directors which will promote equity ownership in us by our Directors.

The following is a summary of the principal features of the 2006 Plan and is qualified in its entirety by reference to the complete text of the 2006 Plan as set forth as Appendix C to this Proxy Statement. Shareholders are urged to read the actual text of the 2006 Plan. Capitalized terms used but not defined herein have the meanings assigned to them in the 2006 Plan.

Objectives

The objectives of the 2006 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to participants, and to optimize the profitability and growth of ITT/ESI through incentives that are consistent with our goals and that link the participants’ personal interests to those of our shareholders.

Eligibility to Receive Awards

The 2006 Plan provides that awards may be granted to employees and Directors of ITT/ESI and its subsidiaries. The approximate number of persons eligible to participate in the 2006 Plan is 200.

Types of Awards

The 2006 Plan permits the grant of the following types of awards:

•	stock options (incentive and nonqualified);
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	restricted stock units (“RSUs”);
•	performance shares;
•	performance units; and
•	other stock-based awards.

Duration of the Plan

No award may be granted under the 2006 Plan after May 9, 2016.

Administration

The 2006 Plan will be administered by a committee consisting of two or more members of our Board of Directors (the “Committee”). It is intended that each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 of the 1934 Act, an “outside director” under regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and an “independent director” under the NYSE listing standards. Our Board of Directors has currently designated the Compensation Committee as the Committee for the 2006 Plan; however, the entire Board will act as the Committee with respect to awards to non-employee Directors. Subject to applicable law, the Committee may delegate its authority under the 2006 Plan.

Subject to the provisions of the 2006 Plan, the Committee has the authority to:

•	select the employees and non-employee Directors to whom awards are to be granted;
•	determine whether and to what extent awards are to be granted;
•	determine the size, type, terms and conditions of awards;
•	approve the form of award agreements for use under the 2006 Plan;
•	establish performance measures for any performance period and determine whether such goals were satisfied;
•	amend any outstanding award in the event of termination of employment or service or a change in control, subject to certain limitations;
•	construe and interpret the 2006 Plan and any award agreement and apply their provisions; and
•	take any other action consistent with the terms of the 2006 Plan that the Committee deems appropriate.

All decisions, determinations and interpretations of the Committee will be final, binding and conclusive on all persons, including ITT/ESI and the participants.

Shares Subject to the 2006 Plan

The total number of shares available for awards under the 2006 Plan is 4,000,000, subject to antidilution adjustments. Each share underlying stock options and SARs granted under the 2006 Plan, and not forfeited or terminated, will reduce the number of shares available for future awards under the 2006 Plan by one share. The delivery of a share in connection with a “full-value award” (i.e., an award of restricted stock, RSUs, performance shares, performance units or any other stock-based award with value denominated in shares) will reduce the number of shares remaining for other awards by three shares. For example, if the Committee grants to a participant:

•	an option to purchase 100 shares, the number of shares available for future awards under the 2006 Plan would be reduced by 100; and
•	an award of 100 shares of restricted stock, the number of shares available for future awards under the 2006 Plan would be reduced by 300.

The source of shares for issuance under the 2006 Plan may be authorized and unissued shares or treasury shares.

If an award under the 2006 Plan is forfeited or terminated for any reason before being exercised, fully vested or settled, as the case may be, then the shares underlying that award will be added back to the remaining shares and will be available for further awards under the 2006 Plan. The number of shares available for future grant under the 2006 Plan, however, will be reduced by: (a) any shares subject to an award that are withheld or otherwise not issued upon the exercise of the award to satisfy the participant’s tax withholding obligations or to pay the exercise price of the award; and (b) shares subject to an award that is settled in cash in lieu of shares.

Pursuant to the 2006 Plan, subject to antidilution adjustments:

•	the maximum aggregate number of shares that may be delivered in connection with stock options intended to be incentive stock options under Section 422 of the IRC (“incentive stock options”) may not exceed 4,000,000 shares;
•	the maximum aggregate number of shares that may be granted to an individual participant during any calendar year:
•	pursuant to all forms of awards is 200,000 shares;
•	pursuant to incentive stock options is 200,000 shares;
•	pursuant to restricted stock and RSU awards is 100,000 shares; and
•	pursuant to performance share awards is 100,000 shares; and
•	the maximum aggregate compensation that may be paid pursuant to performance units awarded in any one calendar year to an individual participant is $1,000,000, or a number of shares having an aggregate fair market value not in excess of that amount.

Further, no incentive stock option will be granted to a participant if as a result of such grant the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time in any calendar year would exceed $100,000.

If the 2006 Plan is approved by our shareholders, no additional awards will be made under the 1997 ITT Educational Services, Inc. Incentive Stock Plan or the 1999 Outside Directors Stock Option Plan. See “Compensation of Executive Officers and Directors — Equity Compensation Plans — 1997 Stock Plan” and “ — 1999 Outside Directors Stock Option Plan.” As of March 10, 2006, the following awards had been granted in 2006 under our equity compensation plans:

•	nonqualified stock options to purchase an aggregate of 56,500 shares of ITT/ESI Common Stock; and

•	restricted stock representing an aggregate of 19,116 shares of ITT/ESI Common Stock.

The closing sale price of ITT/ESI Common Stock on March 10, 2006, as quoted on the NYSE and reported in The Wall Street Journal, was $61.21 per share. As of March 10, 2006:

•	a total of 3,199,836 shares of ITT/ESI Common Stock were subject to all stock options outstanding under all of our equity compensation plans;

•	$30.90 represented the weighted average exercise price of all stock options outstanding under all of our equity compensation plans;

•	6.3 years represented the weighted average term until expiration of all stock options outstanding under all of our equity compensation plans;

•	a total of 19,116 shares of ITT/ESI Common Stock were subject to all full-value awards outstanding under all of our equity compensation plans;

•	the original vesting schedule of all full-value awards outstanding under all of our equity compensation plans was 100% upon the third anniversary of the date of the award; and

•	2.9 years represented the weighted average number of years until all full-value awards outstanding under all of our equity compensation plans become fully vested.

Adjustments Upon Changes in Capitalization

In the event of any change in our capitalization or other corporate event that has a material effect on the fair market value of ITT/ESI Common Stock, the Committee will adjust, as it determines to be appropriate and equitable to prevent dilution or enlargement of rights:

•	the number and kind of shares that may be delivered under the 2006 Plan;
•	the individual limits set forth in the 2006 Plan;
•	the number and kind of shares subject to outstanding awards;
•	the exercise price, grant price or other price of shares subject to outstanding awards;
•	any performance conditions relating to outstanding awards;
•	the market price of shares, or per-share results; and
•	other terms and conditions of outstanding awards.

Corporate events that may give rise to adjustments in awards include, but are not limited to, mergers, reorganizations, consolidations, recapitalizations, liquidations, stock dividends, split-ups, spin-offs, stock splits, reverse stock splits, share combinations, share exchanges, any change in the corporate structure that affects ITT/ESI Common Stock, and the payment of a divided or distribution to our shareholders in a form other than ITT/ESI Common Stock (except for normal cash dividends).

No Repricing

The 2006 Plan prohibits repricing of stock options or SARs, including by way of an exchange for another award with a lower exercise price, unless shareholder approval is obtained.

Stock Options

Stock options granted under the 2006 Plan may be either nonqualified or incentive stock options. Each option grant will be evidenced by an award agreement between the optionee and us setting forth the terms and conditions of the option. The Committee will set the exercise price of each option, provided that the exercise price may not be less than 100% of the fair market value of ITT/ESI Common Stock on the date the option is granted. In addition, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the exercise price of the incentive stock option will not be less than 110% of the fair market value of ITT/ESI Common Stock on the date the option is granted.

The Committee will determine the term of each stock option that it grants under the 2006 Plan; however, the term may not exceed seven years from the date of grant. Moreover, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the term of the option may not exceed five years from the date of grant.

Each award agreement will specify the date(s) on which a stock option granted under the 2006 Plan is to become exercisable (based on the passage of time or the achievement of performance measures), provided, that, except as specified upon a termination of employment or service or a change in control or subsidiary disposition, no stock option may be exercisable prior to one year from the date of grant.

If an optionee’s employment or service terminates due to death, disability or retirement:

•	all of the optionee’s stock options with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of: (a) the date three years after the date of the optionee’s death, disability or retirement, or (b) the date the options expire in accordance with their terms; and
•	with respect to the optionee’s options with performance-based vesting provisions: (a) the optionee will forfeit all such options that are not exercisable as of the date of death, disability or retirement, and (b) options that were exercisable as of the date of death, disability or retirement will remain exercisable until the earlier of (i) the date three years after such date, or (ii) the date the options expire in accordance with their terms.

In both cases, incentive stock options will not be exercisable for more than three months following an optionee’s death or retirement or more than one year following the termination of an optionee’s employment by reason of disability.

Upon termination by us of an optionee’s employment or service without cause, or upon termination of employment or service by the optionee for a reason other than death, disability or retirement, (a) an optionee will forfeit all of his or her options that had not yet become exercisable, and (b) options that were exercisable as of the date of the optionee’s termination will remain exercisable until the earlier of (i) the date 90 days after the date of termination, or (ii) the date the options expire in accordance with their terms. Upon termination of employment or service for cause, an optionee will immediately forfeit all of his or her outstanding options.

Stock Appreciation Rights

SAR grants may be either freestanding or tandem with option grants. Each SAR grant will be evidenced by an agreement that will specify the number of shares to which the SAR pertains, the grant price, the term of the SAR and such other provisions as the Committee shall determine.

The grant price of a freestanding SAR will not be less than 100% of the fair market value of ITT/ESI Common Stock on the grant date, and the grant price of a tandem SAR will equal the exercise price of the related option. The Committee will determine the term of each SAR that it grants under the 2006 Plan; however, the term may not exceed seven years from the date of grant.

A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. The exercise of all or part of a tandem SAR will result in the forfeiture of the right to purchase a number of shares under the related option equal to the number of shares with respect to which the SAR is exercised. The 2006 Plan also contains specified additional conditions on the exercise of a tandem SAR granted in connection with an incentive stock option. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes upon them; however, except as otherwise provided upon a termination of employment or service or in the event of a change in control or subsidiary disposition, no freestanding SARs may be exercisable prior to one year from the date of grant.

Upon exercise of a SAR, the holder will receive payment from us in an amount equal to the product of (i) the difference between the fair market value of ITT/ESI Common Stock on the date of exercise over the grant price and (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, shares of ITT/ESI Common Stock or a combination thereof.

If the employment or service of a holder of a SAR is terminated, the SAR will be treated in the same manner as options are treated, as described above under “—Stock Options.”

Restricted Stock and Restricted Stock Units

Each restricted stock or RSU grant will be evidenced by an agreement that specifies the applicable period of restriction, the number of restricted shares or RSUs granted, the vesting or settlement date, and such other provisions as the Committee determines.

The period of restriction applicable to an award of restricted stock or RSUs will be (a) at least three years in the case of a time-based period of restriction, and (b) at least one year in the case of a performance-based period of restriction.

Participants holding restricted stock may exercise full voting rights and will receive all regular cash dividends paid with respect to those shares. Except as otherwise determined by the Committee, all other distributions paid with respect to the restricted stock will be credited to the participant subject to the same restrictions on transferability and forfeitability as the underlying restricted stock.

When the applicable period of restriction on the restricted stock ends, the stock will become freely transferable, and the participant will be entitled to receive a certificate evidencing those shares. When the applicable period of restriction ends, RSUs will be settled and paid. The Committee shall determine whether the RSUs will be settled by delivery of shares or payment in cash of an amount equal to the fair market value of the shares on the settlement date, or a combination thereof.

With respect to restricted stock with a time-based period of restriction:

•	upon a participant’s death or disability, the period of restriction will lapse immediately;
•	upon a participant’s retirement, the participant will retain his or her unvested restricted stock and the period of restriction will lapse in accordance with its original terms; and
•	upon termination of a participant’s employment or service for any reason other than death, disability or retirement, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

With respect to restricted stock with a performance-based period of restriction, upon termination of a participant’s employment or service for any reason, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

With respect to RSUs with a time-based period of restriction, (a) upon a participant’s death, disability, or retirement, the period of restriction will lapse immediately, and the RSUs will be settled immediately thereafter, and (b) upon termination of a participant’s employment or service for any reason other than death, disability or retirement, the participant will forfeit all of his or her unvested RSUs. With respect to RSUs with a performance-based period of restriction, upon termination of a participant’s employment or service for any reason, the participant will forfeit all of his or her unvested RSUs.

On October 25, 2005, based on the recommendation of our Compensation Committee, our Board of Directors approved a change in the long-term incentive compensation paid to the non-employee Directors, subject to the approval of the 2006 Plan by our shareholders at the 2006 Annual Meeting of Shareholders. Currently, each non-employee Director annually receives a stock option under the 1999 Outside Directors Stock Option Plan to purchase 8,000 shares of ITT/ESI Common Stock on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting. If our shareholders approve the adoption by ITT/ESI of the 2006 Plan at the 2006 Annual Meeting of Shareholders, each non-employee Director will receive an annual grant of restricted shares of ITT/ESI Common Stock having a market value on the date of grant equal to $100,000 on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting, in lieu of receiving any stock option to purchase shares of ITT/ESI Common Stock under the 1999 Outside Directors Stock Option Plan. Any restricted stock award granted to a non-employee Director will have a three-year period of restriction.

Performance Shares and Performance Units

Each grant of performance shares and performance units will be evidenced by an agreement that specifies the number granted, the applicable performance measures and performance periods, and such other provisions as the Committee determines. Except as otherwise provided in the applicable award agreement, upon termination of employment or service or upon a change in control or subsidiary disposition, the performance period for performance shares and performance units must be at least one year.

A participant will not have voting rights or other rights as a shareholder with respect to the shares subject to an award of performance shares or performance units until the time, if at all, when shares are issued to the participant pursuant to the terms of the applicable award agreement.

As soon as practicable following the completion of the performance period applicable to outstanding performance shares or performance units, the Committee will certify in writing the extent to which the applicable performance measures have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement. The Committee, in its sole discretion as specified in the award agreement, may pay earned performance shares or performance units by delivery of shares or by payment in cash or a combination thereof.

If a participant terminates employment or service with us for any reason prior to the end of the performance period respecting an award of performance shares or performance units, the participant will forfeit any and all right to payment under the performance shares or performance units.

Other Stock-Based Awards

The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares based on attainment of performance measures, payment of shares as a bonus or in lieu of cash based on attainment of performance measures, and the payment of shares in lieu of cash under other of our incentive or bonus programs.

Except as otherwise provided in the applicable award agreement, upon a termination of employment or service or upon a change in control or subsidiary disposition, other stock-based awards will have a minimum period of restriction of three years, which period may, in the Committee’s discretion, lapse on a pro-rated, graded, or cliff (i.e., all at once) basis. However, in the Committee’s discretion, up to 5% of the shares available for issuance as full-value awards under the 2006 Plan may have a shorter period of restriction, but in no case less than one year. Moreover, an award of payment in shares in lieu of cash under other of our incentive or bonus programs, or awards to non-employee Directors as part of their retainer or other Board fees, will not be subject to the minimum period of restriction limitations described above and will not be applied against or included when calculating the 5% limitation.

The Committee may determine to pay a non-employee Director’s regular annual retainer, retainer for Board committee memberships, retainer for chairperson duties, fees for attendance at Board or Board committee meetings, or any other retainers or fees in the form of an other stock-based award under the 2006 Plan. The Committee may also determine to permit the non-employee Directors to elect whether to receive all or a portion of such retainers and fees in the form of an other stock-based award. Any such other stock-based awards would not be subject to any restrictions (other than restrictions applicable to “affiliates” of ITT/ESI). On January 24, 2006, our Board of Directors determined that, effective January 1, 2007, our non-employee Directors’ annual retainer will be paid entirely in shares of ITT/ESI Common Stock, which will be granted under the 2006 Plan if approved by our shareholders.

Performance-Based Awards

The Committee may grant awards that are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the IRC. For any such award, the Committee will establish the goals to be used within 90 days after the commencement of the performance period, or, if the number of days in the performance period is less than 90, the number of days equal to 25% of the performance period applicable to such award. Pursuant to the 2006 Plan, “performance measures” means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals: total shareholder return; stock price; net customer sales; volume; gross profit; gross margin; operating profit; operating margin; management profit; earnings from continuing operations before income taxes; earnings from continuing operations; earnings per share from continuing operations; net operating profit after tax; net earnings; net earnings per share; return on assets; return on investment; return on equity; return on invested capital; cost of capital; average capital employed; cash flow; cash flow from operations; working capital; working capital as a percentage of net customer sales; asset growth; asset turnover; market share; student enrollment; new student enrollment; continuing students; total students; compound annual growth rate; internal rate of return; graduate employment rate; and financial aid packaging percentage.

The Committee may establish performance measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade levels, or positions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In addition, unless otherwise determined by the Committee, measurement of performance measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC.

Non-Transferability of Awards

Awards granted under the 2006 Plan will not be assignable or transferable by the participant, except by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant or the participant’s guardian or legal representative.

Change in Control, Cash-Out and Subsidiary Disposition

Except as otherwise provided in the applicable award agreement, if we experience a change in control (as defined in the 2006 Plan):

•	any and all outstanding stock options and SARs granted under the 2006 Plan with time-based vesting provisions will become immediately exercisable;
•	any restrictions imposed on restricted stock, RSUs and other stock-based awards granted under the 2006 Plan with time-based vesting provisions will lapse; and
•	any and all performance shares, performance units and other awards (if performance-based) granted under the 2006 Plan will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the change in control, if determinable, or (b) at the target level, if not determinable.

In addition, the Committee may, in its sole discretion, determine that: (a) all outstanding stock options and SARs will be terminated upon the occurrence of a change in control and that each participant will receive, with respect to each share subject to the options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option’s exercise price or the SAR’s grant price; and (b) options and SARs outstanding as of the date of the change in control may be cancelled and terminated without payment, if the consideration payable in connection with the change in control is less than the option’s exercise price or the SAR’s grant price.

Further, the Committee has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the 2006 Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the awards, in connection with a disposition of a subsidiary of ours, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition.

Amendment, Suspension and Termination of the 2006 Plan

Our Board of Directors may amend, suspend or terminate the 2006 Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with the NYSE listing standards or applicable laws. In addition, no amendment, suspension or termination may adversely impact an award previously granted without the consent of the participant to whom such award was granted unless required by applicable law.

Future Benefits Under the 2006 Plan

Future benefits under the 2006 Plan are not currently determinable. During 2005, stock options were granted under the 1997 ITT Educational Services, Inc. Incentive Stock Plan to our Named Executive Officers, as set forth in the table captioned “Option Grants in Last Fiscal Year” below. See “Compensation of Executive Officers and Directors—Equity Compensation Plans—Option Grants in Last Fiscal Year.” In addition, stock options were granted during the year to all executive officers as a group to purchase 318,105 shares of ITT/ESI Common Stock at a weighted-average exercise price of $52.08 per share. Stock options were granted to all other employees as a group to purchase 512,880 shares of ITT/ESI Common Stock at a weighted-average exercise price of $51.29 per share. In addition, during 2005, stock options were granted to our non-employee Directors as a group to purchase 64,000 shares of ITT/ESI Common Stock at a weighted-average exercise price of $43.76 per share under the 1999 Outside Directors Stock Option Plan.

U.S. Federal Income Tax Treatment

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the 2006 Plan. The summary is based on existing U.S. laws and regulations, and we cannot assure you that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options.  An incentive stock option results in no taxable income to the optionee and no deduction to ITT/ESI at the time it is granted or exercised. The excess of the fair market value of the shares acquired over the option price, however, is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a “disqualifying disposition”), however, then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, ITT/ESI will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options.  A nonqualified stock option results in no taxable income to the optionee and no deduction to ITT/ESI at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to ITT/ESI in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a nonqualified stock option is exercised by tendering previously owned shares of ITT/ESI Common Stock in payment of the option price, then, instead of the treatment described immediately above, the following generally will apply:

•	the optionee will be considered to have received, in a tax-free exchange, a number of new shares equal to the number of previously owned shares tendered by the optionee in payment of the option price;
•	the optionee’s basis and holding period for those new shares will be equal to the basis and holding period of the previously owned shares;
•	the optionee will have compensation income equal to the fair market value on the date of exercise of the excess shares (that is, the number of new shares received in total upon the exercise of the nonqualified option, less the number of previously owned shares that were tendered);
•	the optionee’s basis in those excess shares will be equal to the amount of that compensation income;
•	subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to ITT/ESI in the year of exercise in an amount equal to that compensation income; and
•	the holding period of those excess shares will begin on the date of exercise.

Any gain (or loss) upon subsequent disposition of the new shares or the excess shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Stock Appreciation Rights.  Generally, the recipient of a freestanding SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to ITT/ESI upon the grant or termination of SARs. Upon the settlement of a SAR, however, ITT/ESI will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units.  A participant generally will not have taxable income upon grant of restricted stock, RSUs, performance shares, or performance units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid by the participant for the restricted stock, RSUs, performance shares or performance units. For restricted stock only, a participant instead may elect to be taxed at the time of grant. In each of these cases, ITT/ESI will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Stock-Based Awards.  A participant generally will recognize income upon receipt of the shares subject to the award (or, if later, at the time of vesting of such shares), and ITT/ESI will generally be entitled to a corresponding federal income tax deduction at the same time.

Section 409A.  Section 409A of the IRC provides certain requirements for deferred compensation arrangements. Although the full scope of Section 409A is not yet clear, it may limit the flexibility under the 2006 Plan with respect to certain types of awards. If the requirements of Section 409A are not complied with, the recipient of an award could be subject to tax on the award, and an additional 20% tax, at the time the award is granted or vested. The 2006 Plan is intended to comply with the requirements of Section 409A, and the 2006 Plan provides that any provision thereof that would cause it or any award granted under the 2006 Plan to fail to satisfy Section 409A will have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Section 162(m).  Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next four most highly compensated executive officers. Under Section 162(m) of the IRC, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. The 2006 Plan has been designed, however, to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the IRC, thereby permitting the Company to receive a federal income tax deduction in connection with such awards even to the extent that they exceed $1,000,000.

The Board of Directors recommends a vote FOR approval of the adoption of the 2006 ITT Educational Services, Inc. Equity Compensation Plan.

PROPOSAL THREE: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2006

The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP (“PWC”) to serve as our independent registered public accounting firm for the year ending December 31, 2006. This firm has audited our financial statements since 1994. Although shareholder ratification of the selection of PWC to serve as our independent registered public accounting firm is not legally required, our Board of Directors has determined to afford our shareholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to our shareholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of PWC. If a majority of the shares represented at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of PWC, the Audit Committee will consider the facts and circumstances surrounding the vote and may reconsider such appointment. Notwithstanding this selection, and the ratification of this selection by shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests. A representative of PWC is not expected to be present at the meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for our financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. PWC, who is our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Committee has reviewed and discussed with our management and PWC the audited financial statements for our 2005 fiscal year. The Committee also has reviewed and discussed with our management and PWC our management’s report and PWC’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees). This discussion involved certain information relating to PWC’s judgments about the quality, not just the acceptability, of our accounting principles and included such other matters as are required to be discussed with the Committee under standards established by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee also received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PWC its independence from us and our management. In addition, the Committee considered whether PWC’s independence would be jeopardized by providing non-audit services to us.

In reliance on the review and discussions referred to above, the Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements for our 2005 fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Audit Committee

John F. Cozzi

John E. Dean

Samuel L. Odle

Vin Weber

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report shall not be incorporated by reference in any such filings.

Audit Fees

In aggregate, PWC billed us $653,000 in fees for the following audit services rendered by PWC:

•	auditing our annual consolidated financial statements for our 2005 fiscal year;
•	reviewing our financial statements included in our quarterly reports on Form 10-Q which were filed with the SEC in our 2005 fiscal year;
•	internal control reviews and assistance with internal control reporting requirements in 2005;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) in 2005; and
•	other audit services in connection with statutory and regulatory filings or engagements for our 2005 fiscal year.

In aggregate, PWC billed us $3,084,250 in fees for the following audit services rendered by PWC:

•	auditing our annual consolidated financial statements for our 2004 fiscal year;
•	extended audit procedures in 2004 related to the DOJ investigation of us, the inquiry initiated by the SEC into the allegations investigated by the DOJ, and the securities class action and shareholder derivative lawsuits filed against us, certain of our current and former executive officers and each of our Directors (See “Proposal One: Election of Directors — Shareholder Derivative Lawsuits.”);
•	reviewing our financial statements included in our quarterly reports on Form 10-Q which were filed with the SEC in our 2004 fiscal year;
•	internal control reviews and assistance with internal control reporting requirements in 2004;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) in 2004; and
•	other audit services in connection with statutory and regulatory filings or engagements for our 2004 fiscal year.

Audit-Related Fees

In aggregate, PWC billed us $56,000 in fees for services rendered by PWC in 2005 that were related to the performance of the audit or review of our financial statements and are not reported above in “—Audit Fees.” The nature of those services included, without limitation:

•	financial statement audits of our employee benefit plans; and
•	assistance with respect to accounting, financial reporting and disclosure treatment of transactions or events, including:
•	consultations with us;
•	assistance with understanding and implementing related final and proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE; and
•	helping us assess the actual or potential impact of final or proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE.

In aggregate, PWC billed us $53,000 in fees for services rendered by PWC in 2004 that were related to the performance of the audit or review of our financial statements and are not reported above in “—Audit Fees.” The nature of those services included, without limitation:

•	financial statement audits of our employee benefit plans; and
•	assistance with respect to accounting, financial reporting and disclosure treatment of transactions or events, including:
•	consultations with us;
•	assistance with understanding and implementing related final and proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE; and
•	helping us assess the actual or potential impact of final or proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE.

Tax Fees

In aggregate, PWC billed us $156,140 for tax services rendered by PWC in 2005. The nature of those services included, without limitation:

•	the preparation and/or review of original and amended income, franchise and other tax returns, claims for refund and tax payment-planning services with respect to international, federal, state and local tax authorities;
•	assistance with tax audits and appeals before federal, state and local tax authorities;
•	tax advice and assistance related to employee benefit plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities; and
•	requests for rulings or technical advice from tax authorities.

In aggregate, PWC billed us $132,263 for tax services rendered by PWC in 2004. The nature of those services included, without limitation:

•	the preparation and/or review of original and amended income, franchise and other tax returns, claims for refund and tax payment-planning services with respect to international, federal, state and local tax authorities;
•	assistance with tax audits and appeals before federal, state and local tax authorities;
•	tax advice and assistance related to employee benefit plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities; and
•	requests for rulings or technical advice from tax authorities.

All Other Fees

PWC billed us $0 in fees for services rendered by PWC in 2005 and 2004, other than the services reported above in “—Audit Fees,” “—Audit-Related Fees” and “—Tax Fees.”

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted a policy that sets forth the procedures and conditions pursuant to which services proposed to be performed by our independent registered public accounting firm may be pre-approved by the Audit Committee. Under the Audit Committee’s policy, unless a type of service has received pre-approval by the Audit Committee without consideration of specific case-by-case services (“general pre-approval”), it requires specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one is necessarily determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any audit and non-audit services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise and except that the pre-approvals related to an audit of our annual consolidated financial statements will last until that audit is completed. The Audit Committee annually reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee may add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by our independent registered public accounting firm to our management. The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chairperson of the Audit Committee with respect to any requests for services to be performed by our independent registered public accounting firm that cannot be delayed without inconvenience until the next scheduled Audit Committee meeting.

Pre-approval fee levels or budgeted amounts for all services to be provided by our independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding those levels or amounts require specific pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific approval by the Audit Committee are submitted to our Chief Financial Officer and must include a detailed description of the services to be rendered. Our Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by both our independent registered public accounting firm and Chief Financial Officer.

All of the fees reported above in “—Audit Fees,” “—Audit-Related Fees” and “—Tax Fees” for services rendered by PWC in our 2005 fiscal year were pre-approved by the Audit Committee.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Audit services include all services performed to comply with the PCAOB’s standards, including, without limitation, the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by our independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent registered public accounting firm’s report on management’s report on internal control over financial reporting. The Audit Committee monitors the audit services engagement as necessary and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, our structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval of other audit services, which are those services that only our independent registered public accounting firm reasonably can provide. Other audit services include: statutory audits (such as federal and state student financial aid compliance audits) or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings; and consultations with our management concerning accounting, financial reporting or treatment of transactions or events.

Any audit services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Since the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to audit-related services. Audit-related services include, among others:

•	due diligence services pertaining to potential business acquisitions/dispositions;
•	consultations concerning accounting, financial reporting or disclosure treatment of transactions or events not classified as “audit services”;
•	assistance with understanding and implementing new and proposed accounting and financial reporting guidance from rulemaking authorities;

•	financial statement audits of employee benefit plans;
•	assistance with assessing the actual or potential impact of final or proposed rules, standards or interpretations;
•	agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters;
•	internal control reviews and assistance with internal control reporting requirements;
•	attest services not required by statute or regulation;
•	information systems reviews not performed in connection with the financial statement audit;
•	subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements;
•	review of the effectiveness of the internal audit function;
•	general assistance with understanding and implementing requirements of SEC rules and stock exchange listing standards; and
•	consultations and audits in connection with acquisitions.

Any audit-related services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit-related services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

Tax services include: tax compliance, planning and advice; and tax only valuation services, including transfer pricing and cost segregation. Since the Audit Committee believes that the provision of tax services does not impair our independent registered public accounting firm’s independence, and the SEC has stated that the independent registered public accounting firm may provide such services, the Audit Committee believes it may grant general pre-approval to tax services. The Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by our registered public accounting firm, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the IRC and related regulations. The Audit Committee will consult with our Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with the policy.

Any tax services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All tax services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

The Audit Committee believes, based on the SEC’s rules prohibiting the registered public accounting firm from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, would not impair the independence of our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

Any other services that the Audit Committee pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other services not reflected in the Audit Committee’s meeting minutes must be specifically pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our executive officers and Directors, and persons who own more than 10% of ITT/ESI Common Stock, to file reports of ownership with the SEC. These persons also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during 2005, all of our executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.

EXECUTIVE OFFICERS

Name	Age	Position

Rene R. Champagne	64	Chairman and Chief Executive Officer

Kevin M. Modany	39	President and Chief Operating Officer

Jeffrey R. Cooper	54	Senior Vice President, Chief Compliance Officer

Clark D. Elwood	45	Senior Vice President, General Counsel and Secretary

Nina F. Esbin	49	Senior Vice President, Human Resources

Eugene W. Feichtner	50	Senior Vice President, Operations

Daniel M. Fitzpatrick	46	Senior Vice President, Chief Financial Officer

Rene R. Champagne has served as Chairman of ITT/ESI since October 1994 and Chief Executive Officer of ITT/ESI since September 1985. From September 1985 through December 2001, he also served as President of ITT/ESI. Mr. Champagne has been a Director of ITT/ESI since October 1985.

Kevin M. Modany has served as President and Chief Operating Officer of ITT/ESI since May 2005. From January 2003 through May 2005, he served as Chief Financial Officer of ITT/ESI. From July 2002 through April 2005, Mr. Modany served as Senior Vice President of ITT/ESI. From June 2002 through December 2002, he served as Director of Finance of ITT/ESI. Mr. Modany served as chief financial officer, chief operating officer and director of Cerebellum Software, Inc., a software development and professional services company, from October 2000 through May 2002.

Jeffrey R. Cooper has served as Senior Vice President, Chief Compliance Officer of ITT/ESI since November 2004. Mr. Cooper served as vice president of Great American Financial Resources, Inc. (“GAFR”), the holding company for the annuity and life insurance operations of American Financial Group, from June 1999 through October 2004, and as chief compliance officer of GAFR from June 1997 through October 2004.

Clark D. Elwood has served as Senior Vice President of ITT/ESI since December 1996, Secretary of ITT/ESI since October 1992 and General Counsel of ITT/ESI since May 1991.

Nina F. Esbin has served as Senior Vice President, Human Resources of ITT/ESI since January 2004. From January 2003 through December 2003, she served as Vice President, Director Human Resources of ITT/ESI. Ms. Esbin was self-employed as a human resources consultant from December 2001 through December 2002. She served as senior vice president, human resources of RealMed Corporation, a healthcare technology company, from March 2000 through November 2001.

Eugene W. Feichtner has served as Senior Vice President, Operations of ITT/ESI since March 2004. From March 2002 through February 2004, he served as Vice President, National Operations Director of ITT/ESI. Mr. Feichtner served as a District Manager of ITT/ESI from June 1989 through February 2002.

Daniel M. Fitzpatrick has served as Senior Vice President, Chief Financial Officer of ITT/ESI since June 2005. From July 1998 through May 2005, he served as senior vice president and controller of Education Management Corporation, a provider of postsecondary education.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during each of the last three fiscal years to our Chief Executive Officer and each of our four other most highly compensated executive officers, based on salary and bonus earned during the 2005 fiscal year (the “Named Executive Officers”).

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation						Securities Underlying Options (3)
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation(2)		Number	Dollar Value(4)		All Other Compensation(5)			Total Compensation(6)
(a)	(b)	(c)		(d)		(e)		(f)	(g)		(h)			(i)
Rene R. Champagne Chairman and Chief Executive Officer	2005 2004 2003	$ $ $	520,004 481,669 437,750	$ $ $	530,000 775,000 1,100,000	$ $ $	52,617 33,581 30,276	135,000 125,000 135,000	$ $ $	2,615,994 3,353,750 1,633,500	$ $ $	300,368 324,601 225,484		$ $ $	4,018,983 4,968,601 3,427,010

Kevin M. Modany President and Chief Operating Officer	2005 2004 2003	$ $ $	279,427 203,367 191,142	$ $ $	217,000 198,000 268,380	$ $ $	21,749 15,547 10,510	74,540 27,000 20,000	$ $ $	1,433,171 724,410 242,000	$ $ $	25,311 23,127 14,318		$ $ $	1,976,658 1,164,451 726,350

Clark D. Elwood Senior Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	221,454 193,953 183,775	$ $ $	126,500 178,000 243,804	$ $ $	11,539 7,837 6,843	39,890 27,000 30,000	$ $ $	781,222 724,410 363,000	$ $ $	52,211 51,717 41,658		$ $ $	1,192,926 1,155,917 839,080

Eugene W. Feichtner Senior Vice President, Operations	2005 2004 2003	$ $ $	187,455 175,717 154,599	$ $ $	95,000 146,852 192,572	$ $ $	10,907 9,956 8,389	30,640 18,000 15,000	$ $ $	600,986 482,940 181,500	$ $ $	58,405 58,893 30,045		$ $ $	952,753 874,358 567,105

Daniel M. Fitzpatrick(7) Senior Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	134,523 0 0	$ $ $	87,300 0 0	$ $ $	5,243 0 0	38,035 0 0	$ $ $	722,500 0 0	$ $ $	29,167 0 0	(8)	$ $ $	978,733 0 0

(1)	Except as otherwise noted, amounts shown represent bonus compensation accrued in the stated year and paid in the subsequent year. Amounts shown include any portion of the bonus compensation that may have been deferred by the Named Executive Officers under the ESI Executive Deferred Compensation Plan. Any deferred bonus compensation accrues interest at the rate of 6% compounded annually. See “—Equity Compensation Plan—ESI Executive Deferred Bonus Compensation Plan.”
(2)	Amounts shown represent:

•	Employer cost for employee benefits, including medical and dental benefits, vision insurance, life insurance, business travel and accident insurance, short-term disability insurance, long-term disability insurance, retiree life insurance, ITT Technical Institute tuition discount for family members, and interest accrued on any deferred bonus compensation (“Benefits”). The amounts of the employer cost of the Benefits provided to the Named Executive Officers in the years indicated were as follows:

Named Executive Officer	2005	2004	2003
Rene R. Champagne	$20,417	$7,725	$6,956
Kevin M. Modany	$9,852	$8,719	$7,796
Clark D. Elwood	$9,239	$7,685	$6,843
Eugene W. Feichtner	$9,650	$8,674	$7,721
Daniel M. Fitzpatrick	$2,903	$0	$0

•	Employer cost of perquisites, including use of a company car, tax return and financial planning allowance and event tickets (“Perquisites”). The amounts of the employer cost of the Perquisites provided to the Named Executive Officers in the years indicated were as follows:

Named Executive Officer	2005		2004		2003
Rene R. Champagne	$32,200	(9)	$25,856	(10)	$23,320	(11)
Kevin M. Modany	$11,897		$6,828		$2,714
Clark D. Elwood	$2,300		$152		$0
Eugene W. Feichtner	$1,257		$1,282		$668
Daniel M. Fitzpatrick	$2,340		$0		$0

(3)	Nonqualified stock options relate solely to shares of ITT/ESI Common Stock. None of the Named Executive Officers has received any SARs or restricted stock from ITT/ESI.
(4)	The dollar value for the stock options is based on the fair value of the stock options on the date of grant calculated in accordance with our binomial model. The amounts ultimately realized by the Named Executive Officer will depend on the price of ITT/ESI Common Stock in the future and may be quite different from the values shown.
(5)	Except as otherwise specified, amounts shown represent:

•	Employer contributions under the ESI 401(k) Plan, a defined contribution plan. See “—Pension and Savings Plans—ESI 401(k) Plan.” All employer contributions to the ESI 401(k) Plan: (a) were made to the ITT/ESI Common Stock fund prior to March 19, 2004, except as otherwise directed by participants in accordance with the plan terms; and (b) have been made to the other investment funds as directed by the participants since March 19, 2004. The amounts of the employer contributions made under the ESI 401(k) Plan for the benefit of the Named Executive Officers in the years indicated were as follows:

Named Executive Officer	2005	2004	2003
Rene R. Champagne	$4,337	$3,900	$3,600
Kevin M. Modany	$7,065	$6,101	$5,734
Clark D. Elwood	$6,069	$5,574	$5,143
Eugene W. Feichtner	$4,203	$3,900	$3,600
Daniel M. Fitzpatrick	$1,763	$0	$0

•	Employer contributions under the ESI Excess Savings Plan, an unfunded nonqualified retirement plan, and the interest accrued on the balance. See “—Pension and Savings Plans—ESI Excess Savings Plan.” The amounts of the employer contributions made and the interest accrued under the ESI Excess Savings Plan for the benefit of the Named Executive Officers in the years indicated were as follows:

Named Executive Officer	2005	2004	2003
Rene R. Champagne	$26,145	$23,295	$11,777
Kevin M. Modany	$0	$0	$0
Clark D. Elwood	$1,050	$621	$623
Eugene W. Feichtner	$237	$0	$0
Daniel M. Fitzpatrick	$0	$0	$0

•	Employer contributions under the ESI Pension Plan, a cash balance defined benefit plan, and the interest accrued on the balance. See “—Pension and Savings Plans—ESI Pension Plan.” The amounts of the employer contributions made and the interest accrued under the ESI Pension Plan for the benefit of the Named Executive Officers in the years indicated were as follows:

Named Executive Officer	2005	2004	2003
Rene R. Champagne	$46,745	$43,215	$39,895
Kevin M. Modany	$8,162	$7,535	$6,000
Clark D. Elwood	$24,431	$22,588	$19,909
Eugene W. Feichtner	$36,531	$33,765	$26,445
Daniel M. Fitzpatrick	$0	$0	$0

•	Employer contributions under the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan, and the interest accrued on the balance. See “—Pension and Savings Plans—ESI Excess Pension Plan.” The amounts of the employer contributions made and the interest accrued under the ESI Excess Pension Plan for the benefit of the Named Executive Officers in the years indicated were as follows:

Named Executive Officer	2005	2004	2003
Rene R. Champagne	$223,141	$254,191	$170,212
Kevin M. Modany	$10,084	$9,491	$2,584
Clark D. Elwood	$20,661	$22,934	$15,983
Eugene W. Feichtner	$17,434	$21,228	$0
Daniel M. Fitzpatrick	$0	$0	$0

(6)	Amounts shown represent the sum of the values for each compensation element shown in columns (c), (d), (e), (g) and (h).
(7)	Mr. Fitzpatrick began his employment with us in June 2005.
(8)	$27,404 of this amount represent relocation expenses incurred by Mr. Fitzpatrick that we reimbursed at the time Mr. Fitzpatrick began his employment with us.
(9)	The components of this amount that are equal to or greater than $10,000 include: $16,055 for the total lease payments paid by us on the company car used by Mr. Champagne; and $10,600 for the total amount reimbursed by us to Mr. Champagne under his tax return and financial planning allowance.
(10)	The component of this amount that is equal to or greater than $10,000 includes: $18,143 for the total lease payments paid by us on the company car used by Mr. Champagne.
(11)	The component of this amount that is equal to or greater than $10,000 includes: $16,873 for the total lease payments paid by us on the company car used by Mr. Champagne.

Compensation of Directors

We do not compensate any Director who is an employee of ours for service as a member of our Board of Directors or any standing committee of our Board of Directors. Prior to April 2005, compensation for non-employee Directors consisted of:

•	an annual retainer of $40,000;
•	a meeting fee of $1,000 for each Board meeting attended; and
•	a meeting fee of $1,000 for each standing committee meeting attended.

Since April 2005, the compensation for non-employee Directors consists of:

•	an annual retainer of $40,000;
•	a meeting fee of $1,500 for each Board meeting attended;

•	a meeting fee of $2,000 for each standing committee meeting attended by the chairperson of the committee; and
•	a meeting fee of $1,500 for each standing committee meeting attended by a member of the committee, other than the chairperson.

Beginning in January 2007, the compensation for non-employee Directors will consist of an annual retainer of $60,000 payable in shares of ITT/ESI Common Stock, with no separate meeting fees.

The following table shows the cash amounts paid to each non-employee Director for their service on our Board of Directors in 2005.

	Annual Retainer(1)	Board Meeting Fees	Committee Meeting Fees	Total Cash Compensation
Rand V. Araskog	$40,000	$6,000	$4,500	$50,500
John F. Cozzi	$40,000	$8,500	$10,000	$58,500
John E. Dean	$40,000	$8,500	$8,000	$56,500
James D. Fowler, Jr	$40,000	$8,500	$11,000	$59,500
Joanna T. Lau	$40,000	$8,500	$10,500	$59,000
Harris N. Miller(2)	$40,000	$8,500	$8,000	$56,500
Samuel L. Odle(3)	$0	$0	$0	$0
Daniel P. Weadock(4)	$40,000	$5,500	$5,000	$50,500
Vin Weber	$40,000	$7,500	$7,500	$55,000

(1)	Represents the cash value of the annual retainer paid to the non-employee Director, regardless of whether all or a portion of the retainer was paid in cash or shares of ITT/ESI Common Stock. See “—Equity Compensation Plans—ESI Non-Employee Directors Deferred Compensation Plan.”
(2)	Mr. Miller resigned from our Board of Directors effective January 9, 2006.
(3)	Mr. Odle did not become a Director until January 24, 2006.
(4)	Mr. Weadock passed away on July 12, 2005.

We also reimburse Directors for reasonable, out-of-pocket travel expenses related to attending Board and committee meetings and other business of the Board.

In 2005, each non-employee Director also received a stock option to purchase 8,000 shares of ITT/ESI Common Stock on the tenth business day following the annual meeting of shareholders, provided that the non-employee Director served in that capacity both before and after the annual meeting. See “—Equity Compensation Plans—1999 Outside Directors Stock Option Plan.” Beginning in 2006, each non-employee Director will receive an annual grant of restricted shares of ITT/ESI Common Stock in an amount approved from time-to-time by our Board of Directors, in lieu of receiving any stock option to purchase shares of ITT/ESI Common Stock, if our shareholders approve the adoption of the 2006 Plan at the 2006 Annual Meeting of Shareholders (See “Proposal Two: Approve the Adoption by ITT/ESI of the 2006 ITT Educational Services, Inc. Equity Compensation Plan”). The restricted stock would be paid to each non-employee Director on the tenth business day following the annual meeting of shareholders, provided that the non-employee Director served in that capacity both before and after the annual meeting. In 2006, the value of the restricted stock that would be paid to each of the non-employee Directors would be approximately $100,000.

Equity Compensation Plans

1994 Stock Plan.  On December 16, 1994, our shareholders approved the ITT Educational Services, Inc. 1994 Stock Option Plan (the “1994 Stock Plan”), which became effective on December 27, 1994 and expired on December 29, 2004. The 1994 Stock Plan provided for awards of nonqualified stock options to our key employees. An aggregate of 810,000 shares of ITT/ESI Common Stock were reserved for issuance for option awards under the 1994 Stock Plan, subject to adjustment in certain events and as adjusted for the:

(a) three-for-two stock split declared on March 22, 1996 that became effective on April 15, 1996 (the “April 1996 Stock Split”); (b) three-for-two stock split declared on October 8, 1996 that became effective on November 4, 1996 (the “November 1996 Stock Split”); and (c) two-for-one stock split declared on May 10, 2002 that became effective on June 6, 2002 (the “2002 Stock Split”).

The 1994 Stock Plan was administered by the Compensation Committee. Subject to the limitations set forth in the 1994 Stock Plan, the Compensation Committee had the authority to select the persons to whom awards could be made, to designate the number of shares to be covered by each award, to establish vesting schedules and, subject to certain restrictions, to specify other terms of the awards, including the status of awards subsequent to the termination of a participant’s employment with us. Awards of options are not transferable other than by will or pursuant to the laws of descent and distribution.

The exercise price of a stock option awarded under the 1994 Stock Plan could not be less than 100% of the fair market value of the ITT/ESI Common Stock on the date of the award. No option may be exercised prior to one year after the award date. Subject to the discretion of the Compensation Committee, stock options granted under the 1994 Stock Plan will generally expire upon the termination of an employee’s employment for reasons other than death, disability or retirement. Notwithstanding the foregoing, the Compensation Committee has the authority to establish different terms and conditions relating to the exercise of an option subsequent to the termination of a participant’s employment. The maximum term of a stock option awarded under the 1994 Stock Plan is ten years and two days from the date of the award. The shares of ITT/ESI Common Stock issued upon the exercise of a stock option under the 1994 Stock Plan may be made available from treasury shares or authorized but unissued shares.

No individual could receive options for more than 135,000 shares of ITT/ESI Common Stock under the 1994 Stock Plan in any given calendar year, as adjusted for the (a) April 1996 Stock Split, (b) November 1996 Stock Split and (c) 2002 Stock Split. The option price may be paid (a) by check, (b) in ITT/ESI Common Stock, (c) through a simultaneous sale through a broker of ITT/ESI Common Stock acquired upon the exercise of the stock option or (d) by any combination of the foregoing.

Due to the expiration of the 1994 Stock Plan on December 29, 2004, the Compensation Committee has not granted any stock options under the 1994 Stock Plan since that date.

1997 Stock Plan.  On May 13, 1997, our shareholders approved the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the “1997 Stock Plan”), which became effective on the same date and provides for the grant of stock options that are intended to qualify as “incentive stock options” under Section 422 of the IRC. It also provides for the grant of nonqualified stock options, SARs, performance shares and restricted stock, or any combination of the foregoing, as the Compensation Committee may determine, as well as substitute stock options, SARs and restricted stock (collectively, including incentive stock options, “Awards”). The 1997 Stock Plan will expire on May 13, 2007.

Recipients of Awards under the 1997 Stock Plan must be, or have been at the time of grant, key employees (including any officer or director who is also an employee) whose responsibilities and decisions directly affect our performance or the performance of any of our subsidiaries or other affiliates. We presently have approximately 150 employees who fall within the category of key employees and may be considered for Awards under the 1997 Stock Plan.

The 1997 Stock Plan contains a formula for establishing an annual limit on the number of shares which may be awarded (or with respect to which non-stock Awards may be made) in any given calendar year (the “Annual Limit”). The Annual Limit formula is expressed as a percentage of the total issued and outstanding ITT/ESI Common Stock as of the year end immediately preceding the year of the Awards (the “Plan Year”). Under the Annual Limit formula, the maximum number of shares of ITT/ESI Common Stock for which Awards may be granted in each Plan Year is 1.5% of the total of the issued and outstanding shares of ITT/ESI Common Stock as reported in our Annual Report on Form 10-K for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year is carried forward and made available for Awards in succeeding Plan Years. In addition, in no event will more than 8,100,000 shares of ITT/ESI Common Stock be cumulatively available for Awards of incentive stock options under the 1997 Stock Plan (subject to adjustments in certain events and as adjusted for the 2002 Stock Split), and provided further, no more than 20% of the total number of shares available on a cumulative basis will be available for restricted stock and performance share Awards. For any Plan Year, no individual employee may receive stock options for more than 135,000 shares, as adjusted for the 2002 Stock Split. Subject to the above limitations, shares of ITT/ESI Common Stock issued under the 1997 Stock Plan may be made available from the authorized but unissued ITT/ESI Common Stock, from treasury stock or from shares purchased on the open market.

The Compensation Committee administers the 1997 Stock Plan and makes determinations with respect to the designation of those employees who shall receive Awards, the number of shares to be covered by options, SARs and restricted stock awards, the exercise price of options (which may not be less than 100% of the fair market value of ITT/ESI Common Stock on the date of grant), other option terms and conditions and the number of performance shares to be granted and the applicable performance objectives. The Compensation Committee may impose such additional terms and conditions on an Award as it deems advisable.

Incentive stock options and related SARs under the 1997 Stock Plan must expire within ten years after grant; nonqualified stock options and related SARs will expire not more than ten years and two days after grant. The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options that become exercisable for the first time by an employee in any calendar year may not exceed $100,000. No SAR may be exercised until at least six months after it is granted. The exercise price for options and SARs must be at least equal to the fair market value of the ITT/ESI Common Stock on the date of grant. The exercise price for options must be paid to us at the time of exercise and, in the discretion of the Compensation Committee, may be paid in the form of cash or already-owned shares of ITT/ESI Common Stock or a combination thereof. An option may be exercised only by the employee who received the option (or his or her estate or designated beneficiary), no later than three months after his or her termination of employment (or for longer periods as determined by the Compensation Committee if termination is caused by retirement, total disability or death, but in no event later than the expiration of the original term of the option). If an optionee voluntarily resigns or is terminated for cause, the options and SARs are canceled immediately.

Performance shares under the 1997 Stock Plan are contingent rights to receive future payments based on the achievement of individual or company performance objectives as prescribed by the Compensation Committee. The maximum number of performance shares that may be granted to any employee in any given year is 100,000. The amounts paid will be based on actual performance over a period from two to five years, as determined by the Compensation Committee, using one or more of the following objective criteria, as it deems appropriate: our earnings per share, return on equity, cash flow or total shareholder return. Payments may be made in the form of shares of ITT/ESI Common Stock, cash or a combination of ITT/ESI Common Stock and cash. The ultimate payments are determined by the number of shares earned and the price of ITT/ESI Common Stock at the end of the performance period. In the event an employee terminates employment during such a performance period, the employee will forfeit any right to payment. In the case of retirement, total disability, death or cases of special circumstances, however, the employee may, in the discretion of the Compensation Committee, be entitled to an Award prorated for the portion of the performance period during which he or she was employed by us.

Restricted shares of ITT/ESI Common Stock awarded under the 1997 Stock Plan will be issued subject to a restriction period set by the Compensation Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by us. The Compensation Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Compensation Committee, in the event of the awardee’s retirement, total disability, death or in cases of special circumstances.

During 2005, the Compensation Committee granted nonqualified stock options under the 1997 Stock Plan to the Named Executive Officers to purchase an aggregate of 318,305 shares of ITT/ESI Common Stock, as specified in the following table:

Grant Date	Number of Shares of ITT/ESI Common Stock	Exercise Price Per Share
February 2, 2005	144,700	$49.74
May 4, 2005	12,000	$45.70
June 6, 2005	18,245	$47.22
November 2, 2005	143,160	$55.60

Nonqualified stock options were granted to other employees of ours in 2005 under the 1997 Stock Plan to purchase an aggregate of 512,880 shares of ITT/ESI Common Stock, as specified in the following table:

Grant Date	Number of Shares of ITT/ESI Common Stock	Exercise Price Per Share
January 1, 2005	1,000	$47.13
February 2, 2005	340,700	$49.74
February 14, 2005	1,000	$49.80
March 1, 2005	1,000	$49.50
April 1, 2005	1,000	$48.55
April 4, 2005	1,000	$48.39
May 23, 2005	3,000	$45.10
June 16, 2005	1,000	$47.96
June 27, 2005	2,000	$51.68
July 5, 2005	9,000	$53.15
July 25, 2005	2,000	$51.00
July 26, 2005	1,000	$49.82
August 1, 2005	2,000	$51.92
August 16, 2005	2,000	$49.90
September 12, 2005	1,000	$49.86
September 19, 2005	1,000	$48.35
September 26, 2005	8,000	$47.60
October 1, 2005	1,000	$49.54
November 2, 2005	133,180	$55.60
November 17, 2005	1,000	$60.61

No other Awards were made in 2005 under the 1997 Stock Plan.

As of March 10, 2006, the Compensation Committee had granted the following awards under the 1997 Stock Plan in 2006:

•	nonqualified stock options to the Named Executive Officers on February 1, 2006 to purchase an aggregate of 50,000 shares of ITT/ESI Common Stock at an exercise price of $58.30 per share;

•	nonqualified stock options to other employees of ours to purchase an aggregate of 6,500 shares of ITT/ESI Common Stock, as follows:

Grant Date	Number of Shares of ITT/ESI Common Stock	Exercise Price Per Share
February 1, 2006	1,500	$58.30
February 21, 2006	5,000	$63.51

•	restricted stock to non-executive employees of ours representing an aggregate of 19,116 shares of ITT/ESI Common Stock, as follows:

Grant Date	Number of Restricted Shares of ITT/ESI Common Stock
January 23, 2006	106
February 1, 2006	18,962
February 21, 2006	48

No further awards will be made under the 1997 Stock Plan, if our shareholders approve of our adoption of the 2006 Plan at the 2006 Annual Meeting of Shareholders. See “Proposal Two: Approve the Adoption by ITT/ESI of the 2006 ITT Educational Services, Inc. Equity Compensation Plan.”

Option Grants in Last Fiscal Year.  The following table sets forth information with respect to stock options granted by ITT/ESI under the 1997 Stock Plan to the Named Executive Officers during 2005. No stock options were granted under the 1994 Stock Plan during 2005.

Option Grants in Last Fiscal Year

	Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year		Exercise Price			Expiration Date

Name								5%		10%
Rene R. Champagne	87,400 47,600	10.5 5.7	% %	$ $	49.74 55.60	(3) (4)	2/02/12 11/02/12	$ $	1,769,850 1,077,188	$ $	4,124,406 2,510,900
Kevin M. Modany	22,400 12,000 40,140	2.7 1.4 4.8	% % %	$ $ $	49.74 45.70 55.60	(3) (5) (4)	2/02/12 5/04/12 11/02/12	$ $ $	453,600 223,200 908,368	$ $ $	1,057,056 520,320 2,117,385
Clark D. Elwood	20,100 19,790	2.4 2.4	% %	$ $	49.74 55.60	(3) (4)	2/02/12 11/02/12	$ $	407,025 447,848	$ $	948,519 1,043,923
Eugene W. Feichtner	14,800 15,840	1.8 1.9	% %	$ $	49.74 55.60	(3) (4)	2/02/12 11/02/12	$ $	299,700 358,459	$ $	698,412 835,560
Daniel M. Fitzpatrick	18,245 19,790	2.2 2.4	% %	$ $	47.22 55.60	(5) (4)	6/06/12 11/02/12	$ $	350,669 447,848	$ $	817,376 1,043,923

(1)	Numbers shown represent nonqualified stock options to purchase ITT/ESI Common Stock.
(2)	The amounts shown are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. At the end of the term of the options granted on:

•	February 2, 2005, at an exercise price of $49.74 per share, the projected price per share of ITT/ESI Common Stock would be $69.99 at an assumed annual appreciation rate of 5% and $96.93 at an assumed annual appreciation rate of 10%;

•	May 4, 2005, at an exercise price of $45.70 per share, the projected price per share of ITT/ESI Common Stock would be $64.30 at an assumed annual appreciation rate of 5% and $89.06 at an assumed annual appreciation rate of 10%;
•	June 6, 2005, at an exercise price of $47.22 per share, the projected price per share of ITT/ESI Common Stock would be $66.44 at an assumed annual appreciation rate of 5% and $92.02 at an assumed annual appreciation rate of 10%; and
•	November 2, 2005, at an exercise price of $55.60 per share, the projected price per share of ITT/ESI Common Stock would be $78.23 at an assumed annual appreciation rate of 5% and $108.35 at an assumed annual appreciation rate of 10%.

(3)	Nonqualified stock options granted at 100% of the fair market value of ITT/ESI Common Stock on the date of grant. All of the options granted became exercisable on October 24, 2005 as part of our acceleration of the vesting of all outstanding stock options with an exercise price greater that $49.20, the closing price of the ITT/ESI Common Stock on October 24, 2005, to reduce our future compensation costs associated with those stock options.
(4)	Nonqualified stock options granted at 100% of the fair market value of ITT/ESI Common Stock on the date of grant. All of the options granted were fully exercisable on the date of grant, but each optionee agreed not to sell, transfer or otherwise dispose of any shares obtained upon exercising his or her option until the first anniversary with respect to one-third of the shares underlying the option, the second anniversary with respect to an additional one-third of the shares underlying the option and the third anniversary with respect to the remaining one-third of the shares underlying the option.
(5)	Nonqualified stock options granted at 100% of the fair market value of ITT/ESI Common Stock on the date of grant. One-third of each option granted is exercisable on the anniversary date of the grant in each of the years 2006, 2007 and 2008.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.  The following table sets forth information with respect to the exercise of options to purchase ITT/ESI Common Stock by the Named Executive Officers during 2005 and with respect to the value of options held by the Named Executive Officers at the end of 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
	Shares Acquired on Exercise	Value Realized

Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Rene R. Champagne	67,500	$3,646,080	1,073,999	45,001	$39,244,548	$1,593,485
Kevin M. Modany	0	$0	132,873	18,667	$2,107,471	$396,998
Clark D. Elwood	0	$0	207,723	10,001	$6,537,732	$354,135
Eugene W. Feichtner	0	$0	86,639	5,001	$1,954,293	$177,085
Daniel M. Fitzpatrick	0	$0	19,790	18,245	$69,463	$216,933

(1)	The closing price for ITT/ESI Common Stock on the New York Stock Exchange on December 30, 2005 was $59.11. Value is calculated on the basis of the difference between the option exercise price and $59.11, multiplied by the number of “In-the-Money” shares of ITT/ESI Common Stock underlying the option.

1999 Outside Directors Stock Option Plan.  On July 28, 1999, we established the 1999 Outside Directors Stock Option Plan (the “1999 Directors Stock Plan”), which provides for awards of nonqualified stock options to non-employee Directors. An aggregate of 500,000 shares of ITT/ESI Common Stock are reserved for issuance for option awards under the 1999 Directors Stock Plan (subject to adjustment in certain events and as adjusted for the 2002 Stock Split). As of December 31, 2005, there were 68,000 shares of ITT/ESI Common Stock remaining for issuance for option awards under the 1999 Directors Stock Plan. The 1999 Directors Stock Plan has not been approved by our shareholders.

The 1999 Directors Stock Plan is administered by the Board. Each non-employee Director receives an annual stock option under the plan to purchase 8,000 shares of ITT/ESI Common Stock on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting. In addition, the 1999 Directors Stock Plan permits the Board, at its discretion, to make special awards of stock options to non-employee Directors. No special awards of nonqualified stock options under the 1999 Directors Stock Plan were made in 2005. Our Board of Directors has determined that, if our shareholders approve the adoption by ITT/ESI of the 2006 Plan at the 2006 Annual Meeting of Shareholders, each non-employee Director will receive an annual grant of restricted shares of ITT/ESI Common Stock under the 2006 Plan having a market value on the date of grant equal to $100,000 on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting, in lieu of receiving any stock option to purchase shares of ITT/ESI Common Stock under the 1999 Directors Stock Plan. See “Proposal Two: Approve the Adoption by ITT/ESI of the 2006 ITT Educational Services, Inc. Equity Compensation Plan”.

The number of shares of ITT/ESI Common Stock reserved for issuance and the number of shares subject to options under the 1999 Directors Stock Plan are subject to adjustment in certain events.

The exercise price of a stock option awarded under the 1999 Directors Stock Plan may not be less than 100% of the fair market value of the ITT/ESI Common Stock on the date of the award. No option may be exercised prior to one year after the award date (except for special awards of stock options by the Board as permitted under the plan). If a non-employee Director’s service on the Board ends because of death, disability or retirement, the stock options granted to that non-employee Director under the 1999 Directors Stock Plan will expire within the longer of one year following the non-employee Director’s service on the Board or one-half of the number of months that the non-employee Director served on the Board up to 120, but in no event after the options expire under their terms. Stock options granted under the 1999 Directors Stock Plan will expire three months following the end of the non-employee Director’s service on the Board for reasons other than death, disability or retirement. Notwithstanding the foregoing, the Board has the authority to establish different terms and conditions relating to the exercise of an option after the end of a non-employee Director’s service on the Board. Stock options awarded under the 1999 Directors Stock Plan are not transferable other than by will or pursuant to the laws of descent and distribution. The maximum term of a stock option awarded under the 1999 Directors Stock Plan is seven years from the date of the award. The shares of ITT/ESI Common Stock issued upon the exercise of a stock option under the 1999 Directors Stock Plan may be made available from treasury shares or authorized but unissued shares. The option price may be paid:

•	by check;
•	in ITT/ESI Common Stock;
•	through a simultaneous sale through a broker of ITT/ESI Common Stock acquired upon the exercise of the stock option; or
•	by any combination of the foregoing.

During 2005, an automatic award of nonqualified stock options was made under the 1999 Directors Stock Plan to eight non-employee Directors to purchase an aggregate of 64,000 shares of ITT/ESI Common Stock at an exercise price of $43.76. Each of the eight non-employee Directors received a stock option to purchase 8,000 shares of ITT/ESI Common Stock, and each of those options become exercisable one year after the date of the award. As of March 10, 2006, no stock options had been awarded under the 1999 Directors Stock Plan in 2006.

No further awards will be made under the 1999 Directors Stock Plan, if our shareholders approve of our adoption of the 2006 Plan at the 2006 Annual Meeting of Shareholders. See “Proposal Two: Approve the Adoption by ITT/ESI of the 2006 ITT Educational Services, Inc. Equity Compensation Plan.”

ESI Non-Employee Directors Deferred Compensation Plan.  On October 1, 1999, we established the ESI Non-Employee Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) covering all of our non-employee Directors. The Directors Deferred Compensation Plan provides that each non-employee

Director may elect to receive payment of the annual retainer in cash or in shares of ITT/ESI Common Stock, in increments of 25% each. A non-employee Director who elects payment in shares of ITT/ESI Common Stock will receive that number of shares equal to the number obtained by dividing the dollar amount of the portion of the annual retainer to be paid in shares of ITT/ESI Common Stock by the fair market value of one share of ITT/ESI Common Stock determined as of the payment date. The value of any fractional share resulting from this calculation will be paid to the Director in cash.

The Directors Deferred Compensation Plan also provides that each non-employee Director may elect to defer payment of all or a portion of the annual retainer. The deferral of payment of cash or shares of ITT/ESI Common Stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. Any deferred shares of ITT/ESI Common Stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of ITT/ESI Common Stock based on its fair market value at the time of the conversion.

No cash or shares of ITT/ESI Common Stock deferred by a non-employee Director under the Directors Deferred Compensation Plan will be paid to the non-employee Director until he or she is no longer a Director.

ESI Executive Deferred Bonus Compensation Plan.  On March 15, 2000, we established the ESI Executive Deferred Bonus Compensation Plan (the “Deferred Bonus Plan”), an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees. The Deferred Bonus Plan provides that each eligible employee may elect to defer payment of all or a portion of his or her annual bonus compensation in the form of cash and/or shares of ITT/ESI Common Stock. The deferral of payment of cash or shares of ITT/ESI Common Stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. Any deferred shares of ITT/ESI Common Stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of ITT/ESI Common Stock, based on its fair market value at the time of the conversion.

An eligible employee under the Deferred Bonus Plan may elect to receive payment of the deferred portion of his or her annual bonus compensation (a) upon termination of his or her employment with us or (b) in January of any calendar year that is no earlier than the second calendar year after the year in which the deferred bonus compensation was determined.

Equity Compensation Plan Information.  The following table sets forth information, as of December 31, 2005, about shares of ITT/ESI Common Stock that may be issued under our equity compensation plans that (a) have been approved by our shareholders and (b) have not been approved by our shareholders.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	3,056,352	(2)	$31.21	(3)	867,215	(4)(5)(6)(7)
Equity compensation plans not approved by security holders(8)	383,018	(9)	27.73	(10)	68,000	(11)

Total	3,439,370	(12)	$30.83	(13)	935,215	(14)

(1)	These equity compensation plans include the 1994 Stock Plan and the 1997 Stock Plan. The material terms of each of these plans are described above in this Proxy Statement. See “—1994 Stock Plan” and “—1997 Stock Plan.”
(2)	As of March 10, 2006, this figure was 2,873,336, which was comprised of 105,000 shares to be issued upon exercise of outstanding stock options under the 1994 Stock Plan and 2,768,336 shares to be issued upon exercise of outstanding stock options under the 1997 Stock Plan.
(3)	As of March 10, 2006, this figure was $31.53. As of March 10, 2006, the weighted average exercise price of the outstanding stock options under: (a) the 1994 Stock Plan was $12.13; and (b) the 1997 Stock Plan was $32.27. As of March 10, 2006, the weighted average term to expiration of the outstanding stock options under: (a) the 1994 Stock Plan was 0.9 years; and (b) the 1997 Stock Plan was 6.3 years.
(4)	Under the Annual Limit formula of the 1997 Stock Plan, the maximum number of shares of ITT/ESI Common Stock for which Awards may be granted in each Plan Year is 1.5% of the total issued and outstanding shares of ITT/ESI Common Stock as reported in our Annual Report on Form 10-K for the fiscal year ending immediately prior to that Plan Year. Any unused portion of the Annual Limit for any Plan Year is carried forward and made available for Awards in succeeding Plan Years. In addition, in no event will more than 8,100,000 shares of ITT/ESI Common Stock be cumulatively available for Awards of incentive stock options (subject to adjustments in certain events) and, provided further, that no more than 20% of the total number of shares available on a cumulative basis will be available for restricted stock and performance share Awards.
(5)	The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options awarded to employees under the 1997 Stock Plan that become exercisable for the first time by the employee in any calendar year may not exceed $100,000.
(6)	Securities remaining available for future issuance under the 1997 Stock Plan include stock options (both incentive and nonqualified), SARs, performance shares and restricted stock, or any combination of the foregoing, as the Compensation Committee may determine, as well as substitute stock options, SARs and restricted stock. The maximum number of performance shares under the 1997 Stock Plan that may be granted to any employee in any given year is 100,000.
(7)	As of March 10, 2006, this figure was 826,715, which was comprised of 826,715 securities that remained available for future issuance under the 1997 Stock Plan and 0 securities that remained available for future issuance under the 1994 Stock Plan.
(8)	These equity compensation plans include the: (a) 1999 Directors Stock Plan; (b) Directors Deferred Compensation Plan; and (c) Deferred Bonus Plan. The material terms of each of these plans are described above in this Proxy Statement. See “—1999 Outside Directors Stock Option Plan,” “—ESI Non-Employee Directors Deferred Compensation Plan” and “—ESI Executive Deferred Bonus Compensation Plan.”
(9)	As of March 10, 2006, this figure was 345,181, which was comprised of 326,500 shares to be issued upon exercise of outstanding stock options under the 1999 Directors Stock Plan, 18,681 shares deferred under the Directors Deferred Compensation Plan and 0 shares deferred under the Deferred Bonus Plan.
(10)	As of March 10, 2006, this figure was $27.56. As of March 10, 2006, the weighted average exercise price of the outstanding stock options under the 1999 Directors Stock Plan was $27.56, and the weighted average term to expiration of the outstanding stock options under the 1999 Directors Stock Plan was 6.8 years.
(11)	This figure represents the number of securities remaining available for future issuance under the 1999 Directors Stock Plan. As of March 10, 2006, this figure was 76,000. There is no limit on the number of shares of ITT/ESI Common Stock available for future issuance under either the Directors Deferred Compensation Plan or the Deferred Bonus Plan.
(12)	As of March 10, 2006, this figure was 3,218,517.
(13)	As of March 10, 2006, this figure was $30.90. As of March 10, 2006, the combined weighted average term to expiration of the outstanding stock options under the 1994 Stock Plan, 1997 Stock Plan and 1999 Directors Stock Plan was 6.3 years.
(14)	As of March 10, 2006, this figure was 902,715.

Employment Contracts

We have not entered into an employment contract with any of the Named Executive Officers.

Severance Pay Plans

Senior Executive Severance Pay Plan.  On February 16, 1999, we established the Senior Executive Severance Pay Plan (the “Severance Plan”), which provides severance benefits for Rene R. Champagne, the sole participant in the Severance Plan. Under the Severance Plan, Mr. Champagne will be entitled to severance benefits, unless his employment is terminated by us:

•	for cause;
•	on or after his normal retirement date; or
•	as a result of:
•	acceptance of employment, or refusal of comparable employment, with a purchaser of us;
•	voluntary resignation;
•	voluntary retirement;
•	failure to return from an approved leave of absence (including a medical leave of absence);
•	death; or
•	disability.

The severance benefits include: (a) severance pay in an amount equal to the lower of 24 months’ base salary, base salary for the number of months remaining between the termination of employment and his normal retirement date, or two times his total annual compensation during the year immediately preceding his termination; and (b) continued participation in our employee benefit plans (except for any short-term or long-term disability plans, the business travel and accident insurance or any new employee benefit plan adopted by us after his termination) during the period he receives severance pay.

The Severance Plan includes offset provisions for other compensation from us and requirements on the part of Mr. Champagne with respect to non-competition and compliance with our Code of Business Conduct and Ethics. While severance payments would ordinarily be made monthly over the scheduled term of such payments, we have the option to make such payments in the form of a single lump-sum payment discounted to present value.

If a situation were to arise after February 2006 that entitled Mr. Champagne to severance benefits under the Severance Plan, he would receive the following:

•	severance pay of up to four months base salary in the amount of $186,667; and
•	estimated value of Benefits (excluding short-term and long-term disability insurance, business travel and accident insurance and any new employee benefit adopted by us after his termination) during the period he receives severance pay in the amount of $2,841.

ESI Special Senior Executive Severance Pay Plan.  On October 16, 2001 we established the ESI Special Senior Executive Severance Pay Plan (the “Special Severance Plan”), which provides severance benefits for a select group of our executives (including all of the Named Executive Officers) whose employment is terminated other than for cause or where the covered executive terminates his or her employment for good reason in each case within two years after the occurrence of an acceleration event, as described below. The Special Severance Plan provides two levels of benefits for covered executives, based on the covered executive’s position with us. If an executive is terminated within two years of an acceleration event, he or she would be entitled to:

•	two or three times his or her highest annual base salary during the three years immediately preceding termination and two or three times his or her highest bonus paid or awarded in the three years preceding an acceleration event;

•	continuation of health and life insurance benefits at the same cost and coverage levels for two or three years;
•	continued use of any automobile provided by us at the same level for two or three years;
•	continuation of any tax or financial advisory services at the same level for two or three years;
•	continued provision of event tickets at the same level for two or three years;
•	a lump sum payment equal to the difference between the total lump sum value of his or her pension benefit under our pension plans and the total lump sum value of his or her pension benefit under our pension plans after crediting an additional two or three years of age and eligibility and benefit service using his or her highest annual base salary and bonus for purposes of determining his or her compensation under our pension plans;
•	a lump sum payment equal to two or three times his or her highest annual base salary during the three years preceding termination times the highest percentage rate of our contributions to the ESI 401(k) Plan and/or the ESI Excess Savings Plan;
•	outplacement services for one year;
•	tax preparation services for the calendar year(s) in which he or she is paid any severance benefits under the Special Severance Plan; and
•	tax gross-up of certain of the payments.

The Special Severance Plan includes offset provisions for other compensation from us (including, without limitation, in the case of Mr. Champagne, any compensation paid to Mr. Champagne under the Severance Plan). The Special Severance Plan provides that the severance pay will be paid in a non-discounted lump sum amount within five business days or 30 calendar days following the covered executive’s termination, depending on the severance pay benefit.

An acceleration event under the Special Severance Plan will occur if:

•	a report on Schedule 13D is filed with the SEC disclosing that any person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, is the beneficial owner of 20% or more of the outstanding ITT/ESI Common Stock;
•	a person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, purchases shares of ITT/ESI Common Stock in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 15% or more of the outstanding ITT/ESI Common Stock;
•	our shareholders approve:
•	any consolidation or merger of us in which we are not the continuing or surviving corporation or the ITT/ESI Common Stock is converted into cash, securities or other property, unless the transaction was a merger in which our shareholders immediately prior to the merger would have the same proportionate ownership of common stock of the surviving corporation that they held in us immediately prior to the merger; or
•	any sale, lease, exchange or other transfer of all or substantially all of our assets; or
•	a majority of the members of our Board of Directors changes within a 12-month period, unless the election or nomination for election of each of the new Directors by our shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period.

The Special Severance Plan provides that Messrs. Champagne and Modany would receive the higher level of benefits and that Messrs. Elwood, Feichtner and Fitzpatrick would receive the lower level of benefits. If a situation were to arise in 2006 that entitled the Named Executive Officers to severance benefits under the Special Severance Plan, they would receive the following:

	Named Executive Officer
Type of Benefit	Champagne		Modany	Elwood	Feichtner	Fitzpatrick
Salary	$1,680,000		$997,500	$492,200	$404,400	$495,000
Bonus	$3,300,000		$805,140	$487,608	$385,144	$174,600
Health and Life Insurance Benefits(1)	$29,156		$30,221	$19,437	$20,110	$20,147
Company Car(1)	$48,165		$28,971	$0	$0	$0
Tax Return and Financial Planning Allowance	$33,600		$19,950	$4,922	$4,044	$4,950
Event Tickets(1)	$30,000		$30,000	$10,000	$10,000	$10,000
Forgone Pension Plan Benefits(1)	$0		$0	$0	$0	$0
Retiree Life Insurance Benefits(1)	$202		$0	$0	$0	$0
Foregone Savings Plan Benefits(1)	$91,446		$21,195	$14,238	$8,880	$7,052
Outplacement Services(1)	$11,550		$11,550	$11,550	$11,550	$11,550
Tax Preparation for Years in which Severance Benefits are Paid(1)	$11,200		$6,650	$2,461	$2,022	$2,475
Tax Gross-Up of Certain Severance Benefits(2)	$634,177		$304,192	$10,026	$991	$0

Total	$5,869,496	(3)	$2,255,369	$1,052,442	$847,141	$725,774

(1)	Estimated value of the severance benefit based on the cost to us.
(2)	Estimated value of the tax gross-up related solely to the severance benefits specified in the table. The estimated value does not include any tax gross-up amount that could be due as a result of any excise tax arising from any other payments to the Named Executive Officers, including, without limitation, proceeds from stock option exercises and deferred compensation.
(3)	This amount would be reduced by any compensation paid to Mr. Champagne under the Severance Plan.

Pension and Savings Plans

Old Pension Plan.  Prior to December 19, 1995, we participated in the Retirement Plan for Salaried Employees of ITT Industries, Inc. (the “Old Pension Plan”), a non-contributory defined benefit pension plan that covered substantially all of our eligible salaried employees, including our executive officers. We paid the entire cost of the Old Pension Plan with respect to our employees. Annual amounts of normal retirement pension commencing at age 65 based on average final compensation and benefit service, but before Social Security reductions and subject to the offset described below, are illustrated in the following table.

Old Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35	40
$ 50,000	$15,000	$20,000	$25,000	$28,750	$32,500	$36,250
$100,000	$30,000	$40,000	$50,000	$57,500	$65,000	$72,500
$200,000	$60,000	$80,000	$100,000	$115,000	$130,000	$145,000
$300,000	$90,000	$120,000	$150,000	$172,500	$195,000	$217,500
$400,000	$120,000	$160,000	$200,000	$230,000	$260,000	$290,000
$500,000	$150,000	$200,000	$250,000	$287,500	$325,000	$362,500

The annual pension amounts to 2% of a member’s average final compensation (as defined below) for each of the first 25 years of benefit service prior to December 19, 1995, plus 1.5% of a member’s average final compensation for each of the next 15 years of benefit service prior to June 10, 1998, reduced by 1.25% of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than 50% of the member’s primary Social Security benefit is used for such reduction. A member’s average final compensation (including salary plus approved bonus payments) is defined under the Old Pension Plan as the total of (a) a member’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (b) a member’s average annual compensation not including base salary for the five calendar years of the member’s last 120 consecutive calendar months of eligibility service affording the highest such average. The amounts shown under “Salary” and “Bonus” in the Summary Compensation Table are the components of the compensation that are used for purposes of determining “average final compensation” under the Old Pension Plan, but annual compensation in excess of $160,000 and compensation accrued after December 18, 1995 are not taken into account. The Old Pension Plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 and prior to normal retirement age following completion of 15 years of eligibility service. A member is vested in benefits accrued under the Old Pension Plan upon completion of five years of eligibility service. ITT Industries, Inc. is responsible for all benefits accrued under the Old Pension Plan and for administering those benefits with respect to its own employees as well as our retirees.

Respective years of benefit service for each of the Named Executive Officers under the Old Pension Plan, through December 18, 1995, are as follows: Mr. Champagne—10.217; Mr. Elwood—11.539; Mr. Feichtner—16.594; Mr. Fitzpatrick—0.000; and Mr. Modany—0.000. The following are the estimated annual benefits payable under the Old Pension Plan to each of the Named Executive Officers upon retirement at age 65 (except for Mr. Champagne who began receiving his annual benefits at age 59) and assuming that the interest accrual rate is 6% and the form of distribution is an annuity:

Executive Officer	Estimated Annual Benefit
Mr. Champagne	$9,865
Mr. Modany	$0
Mr. Elwood	$19,447
Mr. Feichtner	$27,739
Mr. Fitzpatrick	$0

ESI Pension Plan.  On June 9, 1998, we established the ESI Pension Plan that, prior to June 2, 2003, covered most of our eligible salaried employees, including our executive officers. Effective June 2, 2003, the ESI Pension Plan was amended to only cover most of our eligible salaried employees, including our executive officers, who were employed by us prior to June 2, 2003. The benefit accruals under the ESI Pension Plan for all participants in the plan will be frozen on March 31, 2006, such that no further benefits will accrue under that plan after March 31, 2006. Prior to establishing the ESI Pension Plan, we participated in certain pension plans of ITT and ITT Industries, Inc. See “— Old Pension Plan.” The ESI Pension Plan is a cash balance defined benefit plan, which provides a set benefit to participating employees at their retirement that is not affected by the amount of our contributions to the ESI Pension Plan trust or the investment gains or losses with respect to such contributions. At the end of each plan year (i.e., January 1 through December 31, except for the first plan year of June 9, 1998 through December 31, 1998), the ESI Pension Plan credits a bookkeeping account associated with each participating employee with (a) an amount based on the employee’s compensation, age and years of benefit service (the “Pay Credit”), (b) interest on the balance in the bookkeeping account at the fixed rate of 8%, compounded annually, for Pay Credits credited to the bookkeeping account for plan years prior to the 2002 plan year and (c) interest on Pay Credits credited to the bookkeeping account at a variable rate ranging from 6% to 12%, compounded annually, for Pay Credits credited to the bookkeeping account for the 2002 and subsequent plan years. The variable rate for a plan year is the average of the 30-year U.S. Treasury Bond (or a comparable instrument) rates on each of March 31, June 30 and September 30 of the immediately preceding plan year. At retirement, the participating employee will receive a benefit equal to the value of the bookkeeping account associated with such employee. We pay the entire cost of the ESI Pension Plan. The Pay Credit equals a percentage of the participating employee’s compensation (including base pay, overtime pay and bonuses) for the plan year and is determined under the following schedule according to points based on the participating employee’s age and years of benefit service:

	Standard Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	2.5
30-34	2.5	2.5
35-39	3.0	3.0
40-44	3.5	3.5
45-49	4.0	4.0
50-54	4.5	4.5
55-59	5.5	5.5
60-64	6.5	6.5
65-69	7.5	7.5
70-74	9.0	9.0
75-79	10.5	10.5
80+	12.0	12.0

Participating employees who meet certain age and service requirements receive Pay Credits under the following “Transition Schedule” which is more generous:

	Transition Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	8.0
30-34	2.5	8.0
35-39	3.0	8.0
40-44	3.5	8.0
45-49	4.0	8.0
50-54	4.5	8.0
55-59	5.5	8.0
60-64	7.0	8.0
65-69	8.5	8.5
70-74	10.5	10.5
75-79	13.0	13.0
80+	16.0	16.0

Mr. Modany receives Pay Credits under the “Standard Schedule,” Messrs. Champagne, Elwood and Feichtner receive Pay Credits under the “Transition Schedule” and Mr. Fitzpatrick is ineligible to participate in the ESI Pension Plan.

In 2005, the Pay Credit attributed to each of the Named Executive Officers and the interest that accrued on the balance in the bookkeeping account of each of the Named Executive Officers under the ESI Pension Plan is shown in the following table:

Executive Officer	Pay Credit Amount	Interest on Balance in the Bookkeeping Account
Mr. Champagne	$33,600	$13,145
Mr. Modany	$7,350	$812
Mr. Elwood	$17,850	$6,582
Mr. Feichtner	$27,300	$9,231
Mr. Fitzpatrick	$0	$0

The participating employee’s points for a plan year equal the sum of the employee’s age and years of benefit service as of the last day of the plan year. Any benefit service and vesting service with ITT or any of its affiliated companies that was credited to the participating employee under the ITT Pension Plan as of June 9, 1998 is treated as benefit service and vesting service, respectively, with us under the ESI Pension Plan. A participating employee who has completed five or more years of vesting service (or his or her beneficiary) is eligible to receive a distribution from the ESI Pension Plan upon the participating employee’s retirement on or after age 55, disability, death or after the employee has both terminated employment and reached age 55. The form and timing of the distribution may vary. Respective years of benefit service under the ESI Pension Plan, through December 31, 2005, for the Named Executive Officers are as follows: Mr. Champagne – 20; Mr. Elwood – 22; Mr. Feichtner – 27; Mr. Fitzpatrick – 0; and Mr. Modany – 4. The following are the estimated annual benefits payable under the ESI Pension Plan to each of the Named Executive Officers upon retirement at age 65 and assuming that the effective date of the plan freeze is March 31, 2006, the interest accrual rate is 6% and the form of distribution is an annuity:

Executive Officer	Estimated Annual Benefit
Mr. Champagne	$20,871
Mr. Modany	$8,961
Mr. Elwood	$37,350
Mr. Feichtner	$38,709
Mr. Fitzpatrick	$0

ESI Excess Pension Plan.  On June 9, 1998, we established the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan for a select group of our management and highly compensated employees. The benefit accruals under the ESI Excess Pension Plan for all participants in the plan will be frozen on March 31, 2006, such that no further benefits will accrue under that plan after March 31, 2006. The purpose of the ESI Excess Pension Plan is to restore benefits earned, but not available, to eligible employees under the ESI Pension Plan due to federal limitations on the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. The practical effect of the ESI Excess Pension Plan is to continue the calculation of retirement benefits to all employees on a uniform basis. The form and timing of an eligible employee’s benefits under the ESI Excess Pension Plan are the same form and timing of that eligible employee’s benefits under the ESI Pension Plan, except that those benefits will be immediately payable in the form of a single discounted lump sum payment upon the occurrence of a change in corporate control (as defined in the ESI Excess Pension Plan). An eligible employee’s benefits under the ESI Excess Pension Plan will generally be paid directly by us.

In 2005, the Pay Credit attributed to each of the Named Executive Officers and the interest that accrued on the balance in the bookkeeping account of each of the Named Executive Officers under the ESI Excess Pension Plan is shown in the following table:

Executive Officer	Pay Credit Amount	Interest on Balance in the Bookkeeping Account
Mr. Champagne	$173,601	$49,540
Mr. Modany	$9,360	$725
Mr. Elwood	$16,104	$4,558
Mr. Feichtner	$16,159	$1,274
Mr. Fitzpatrick	$0	$0

The following are the estimated annual benefits payable under the ESI Excess Pension Plan to each of the Named Executive Officers upon retirement at age 65 and assuming that the effective date of the plan freeze is March 31, 2006, the interest accrual rate is 6% and the form of distribution is an annuity:

Executive Officer	Estimated Annual Benefit
Mr. Champagne	$90,770
Mr. Modany	$11,760
Mr. Elwood	$28,407
Mr. Feichtner	$3,085
Mr. Fitzpatrick	$0

ESI 401(k) Plan.  On May 16, 1998, we established the ESI 401(k) Plan, a defined contribution plan. The ESI 401(k) Plan is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle. For plan years beginning prior to 2002, we made a non-matching contribution equal to 1% of an employee’s pay, and we made matching contributions in an amount equal to 50% of the employee’s contribution, up to a maximum of 2.5% of the employee’s salary. In 2002, we began making only matching contributions in an amount equal to (a) 100% of the first 1% of the employee’s salary that the employee contributes to the plan and (b) 50% of the next 4% of the employee’s salary that the employee contributes to the plan. Prior to March 19, 2004, all of our contributions were in the form of ITT/ESI Common Stock. All of our contributions on or after March 19, 2004 have been in the form of cash. Employees can elect to contribute from 1% to the maximum amount of their salaries that is permitted by federal law, and they have a choice of 11 investment funds in which to invest their contributions. For plan years beginning prior to 2002, our non-matching contribution vested immediately, while our matching contributions vested 20% upon completion of each full year that the employee was employed by us. Beginning in 2002, our matching contributions for (a) an employee whose employment with us began prior to January 1, 2002, vest 20% upon completion of each of the first two full years and 60% upon completion of the third full year that the employee is employed by us, and (b) an employee whose employment with us began on or after January 1, 2002, vest 0% upon completion of each of the first two full years and 100% upon completion of the third full year that the employee is employed by us.

ESI Excess Savings Plan.  On June 9, 1998, we established the ESI Excess Savings Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees. The ESI Excess Savings Plan offers eligible employees, who are precluded by federal limitations from fully participating in the ESI 401(k) Plan, a means for (a) restoring the eligible employees’ contributions lost under the ESI 401(k) Plan due to the federal limitations, (b) restoring our matching and non-matching contributions lost under the ESI 401(k) Plan due to the federal limitations and (c) providing eligible employees an opportunity to defer a portion of their salaries equal to either 5% or the same deferral percentage that they elected under the ESI 401(k) Plan. Any deferral of an eligible employee’s salary under the ESI Excess Savings Plan applies only with respect to the salary that exceeds the federal limitations.

For plan years beginning prior to 2002, we made a non-matching contribution under the ESI Excess Savings Plan equal to the difference between 1% of the eligible employee’s salary and our non-matching contribution made for that eligible employee under the ESI 401(k) Plan, and we made matching contributions under the ESI Excess Savings Plan equal to 50% of the eligible employee’s salary deferred under the ESI Excess Savings Plan up to a maximum of 2.5% of the eligible employee’s salary. For 2002 and subsequent plan years, we make matching contributions equal to 100% of the first 1% and 50% of the next 4% of the eligible employee’s salary that the employee contributes under the ESI Excess Savings Plan. Any amounts credited to an eligible employee under the ESI Excess Savings Plan will accrue interest at the rate of 8% compounded monthly. For plan years beginning prior to 2002, our non-matching contribution vested immediately, while our matching contributions vested 20% upon completion of each full year that the employee was employed by us. Beginning in 2002, our matching contributions for (a) an employee whose employment with us began prior to January 1, 2002, vest 20% upon completion of each of the first two full years and 60% upon completion of the third full year that the employee is employed by us, and (b) an employee whose employment with us began on or after January 1, 2002, vest 0% upon completion of each of the first two full years and 100% upon completion of the third full year that the employee is employed by us. The payment of the eligible employee’s salary deferrals, our non-matching contribution, our vested matching contributions and the attributable interest accrued thereon is made in a single lump sum cash payment as soon as practicable following the earlier of the eligible employee’s termination of employment or death.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2005 through January 25, 2005 were James D. Fowler, Jr., Joanna T. Lau, Harris N. Miller, Daniel P. Weadock and Vin Weber. The members of the Compensation Committee from January 26, 2005 through January 22, 2006 were Rand V. Araskog, James D. Fowler, Jr.,

Joanna T. Lau and Vin Weber. The current members of the Compensation Committee have been members since January 23, 2006 and include Rand V. Araskog, James D. Fowler, Jr. and Joanna T. Lau. None of the Committee members during 2005 were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as an officer or employee of ours.

Compensation Committee Report on Executive Compensation

This report sets forth the executive compensation policies of the Compensation Committee with respect to our executive officers in general and the rationale for the specific decisions affecting the 2005 compensation of Mr. Champagne, our Chief Executive Officer. This report also discusses the relationship between the compensation of our four other most highly compensated executive officers and our performance.

Overview.  The Committee reviewed the compensation policies adopted and followed by the Committee with respect to all of our executive officers and confirmed the guiding principles contained therein that executive officer compensation must be related to our performance and must emphasize increasing shareholder value. The Committee also determined that the general components of the compensation policies pertaining to our executive officers (i.e., salaries, bonuses, long-term incentives, employee benefits and perquisites) are sufficiently tied to our performance.

The Committee determined that our continued success is due in part to our skilled executives. In setting and administering our compensation policies and programs, the Committee attempts to target compensation to the median of the range of compensation provided to executives of corporations similar to us in terms of assets, sales, revenues and earnings. Our executive compensation programs are designed to attract, reward and retain skilled executives and to provide incentives which vary upon the attainment of short-term and long-term operating performance goals. The main objective is to provide our executives with incentives directly linked to the creation of shareholder value.

Each year, the Committee reviews all components of all of our executive officers’ compensation, including:

•	base salary;
•	annual bonus;
•	long-term incentive compensation;
•	accumulated realized and unrealized stock option gains;
•	the dollar value to the executive and the aggregate incremental cost to us of all perquisites and other employee benefits;
•	the earnings and accumulated payout obligations under our nonqualified deferred bonus compensation plan;
•	the projected payout obligations under our supplemental executive pension and savings plans; and
•	our executive severance pay plans.

The Committee may retain consultants from independent compensation and benefits consulting firms to provide advice on aspects of our executive compensation program. The Committee may request written reports or hold private meetings with such consultants in order to obtain independent opinions on compensation proposals. The Committee has met, and will continue to meet, in executive sessions which are not attended by any of our employees. The Committee regularly reports its activities to our Board of Directors.

The Compensation Program.  The compensation program for our executives presently consists of base salary, annual bonus, long-term incentives, employee benefits and perquisites. The Committee believes that compensation decisions are complex and best made after a deliberate review of our performance and industry compensation levels. It remains the intent of the Committee that incentives based on long-term performance should be a major component in the pay package for senior executives. The Committee believes that the use of

ITT/ESI Common Stock in the payment of these incentives will enhance our executives’ commitment to our long-term performance. Discussed below is each element of the compensation program.

Base Salary.  Salaries are set and administered to reflect the value of the job in the marketplace and individual contribution and performance. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit.

Annual Bonus.  On January 25, 2005, the Committee approved the 2005 Executive Bonus Parameters (the “Bonus Parameters”) for participation by our Chief Executive Officer, and our Board approved the same Bonus Parameters for participation by our other executive officers, as well as other vice presidents and key employees. Bonuses payable to individual participants are based on a formula that takes into account our ability to achieve specified targets in 2005 in each of four performance categories, each weighted equally:

•	earnings per share (excluding workers’ compensation expense and special legal and other investigation costs and any settlements or fines paid in the DOJ or California Attorney General investigations of us, the SEC inquiry of us and the securities class action and shareholder derivative lawsuits arising from the DOJ investigation that were brought against us or any of our employees or Directors);
•	new student enrollment;
•	total student enrollment; and
•	graduate employment rate.

The Bonus Parameters establish for each participant a standard bonus target percentage of 2005 annual base salary, ranging from 10% to 100%, and a maximum bonus percentage ranging from 20% to 200%, with the percentage depending on the participant’s position. An individual participant’s bonus may be more or less than the participant’s potential award as calculated under the formula, depending on the individual participant’s personal performance and contribution toward achieving the specified targets in the four performance categories. The total amount available for the payment of bonuses is capped at an amount equal to the cumulative sum of the products of each participant’s bonus percentage multiplied by each participant’s 2005 annual base salary. The annual bonus awards for 2005 were paid in cash, and were determined by the Committee, upon the recommendation of our Chief Executive Officer, except for our Chief Executive Officer’s bonus, which is determined by the Committee without a recommendation from our Chief Executive Officer.

Long-Term Incentive Compensation.  Equity-based compensation awards, such as stock options and restricted stock provide long-term incentive compensation which is directly related to the performance of ITT/ESI Common Stock. Equity-based compensation awards can closely align the executive’s interests with those of other shareholders. Equity-based compensation awards are used to create performance incentives and promote equity ownership in us by our executives.

Employee Benefits.  Executives also participate in our employee benefits program which includes a pension program, an investment and savings plan, group medical and dental coverage and other benefit plans.

Perquisites.  We also provide limited perquisites to our executives that vary based on the executive’s level and which include use of a company car, a tax return preparation and financial planning allowance, tickets to sporting, theater and other events, and enhanced short-term disability benefits.

Severance Pay Plans.  A select group of our executive officers, including all of the Named Executive Officers, participate in our severance pay plans, which provide for severance benefits if the executive’s employment terminates in certain situations, other than for cause. The benefits vary depending on the executive’s level and include, among other things, two or three times the executive’s base salary and bonus and two or three years of continued receipt of certain employee benefits and perquisites.

Discussion of the Committee’s Policy Regarding Qualifying Compensation for Deductibility Under Section 162(m) of the IRC.  Tax legislation known as the Omnibus Budget Reconciliation Act of 1993

(“OBRA”) created a new IRC subsection 162(m), under which the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation is limited to no more than $1 million per year for taxable years on or after January l, 1994. Certain types of compensation are exempted from this deduction limitation, including payments subject to: (a) the attainment of an objective performance goal or goals; (b) an outside director approval requirement; and (c) a shareholder approval requirement.

In light of OBRA, it is the policy of the Committee to modify where necessary our executive compensation program so as to maximize the tax deductibility of compensation paid to our executive officers. Accordingly, the employee incentive plans include a fixed limit on the number of options that may be granted to any individual in any given year. Any future gains that may be realized upon the exercise of stock options granted under the 1997 Stock Plan will qualify as “performance-based compensation” and will be fully deductible by us.

The Committee believes that the overall performance of our senior executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances (other than in the context of the employee incentive stock plans), the Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is used by the Committee, compensation may not be fully deductible. The Committee does not believe that such loss of deductibility will have any material impact on our financial condition.

CEO Compensation.  The following table presents the estimated total value of the compensation provided to our Chief Executive Officer in 2005 based on the amounts included in the Summary Compensation Table and the table captioned Option Grants in Last Fiscal Year. The dollar value for the cash compensation shown in the table reflects amounts actually paid. The dollar value for the stock options shown in the table is based on the fair value of the stock options on the date of grant calculated in accordance with our binomial model. The amounts ultimately realized by the Chief Executive Officer will depend on the price of ITT/ESI Common Stock in the future and may be quite different from the values shown below. The dollar value for the employee benefits and perquisites is based on the estimated cost to us to provide that compensation.

2005 CEO Compensation Table

Component	Value		Description
Base Salary	$520,004		Annual salary of $530,000 effective April 1, 2005, representing a $40,000 increase following a 13 month interval.
Annual Bonus	530,000	(1)	Based solely on the Bonus Parameters. Maximum payout under the Bonus Parameters: $530,000.
Long-Term Incentives:
Stock Options	2,615,994		Based on grants of (a) 87,400 shares at an exercise price of $49.74 per share and (b) 47,600 shares at an exercise price of $55.60 per share, and calculated in accordance with our binomial model.
Employee Benefits:
ESI Pension Plan	33,600		Pay Credit.
Interest on the Balance	13,145		8% rate for Pay Credits prior to the 2002 plan year; 6% to 12% variable rate for Pay Credits in the 2002 and subsequent plan years.
ESI Excess Pension Plan	173,601		Pay Credit.
Interest on the Balance	49,540		8% rate for Pay Credits prior to the 2002 plan year; 6% to 12% variable rate for Pay Credits in the 2002 and subsequent plan years.
Old Pension Plan	0		No contributions made after December 19, 1995.
ESI 401(k) Plan	4,337		Total of our contributions.
ESI Excess Savings Plan	9,275		Total of our contributions.
Interest on the Balance	16,870		8% annual rate.
Medical Benefits	7,628		Total of our contributions.
Dental Benefits	387		Total of our contributions.
Vision Insurance	135		Total of our contributions.
Life Insurance	372		Total of our contributions.
Business Travel and Accident Insurance	6		Total of our contributions.
Short-Term Disability Insurance	817		Total of our contributions.
Long-Term Disability Insurance	381		Total of our contributions.
Retiree Life Insurance	67		Total cost paid by us.
ITT Technical Institute Tuition Discount for Family Members	10,624		Value of the discount at market cost.
ESI Executive Deferred Bonus Compensation Plan	0		No annual bonus deferred.
Interest on Deferred Amounts	0		6% annual rate.
Perquisites:
Company Car	16,055		Total lease payments paid by us.
Tax Return and Financial Planning Allowance	10,600		Total amount reimbursable by us.
Event Tickets	5,545		Total cost paid by us.
Severance Pay Plans:
Severance Plan	0		No benefits received.
Special Severance Plan	0		No benefits received.

Estimated Total Compensation	$4,018,983

(1)	Accrued in 2005 and paid in 2006.

CEO Performance Evaluation.  The Committee met in executive session in January 2006 to review the overall performance of our Chief Executive Officer during 2005, particularly with respect to our long range strategies and the achievement of both financial and non-financial goals and objectives. Consideration was given to our Chief Executive Officer’s role in building shareholder value and improving the return on the shareholders’ investment. The Committee also engaged the services of a compensation and benefits consulting firm to provide independent insights on executive compensation, both generally and within our industry, and advise the Committee on both the external and internal equity of Mr. Champagne’s total compensation and the primary components of that compensation. The Committee authorized a salary increase for Mr. Champagne effective

April 1, 2006 of $30,000, raising his annual salary from $530,000 to $560,000. This merit increase, which will follow a 12-month interval since Mr. Champagne’s last salary review, is equivalent to 5.7% on an annualized basis and was based on an evaluation of his performance during 2005 in light of our financial and non-financial goals and objectives and a comparison of the base salaries of the chief executive officers of companies similar in size to us in terms of assets, sales, revenues and earnings. The Committee calculated the 2005 annual bonus award to our Chief Executive Officer in accordance with the 2005 annual bonus parameters established by the Committee in January 2005. Based on those calculations, the Committee approved the payment of a 2005 annual bonus award of $530,000 to Mr. Champagne, compared to a 2004 annual bonus award of $775,000 and constituting a 31.6% decrease.

The Committee also evaluated the use of long-term incentives to tie Mr. Champagne’s compensation to our financial performance and our emphasis on increasing shareholder value. In this regard, the Committee granted Mr. Champagne two nonqualified stock options under the 1997 Stock Plan: one in November 2005 to purchase 47,600 shares of ITT/ESI Common Stock at an exercise price of $55.60 per share; and the other in January 2006 to purchase 50,000 shares of ITT/ESI Common Stock at an exercise price of $58.30 per share. Based on the Committee’s evaluation in January 2005 of Mr. Champagne’s performance in 2004, Mr. Champagne was granted a nonqualified stock option in January 2005 to purchase 87,400 shares of ITT/ESI Common Stock at an exercise price of $49.74 per share.

The Committee observed that the perquisites provided by us to Mr. Champagne in 2005 were modest and that the aggregate incremental cost of those perquisites amounted to $32,200.

Based on its review of Mr. Champagne’s total compensation, the Committee found it to be reasonable and not excessive.

Compensation Committee

Rand V. Araskog

James D. Fowler, Jr.

Joanna T. Lau

Vin Weber

Performance Graph

The performance graph set forth below compares the cumulative total shareholder return on ITT/ESI Common Stock with the S&P 500 Index and a Peer Issuer Group Index for the period from December 31, 2000 through December 31, 2005. The peer issuer group consists of the following companies selected on the basis of the similar nature of their business: Apollo Group, Inc., Career Education Corp., Concorde Career Colleges Inc., Corinthian Colleges, Inc., DeVry, Inc., Education Management Corp., Laureate Education, Inc., Lincoln Educational Services Corporation (“Lincoln”), Strayer Education, Inc. and Universal Technical Institute, Inc. (the “Peer Issuer Group”). We believe that, including us, the Peer Issuer Group represents a significant portion of the market value of publicly traded companies whose primary business is postsecondary classroom education. The Peer Issuer Group includes all of the peer issuers in the former peer issuer group, plus Lincoln. Lincoln became a publicly traded company in 2005.

Cumulative Total Return

(Based on $100 invested on December 31, 2000 and assumes

the reinvestment of all dividends)

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
ITT Educational Services, Inc.	100.00	167.59	214.09	427.00	432.27	537.36
Peer Issuer Group Index	100.00	120.42	145.04	235.84	252.62	210.25
Former Peer Issuer Group Index	100.00	120.42	145.04	235.84	252.62	209.88
S&P 500 Index	100.00	88.12	68.64	88.33	97.94	102.75

Notwithstanding anything to the contrary set forth in any of our previous filings under the 1933 Act or the 1934 Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 15, 2006, the number of shares of ITT/ESI Common Stock beneficially owned by any person (including any group) known by management to beneficially own more than 5% of ITT/ESI Common Stock, by each Director, by each of the Named Executive Officers and by all of our current Directors and the executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to all shares indicated as beneficially owned.

	ITT/ESI Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Blum Capital Partners, L.P.
Richard C. Blum & Associates, Inc.
Richard C. Blum
Stinson Capital Fund (Cayman), LTD
Stinson Capital Partners, L.P.
Stinson Capital Partners II, L.P.
Stinson Capital Partners (QP), L.P.
Stinson Capital Partners A, L.P.
Stinson Capital Partners D, L.P.
Stinson Capital Partners M, L.P.
Stinson Capital Partners S, L.P.
BK Capital Partners IV, L.P.
Blum Strategic Partners II, L.P.
Blum Strategic Partners II GmbH & Co. KG
Blum Strategic Partners III, L.P.
Blum Strategic GP II, L.L.C.
Blum Strategic GP III, L.L.C.
Blum Strategic GP III, L.P.
Saddlepoint Partners (Cayman), L.P.
Saddlepoint Partners GP, L.L.C.
Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust
The Nuclear Decommissioning Trust of
Dominion Nuclear Connecticut, Inc c/o Blum Capital Partners, L.P. 909 Montgomery Street Suite 400 San Francisco, CA 94133	6,830,085	(2)	14.9%

Columbia Wanger Asset Management, L.P.
WAM Acquisition GP, Inc.
Columbia Acorn Trust 227 West Monroe Street, Suite 3000 Chicago, IL 60606	5,647,250	(3)	12.3%

Lazard Freres & Co. LLC 30 Rockefeller Plaza New York, NY 10020	3,805,300	(4)	8.3%

Westport Asset Management, Inc.
Westport Advisers LLC 253 Riverside Avenue Westport, CT 06880	3,086,450	(5)	6.7%

	ITT/ESI Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Warburg Pincus Asset Management, Inc. 466 Lexington Avenue New York, NY 10017	2,933,150	(6)	6.4%
Rene R. Champagne	1,231,034	(7)	2.6%
Kevin M. Modany	139,768	(8)	*
Clark D. Elwood	232,125	(9)	*
Eugene W. Feichtner	103,189	(10)	*
Daniel M. Fitzpatrick	19,790	(11)	*
Rand V. Araskog	240,446	(12)	*
John F. Cozzi	23,136	(13)	*
John E. Dean	69,447	(14)	*
James D. Fowler, Jr.	59,500	(15)	*
Joanna T. Lau	20,998	(16)	*
Samuel L. Odle	0		*
Vin Weber	63,946	(17)	*
All current Directors and executive officers as a group (14 individuals)	2,275,851	(18)	4.8%

*	Less than 1%.
(1)	All shares of ITT/ESI Common Stock are owned directly except as otherwise indicated. Pursuant to SEC regulations, shares (a) receivable by Directors and executive officers upon exercise of stock options exercisable within 60 days after February 15, 2006, (b) allocated to the accounts of certain Directors and executive officers under the ESI 401(k) Plan at February 15, 2006 or (c) credited to the accounts of certain Directors under the Directors Deferred Compensation Plan at February 15, 2006, are deemed to be beneficially owned by such Directors and executive officers.
(2)	Based solely on information in reports filed by the beneficial owners under Section 13(d), 13(g) or 16(a) of the 1934 Act. Each beneficial owner is a member of a group that possesses voting and investment power over a total of 6,830,085 shares. Blum Capital Partners, L.P. (“Blum L.P.”) is a partnership and an investment advisor with voting and investment discretion for the Stinson Capital Fund (Cayman) Ltd. investment advisory account. Blum L.P. is also a registered investment adviser that provides investment advisory services and acts as general partner for the following investment partnerships: Stinson Capital Partners, L.P.; Stinson Capital Partners II, L.P.; Stinson Capital Partners (QP), L.P.; BK Capital Partners IV, L.P.; Stinson Capital Partners A, L.P.; Stinson Capital Partners D, L.P.; Stinson Capital Partners M, L.P.; and Stinson Capital Partners S, L.P. In addition, Blum L.P. is the managing member of Saddlepoint Partners GP, L.L.C., which is the general partner of Saddlepoint Partners (Cayman), L.P., an investment partnership. Richard C. Blum & Associates, Inc. (“RCBA”) is the general partner of Blum L.P. Blum Strategic GP II, L.L.C. (“Blum GP II”) is the general partner of Blum Strategic Partners II, L.P. and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. Blum Strategic GP III, L.L.C. (“Blum GP III”) is the general partner of Blum Strategic GP III, L.P., which is the general partner of Blum Strategic Partners III, L.P. Richard C. Blum is the chairman and significant shareholder of RCBA and Blum L.P., and a managing member of Blum GP II. Blum L.P. has voting and investment discretion with respect to the shares owned by the Virginia Electric and Power Company Qualified Nuclear Decommissioning Trust and The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc. Blum L.P., RCBA, Blum GP II, Blum GP III and Mr. Blum each possesses voting and investment power over a total of 6,830,085 shares. Blum L.P., RCBA, Blum GP II, Blum GP III and Mr. Blum have shared power to (a) vote or direct the vote of 6,830,085 shares and (b) dispose or direct the disposition of 6,830,085 shares.
(3)

Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. Each beneficial owner is a member of a group that possesses voting and investment power over a total of 5,647,250 shares. Columbia Wanger Asset Management, L.P. (“Columbia”) is a registered investment adviser. WAM Acquisition GP, Inc. (“GP”) is the general partner of Columbia. Columbia and

GP each possesses voting and investment power over a total of 5,647,250 shares. Columbia has sole power, and GP has shared power, to (a) vote or direct the vote of 5,647,250 shares and (b) dispose or direct the disposition of 5,647,250 shares. Columbia Acorn Trust (“Acorn”) is an investment trust that is advised by Columbia. Acorn holds more than 75% of the shares that Columbia has sole power over.

(4)	Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and broker-dealer and has sole power to (a) vote or direct the vote of 3,204,410 shares and (b) dispose or direct the disposition of 3,805,300 shares.
(5)	Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. Each beneficial owner possesses voting and investment power over a total of 3,086,450 shares. Westport Advisers LLC (“Advisers”) is a registered investment adviser and a subsidiary of Westport Asset Management, Inc. (“WAM”), which is also a registered investment adviser. Advisers and WAM have sole power to (a) vote or direct the vote of 760,700 shares and (b) dispose or direct the disposition of 760,700 shares. Advisers and WAM have shared power to (a) vote or direct the vote of 2,210,650 shares and (b) dispose or direct the disposition of 2,325,750 shares.
(6)	Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and has (a) sole power to vote or direct the vote of 2,396,100 shares, (b) shared power to vote or direct the vote of 513,450 shares and (c) sole power to dispose or direct the disposition of 2,933,150 shares.
(7)	This number includes 101,188 shares owned directly, 10,846 shares owned under the ESI 401(k) Plan and 1,119,000 shares subject to presently exercisable options.
(8)	This number includes 228 shares owned under the ESI 401(k) Plan and 139,540 shares subject to presently exercisable options.
(9)	This number includes 8,304 shares owned directly, 6,097 shares owned under the ESI 401(k) Plan and 217,724 shares subject to presently exercisable options.
(10)	This number includes 3,596 shares owned directly, 7,953 shares owned under the ESI 401(k) Plan and 91,640 shares subject to presently exercisable options.
(11)	This number includes 19,790 shares subject to presently exercisable options.
(12)	This number includes 236,177 shares owned directly and 4,269 shares deferred under the Directors Deferred Compensation Plan.
(13)	This number includes 1,000 shares owned directly, 1,000 shares owned by trusts for the benefit of Mr. Cozzi’s children, 1,136 shares deferred under the Directors Deferred Compensation Plan and 20,000 shares subject to presently exercisable options.
(14)	This number includes 11,028 shares owned directly, 900 shares owned by Mr. Dean’s spouse, 5,519 shares deferred under the Directors Deferred Compensation Plan and 52,000 shares subject to presently exercisable options.
(15)	This number includes 7,500 shares owned directly and 52,000 shares subject to presently exercisable options.
(16)	This number includes 998 shares owned directly and 20,000 shares subject to presently exercisable options.
(17)	This number includes 4,500 shares owned directly, 7,446 shares deferred under the Directors Deferred Compensation Plan and 52,000 shares subject to presently exercisable options.
(18)	This number includes 374,291 shares owned directly, 1,900 shares owned indirectly, 25,216 shares owned under the ESI 401(k) Plan, 1,856,074 shares subject to presently exercisable options and 18,370 shares deferred under the Directors Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our By-Laws and Restated Certificate of Incorporation obligate us to indemnify our officers and Directors to the fullest extent permitted by Delaware law, provided that their conduct complied with certain requirements. We are obligated to advance defense costs to our officers and Directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, our indemnity obligation can, under certain circumstances, include indemnifiable judgments, penalties, fines and amounts paid in settlement in connection with those actions. As part of this obligation, we advanced legal fees relating to the representation of certain of our current and former Directors and executive officers by counsel in connection with an investigation of us that was conducted by the DOJ and the securities class action, shareholder derivative and 401(k) plan class action lawsuits arising from the DOJ investigation. See “Proposal One: Election of Two Directors to Serve until the 2009 Annual Meeting of Shareholders and until Their Successors are Elected and have Qualified—Shareholder Derivative Lawsuits” above, and “Item 3. Legal Proceedings” in our 2004 Annual Report on Form 10-K filed with the SEC. In 2005, we advanced a total of approximately $550,000 in legal fees related to the representation of our current and former Directors and executive officers by counsel in connection with those matters.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2007 Annual Meeting of Shareholders is November 24, 2006.

In order to be considered at the 2007 Annual Meeting of Shareholders, shareholder proposals must comply with the advance notice and eligibility requirements contained in our By-Laws. Our By-Laws provide that shareholders are required to give advance notice to us of any nomination by a shareholder of candidates for election as Directors and of any business to be brought by a shareholder before a shareholders’ meeting. With respect to annual meetings, our By-Laws provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as Director or Directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to our Secretary not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, (a) notice by the shareholder of a nomination must be delivered or received not earlier than the 90th day prior to such annual meeting and not later than the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made and (b) notice by a shareholder of any other business must be received not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

The advance notice provisions in our By-Laws also provide that in the case of a special meeting of shareholders called for the purpose of electing Directors, to be timely, a shareholder’s notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 8 and Article III, Section 2 of our By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, IN 46032-1404.

The procedures described above apply to any matter that a shareholder wishes to raise at the 2007 Annual Meeting of Shareholders, including those matters raised other than pursuant to Rule 14a-8 of the 1934 Act. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal.

ADDITIONAL INFORMATION

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (the “Code”) in accordance with Item 406 of the SEC’s Regulation S-K that is applicable to our Directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code is posted on our website at www.ittesi.com.

We also intend to promptly disclose on our website any amendments that we make to the Code. To the extent that our Board of Directors grants any waiver of the Code for any of our Directors or executive officers, we intend to disclose the waiver within four business days following the grant of the waiver.

Transfer Agent Information

The transfer agent and registrar for ITT/ESI Common Stock is:

The Bank of New York

101 Barclay Street – Floor 11E

New York, NY 10286

E-mail address: shareowners@bankofny.com

Internet address: http://www.stockbny.com

Shareholders should send certificates for transfer and address changes to:

The Bank of New York

Receive and Deliver Department

P.O. Box 11002

New York, NY 10286-1002

Shareholder questions can be answered by contacting our transfer agent either by calling toll-free at 1-800-524-4458 (U.S.), 1-212-815-3700 (Outside the U.S.) or 1-888-269-5221 (Hearing Impaired-TTY Phone), or by mail addressed to:

The Bank of New York

Investor Services Department

P.O. Box 11258

New York, NY 10286-1258

Shareholder Information

We make the following materials available free of charge through our website at www.ittesi.com:

•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	our Code.

We will provide a print copy of the following materials without charge to anyone who makes a written request to our Investor Relations Department at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404 or by e-mail through our website at www.ittesi.com:

•	our annual report on Form 10-K for the year ended December 31, 2005, excluding certain of its exhibits;
•	our Corporate Governance Guidelines;

•	the charter for each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors; and
•	the Code.

Annual Report to Shareholders

Our 2005 Annual Report to Shareholders is attached to this Proxy Statement as Appendix D, but is not deemed to be “soliciting material” or part of the solicitation of proxies.

APPENDIX A

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

ITT EDUCATIONAL SERVICES, INC.

SCOPE OF RESPONSIBILITY

1.	The Audit Committee (“Committee”) of the ITT Educational Services, Inc. (“ITT/ESI”) Board of Directors (“Board”) will assist the Board in its oversight of:

(a)	the integrity of ITT/ESI’s financial statements and other financial information provided by ITT/ESI to any governmental body or the public;

(b)	ITT/ESI’s compliance with legal and regulatory requirements;

(c)	ITT/ESI’s systems of internal controls regarding finance, accounting, legal compliance and ethics that ITT/ESI management (“management”) and the Board establish;

(d)	ITT/ESI’s auditing, accounting and financial reporting processes generally;

(e)	the qualifications, independence and performance of ITT/ESI’s independent registered public accounting firm (“Accounting Firm”); and

(f)	the performance of ITT/ESI’s compliance and internal audit functions.

2.	The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of ITT/ESI’s financial statements.

MEMBERSHIP

1.	The Committee must be composed of at least three directors.

2.	The Committee members and the Committee chairperson shall be appointed by the Board, and each member shall serve on the Committee at the pleasure of the Board.

3.	Each director on the Committee must be independent in accordance with both federal law and the rules of the New York Stock Exchange (the “NYSE”), and the Board will affirmatively determine that each director on the Committee has no material relationship with ITT/ESI.

4.	Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment.

5.	At least one member of the Committee must have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

6.	No member of the Committee may simultaneously serve on more than two other public company audit committees.

7.	The only compensation that Committee members may receive from ITT/ESI is for their services on ITT/ESI’s Board of Directors and its standing committees.

STRUCTURE AND PROCESSES

1.	General. The Committee will:

(a)	meet at least once each quarter and may invite members of management or others to attend Committee meetings and provide pertinent information;

(b)	meet regularly (at least quarterly) in separate executive sessions with (i) management, (ii) representatives of the Accounting Firm and (iii) ITT/ESI’s Chief Compliance Officer or other official responsible for ITT/ESI’s compliance and internal audit functions (“CCO”) to discuss any matters that the Committee, management, the Accounting Firm or the CCO believes should be discussed privately with the Committee;

(c)	provide an open avenue of communication among the Accounting Firm, the CCO and the Committee;

(d)	report regularly to the Board on significant matters within the Committee’s scope of responsibility, including any issues that arise with respect to:

(i)	the quality or integrity of ITT/ESI’s financial statements;

(ii)	ITT/ESI’s compliance with legal and regulatory requirements; and

(iii)	the performance of the CCO;

(e)	periodically review with ITT/ESI’s general counsel legal, regulatory and related governmental policy matters that may have a material impact on ITT/ESI’s financial statements, legal and regulatory compliance and programs;

(f)	when appropriate, conduct or authorize investigations into any matters within the Committee’s scope of responsibility;

(g)	provide such disclosures and reports as may be required of the Committee by the U.S. Securities and Exchange Commission (“SEC”) in ITT/ESI’s proxy statement for its annual meeting of shareholders;

(h)	annually review this Charter and update it as necessary;

(i)	establish procedures for:

(i)	the receipt, retention and treatment of complaints received by ITT/ESI regarding accounting, internal accounting controls or auditing matters; and

(ii)	confidential, anonymous submissions by ITT/ESI employees of concerns regarding questionable accounting or auditing matters;

(j)	conduct an annual performance evaluation of the Committee;

(k)	review the results of the CCO’s annual:

(i)	audit of director and ITT/ESI officer expense accounts, management perquisites and management’s use of corporate assets; and

(ii)	monitoring of ITT/ESI’s compliance with the ITT/ESI Code of Business Conduct and Ethics;

(l)	review management policies and programs relating to ITT/ESI’s compliance with legal and regulatory requirements, business ethics, business integrity, conflicts of interest and environmental matters; and

(m)	perform such other functions as assigned by law, the NYSE, ITT/ESI’s Certificate of Incorporation or By-Laws or the Board.

2.	Oversight of ITT/ESI’s Relationship with the Accounting Firm. The Committee will:

(a)	be directly responsible for the appointment, compensation, retention and oversight of the work of the Accounting Firm, including the resolution of disagreements between management and the Accounting Firm regarding financial reporting;

(b)	approve, in advance, all audit (including comfort letters and statutory audits) and permitted non-audit services, and related fees and terms, to be performed by the Accounting Firm for ITT/ESI;

(c)	evaluate the qualifications, performance and independence of the Accounting Firm, taking into account the opinions of management and the CCO, including:

(i)	a review and evaluation of the lead partner of the Accounting Firm;

(ii)	reviewing the report described in (e)(iv) below;

(iii)	reviewing the Accounting Firm’s work throughout the year;

(iv)	confirming that the lead audit partner or the audit partner responsible for reviewing the audit is rotated every five years;

(v)	considering whether there should be regular rotation of the Accounting Firm;

(vi)	actively engaging in a dialogue with the Accounting Firm with respect to any disclosed relationships or services that may impact the objectivity or independence of the Accounting Firm;

(vii)	setting clear policies regarding ITT/ESI’s hiring of employees or former employees of the Accounting Firm;

(viii)	obtaining confirmation and assurance from the Accounting Firm of its independence;

(ix)	taking appropriate action to ensure the independence of the Accounting Firm; and

(x)	presenting the Committee’s conclusion to the Board;

(d)	when appropriate, discharge and replace the Accounting Firm;

(e)	instruct the Accounting Firm:

(i)	that the Accounting Firm reports directly to the Committee and is ultimately accountable to the Committee;

(ii)	to conduct an interim financial review of ITT/ESI’s financial statements prior to ITT/ESI’s quarterly filing of its Form 10-Q with the SEC;

(iii)	to report to the Committee:

(A)	all critical accounting policies and practices to be used by ITT/ESI;

(B)	all alternative disclosures and treatments of financial information within Generally Accepted Accounting Principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the disclosures and treatment preferred by the Accounting Firm; and

(C)	any material written communications between the Accounting Firm and management, such as any management letter or schedule of unadjusted differences; and

(iv)	to submit annually to the Committee a formal, written report describing:

(A)	the Accounting Firm’s internal quality control procedures;

(B)	any material issues raised by the most recent internal quality-control review, or peer review, of the Accounting Firm;

(C)	any material issues raised by any inquiry or investigation of the Accounting Firm by governmental or professional authorities, within the preceding five years, with respect to any audit by the firm, and any steps taken to deal with any such issues; and

(D)	all relationships between the Accounting Firm and ITT/ESI.

3.	Oversight of the CCO, Audit Matters and Financial Statements and Disclosures. The Committee will:

(a)	obtain confirmation and assurance from the CCO of his/her objectivity;

(b)	instruct management and the Accounting Firm to provide the Committee with a timely analysis of significant current financial reporting issues and practices;

(c)	review and approve or disapprove any material transactions or courses of dealing between ITT/ESI and parties related to ITT/ESI that may involve a conflict of interest;

(d)	inquire about, consider and review with the Accounting Firm, the CCO and management:

(i)	ITT/ESI’s annual and quarterly financial statements, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations;

(ii)	any ITT/ESI transactions or arrangements that are important for understanding ITT/ESI’s financial statements;

(iii)	any material financial or non-financial arrangements of ITT/ESI, or off-balance sheet structures, which do not appear on ITT/ESI’s financial statements;

(iv)	management’s and the Accounting Firm’s qualitative judgments regarding the appropriateness of the:

(A)	critical accounting principles and financial disclosure practices used, or proposed to be adopted, by ITT/ESI;

(B)	degree of aggressiveness or conservatism of ITT/ESI’s accounting principles and underlying estimates, including the Accounting Firm’s views on whether management’s choices of accounting principles are conservative, moderate or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices;

(C)	consistency of application of ITT/ESI’s accounting policies; and

(D)	clarity, consistency and completeness of the accounting information contained in ITT/ESI’s financial statements and related disclosures;

(v)	any proposed changes in ITT/ESI’s selection or application of accounting principles;

(vi)	any analyses prepared by management, the Accounting Firm or the CCO regarding significant financial reporting issues and judgments made in connection with the preparation of ITT/ESI’s financial statements, including the effects of alternative GAAP methods on the financial statements;

(vii)	the effect of regulatory and accounting initiatives on ITT/ESI’s financial statements;

(viii)	earnings press releases, including the use of pro forma or adjusted non-GAAP information;

(ix)	financial information and earnings guidance provided to security analysts and rating agencies;

(x)	ITT/ESI’s risk assessment and risk management, including:

(A)	the guidelines and policies governing the process by which management assesses and manages ITT/ESI’s exposure to risk; and

(B)	ITT/ESI’s major financial risk exposures and the steps taken by management to monitor and control those exposures;

(xi)	any significant adjustments, management judgments, accounting estimates, new or changed accounting policies, uncertainties, timing of transactions or timing of the recording of transactions;

(xii)	the Accounting Firm’s:

(A)	views of the appropriateness of the accounting principles and disclosure practices adopted and/or changed by management from time to time; and

(B)	rationale for accepting or questioning any significant estimates by management; and

(xiii)	any items that have a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information included in ITT/ESI’s financial statements;

(e)	recommend to the Board whether ITT/ESI’s audited financial statements should be included in ITT/ESI’s Annual Report on Form 10-K filed with the SEC;

(f)	inquire about, consider and review with the Accounting Firm, the CCO and management:

(i)	the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources;

(ii)	the adequacy of ITT/ESI’s internal accounting and financial controls, including:

(A)	any significant deficiencies in the design or operation of the internal controls;

(B)	any material weaknesses in the internal controls;

(C)	any special steps adopted in light of any material control deficiencies;

(D)	any fraud (whether or not material) that involves management or ITT/ESI employees who have a significant role in the internal controls; and

(E)	the responsibilities, budget and departmental staffing of the CCO;

(iii)	the audit scope, plan and timing of the Accounting Firm and the CCO, and any changes thereto;

(iv)	any other matters related to the conduct of the audit or reviews which are to be communicated by the Accounting Firm to the Committee under Generally Accepted Auditing Standards;

(v)	any audit problems, difficulties or disputes encountered by the Accounting Firm or the CCO in the course of their audit work, and management’s response thereto, including:

(A)	any restrictions on the scope of the Accounting Firm’s or the CCO’s activities;

(B)	any restrictions on the Accounting Firm’s or the CCO’s access to requested information;

(C)	any significant disagreements between the Accounting Firm or the CCO and management;

(D)	any accounting adjustments that were noted or proposed by the Accounting Firm but were not made by management;

(E)	any communications between the Accounting Firm’s audit team and its national office regarding audit or accounting issues presented by the ITT/ESI engagement;

(F)	any “management” or “internal control” letter issued, or proposed to be issued, by the Accounting Firm to ITT/ESI; and

(iv)	any significant audit findings and recommendations of the Accounting Firm and the CCO, together with management’s responses thereto.

4.	Independent Advisors. The Committee is empowered to:

(a)	engage independent legal, accounting and other advisors for advice and assistance, as it determines necessary to carry out its responsibilities; and

(b)	compensate, with ITT/ESI funds, the Accounting Firm and any independent legal, accounting and/or other advisors engaged by the Committee in the amounts that the Committee deems appropriate.

APPENDIX B

ITT EDUCATIONAL SERVICES, INC.’S CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

As permitted by the rules of the New York Stock Exchange (“NYSE”), ITT Educational Services, Inc.’s (“ITT/ESI”) Board of Directors has adopted categorical standards to assist it in making determinations of the independence of the directors on the Board. These standards incorporate, and are consistent with, the definition of “independent” contained in Section 303A.02 and .06 of the NYSE Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934. The standards are as follows:

•	The following individuals shall not be deemed an “independent” Director of ITT/ESI:

•	An individual who is, or has been within the last three years, an employee of ITT/ESI.

•	An individual whose immediate family member is, or has been within the last three years, an executive officer of ITT/ESI.

•	An individual who has received, or whose immediate family member has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from ITT/ESI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	An individual who: (a) is a current employee or partner of a firm that is ITT/ESI’s internal or external auditor (“Auditor”); or (b) was an employee or partner of the Auditor within the last three years and personally worked on ITT/ESI’s audit within that time.

•	An individual whose immediate family member:

•	is a current partner of the Auditor;

•	is a current employee of the Auditor and participates in the Auditor’s audit, assurance or tax compliance (but not tax planning) practice; or

•	was an employee or partner of the Auditor within the last three years and personally worked on ITT/ESI’s audit within that time.

•	An individual who is or has been, or whose immediate family member is or has been, employed within the last three years as an executive officer of another company where any of ITT/ESI’s present executive officers at the same time serve or served on that company’s compensation committee.

•	An individual who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to or received payments from ITT/ESI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•	An individual who, or whose immediate family member, had, during the last five years, a direct or indirect material interest (as defined in Instruction 8 to Item 404(a) of Regulation S-K adopted by the U.S. Securities and Exchange Commission) in any transaction or series of similar transactions to which ITT/ESI was a party and in which the amount involved exceeded $60,000.

•	An individual who is, or during the last five years has been, a 10% stockholder of any business or professional entity that has made during the past five years, or proposes to make during the next year, payments to ITT/ESI for property or services in excess of 2% of (a) ITT/ESI’s consolidated gross revenues for its last full fiscal year, or (b) the other entity’s consolidated gross revenues for its last full fiscal year.

B-1

•	An individual who is, or during the last five years has been, a 10% stockholder of any business or professional entity to which ITT/ESI has made during the last five years, or proposes to make during the next year, payments for property or services in excess of 2% of (a) ITT/ESI’s consolidated gross revenues for its last full fiscal year, or (b) the other entity’s consolidated gross revenues for its last full fiscal year.

•	An individual who is, or during the last five years has been, an executive officer or a 10% stockholder of any business or professional entity to which ITT/ESI was indebted at the end of any of the past five fiscal years in an aggregate amount in excess of 2% of ITT/ESI’s total consolidated assets at the end of any of the past five fiscal years.

•	An individual who is, or during the last five years has been, a member of, or of counsel to, a law firm that ITT/ESI has retained during the last fiscal year or proposes to retain during the current fiscal year; and that the dollar amount of fees paid to such law firm exceeds 2% of the law firm’s gross revenues for that firm’s last full fiscal year.

•	An individual who is, or during the last five years has been, a partner or executive officer of any investment banking firm that has performed services for ITT/ESI, other than as a participating underwriter in a syndicate, during the last fiscal year, or that ITT/ESI proposes to have perform services during the current year; and that the dollar amount of compensation received by such investment banking firm exceeds 2% of such investment banking firm’s consolidated gross revenues for that firm’s last full fiscal year.

•	An individual who is an executive officer of a tax-exempt organization to which ITT/ESI has made charitable contributions that exceed the greater of $1 million or 2% of the tax-exempt organization’s gross revenues in the current or any of the past three years.

•	A Director will not be deemed “independent” for the purposes of serving on ITT/ESI’s Audit Committee, if such Director directly or indirectly receives from ITT/ESI or any affiliate of ITT/ESI any consulting, advisory or other compensatory fee, other than payments of: (i) director’s fees and related expenses; (ii) fixed amounts of compensation under a retirement plan or deferred compensation plan for prior service that are not contingent in any way on continued service; and (iii) any dividends or other distributions on ITT/ESI’s securities which are owed to the Director. “Indirect” compensation includes payments to: (a) the Director’s spouse, minor children or stepchildren, or children or stepchildren sharing a home with the Director; and (b) any entity in which the Director is a partner, member or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to ITT/ESI. An “affiliate” is any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, ITT/ESI. A person who is not an executive officer, Director or 10% shareholder of ITT/ESI does not control ITT/ESI. A director, executive officer, partner, member, principal or designee of an affiliate of ITT/ESI is also an affiliate of ITT/ESI.

•	A Director will not be deemed “independent” for the purposes of serving on ITT/ESI’s Audit Committee, if such Director is an affiliated person of ITT/ESI or an ITT/ESI subsidiary apart from his or her capacity as (a) a Director of ITT/ESI and/or ITT/ESI subsidiary, and/or (b) a member of any committee of the Board of Directors of ITT/ESI and/or an ITT/ESI subsidiary.

•	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	References to ITT/ESI include any parent or subsidiary in a consolidated group with ITT/ESI.

B-2

APPENDIX C

2006 ITT EDUCATIONAL SERVICES, INC.

EQUITY COMPENSATION PLAN

1.	Establishment, Objectives and Duration.

(a)    Establishment of the Plan. ITT Educational Services, Inc. hereby establishes the “2006 ITT Educational Services, Inc. Equity Compensation Plan” (“Plan”). The Plan is effective upon its approval by the Company’s stockholders at the 2006 Annual Meeting (“Effective Date”).

(b)    Objectives of the Plan. The Plan’s objectives are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Participants, and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link Participants’ personal interests to those of the Company’s stockholders.

(c)    Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the 10th anniversary of the Effective Date. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.	Definitions. As used in the Plan, the following definitions will apply:

(a)    “Applicable Law” means the legal requirements relating to stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

(b)    “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards granted under the Plan.

(c)    “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cashless Exercise” means, to the extent permitted by Applicable Law, a program approved by the Committee in which payment of the applicable Exercise Price of an Option may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(f)    “Cause” means, unless that term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; or (ii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant’s ability to perform his or her duties with the Company.

(g)    “Change in Control” means the occurrence of one or more of the following:

(i)    The acquisition by any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan sponsored by the Company or a

Subsidiary, of a beneficial ownership directly or indirectly of 20 percent or more of the outstanding common shares of the Company; the purchase by any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, of shares pursuant to a tender offer or exchange offer to acquire common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15 percent or more of the outstanding common stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

(ii)    The stockholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

(iii)    There shall have been a change in a majority of the members of the Board within a 12-month period, unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period; or

(iv)    The liquidation or dissolution of the Company.

Notwithstanding any other provision of the Plan, with respect to any provision or feature of the Plan that constitutes or provides for a deferred compensation plan subject to Code Section 409A, no event or transaction will constitute a Change in Control unless it is a change in control within the meaning of Code Section 409A.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

(i)    “Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan; provided, however, that, where appropriate, “Committee” also means (i) the Board, which, pursuant to Section 3(b), administers the Plan with respect to Non-Employee Directors; and (ii) any delegate of the Committee that, pursuant to Section 3(d), has the authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) “covered employees” under Code Section 162(m).

(j)    “Company” means ITT Educational Services, Inc., a Delaware corporation, and any successor thereto as provided in Section 23.

(k)    “Continuous Service” means an Employee’s provision of services in any capacity to the Company or any Subsidiary that is not interrupted or terminated. Continuous Service will not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company may include medical leave, military leave, or any other personal leave approved by an authorized Company representative. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of the leave is guaranteed by statute or contract.

(l)    “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

(m)    “Dividend” means a dividend declared and paid on Shares subject to an Award.

(n)     “Employee” means any employee of the Company or a Subsidiary.

(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)     “Exercise Price” means the price at which a Participant may purchase a Share pursuant to an Option.

(q)    “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)    Where a public market exists for the Share, the Fair Market Value will be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)    In the absence of an established market for the Share of the type described above, the Committee will determine the Share’s Fair Market Value in good faith using a reasonable valuation methodology, and that determination will be conclusive and binding on all persons.

(r)    “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 8.

(s)    “Full-Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or any Other Stock-Based Award with value denominated in Shares.

(t)    “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

(u)    “Non-Employee Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary and who is not an Employee.

(v)    “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Code Section 422.

(w)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 7.

(x)    “Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 13.

(y)    “Participant” means a current or former Employee or Non-Employee Director who the Committee selects (or selected) to receive an Award.

(z)    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

(aa)    “Performance Measure” means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals: total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, student enrollment, new student enrollment, continuing students, total students, compound annual growth rate, internal rate of return, graduate employment rate, and financial aid packaging percentage.

(bb)    “Performance Period” means the period during which a Performance Measure must be met.

(cc)    “Performance Share” means an Award granted to a Participant pursuant to Section 11.

(dd)    “Performance Unit” means an Award granted to a Participant pursuant to Section 12.

(ee)    “Period of Restriction” means the period during which Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 9, 10 and 13.

(ff)    “Plan” means this 2006 ITT Educational Services, Inc. Equity Compensation Plan, as amended from time to time.

(gg)    “Restricted Stock” means an Award granted to a Participant pursuant to Section 9.

(hh)    “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 10.

(ii)    “Retirement” means, with respect to an Employee, termination of employment after attaining age 55 and completing at least 10 Years of Service. With respect to a Non-Employee Director, “Retirement” means termination of service on the Board after serving at least six (6) years on the Board.

(jj)    “SEC” means the United States Securities and Exchange Commission.

(kk)    “Section” means, except where used in direct reference to a provision of the Code or the Exchange Act, a provision of this Plan.

(ll)    “Share” means a share of the Company’s common stock, par value $0.01 per share, subject to adjustment pursuant to Section 18.

(mm)    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, pursuant to Section 8.

(nn)    “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” has that term’s meaning in Code Section 424(f).

(oo)    “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary, or the Company’s sale or distribution of substantially all of the outstanding capital stock of that Subsidiary.

(pp)    “Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 8.

(qq)    “Voting Securities” means voting securities of the Company entitled to vote generally in the election of directors.

(rr)    “Years of Service” has the meaning used for vesting purposes under the Company’s ESI 401(k) Plan.

3.	Administration of the Plan.

(a)    The Committee. The Plan will be administered by the Compensation Committee of the Board or such other committee (“Committee”) as the Board selects consisting of two or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Code Section 162(m), and an “independent director” under New York Stock Exchange listing standards. The members of the Committee will be appointed from time to time by, and will serve at the discretion of, the Board.

(b)    Board as the Committee. Notwithstanding subsection (a) above, the Board will constitute the Committee and administer the Plan with respect to Non-Employee Directors, determine the terms of Awards, and their related Award Agreements, to Non-Employee Directors, and grant Awards to Non-Employee Directors.

(c)    Authority of the Committee. Subject to Applicable Law and the Plan’s provisions, and except as the Board may provide otherwise, the Committee will have full, final and discretionary authority to take all actions it determines necessary to administer the Plan, including, without limitation, the following actions:

(i)    select the Employees and Non-Employee Directors to whom Awards may from time to time be granted under the Plan;

(ii)    determine whether and to what extent Awards are granted under the Plan;

(iii)    determine the size, type, terms, and conditions of any Awards granted under the Plan;

(iv)    approve forms of Award Agreements for use under the Plan;

(v)    establish Performance Measures for any Performance Period and determine whether those goals were satisfied;

(vi)    amend the terms of any outstanding Award granted under the Plan in the event of a Participant’s termination of employment or service or in the event of a Change in Control, provided that, except as otherwise provided in Section 19, no such amendment will reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company, and provided further, that any amendment that would adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent;

(vii)    construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and decide all questions of fact arising in the application of the Plan and any Award Agreement; and

(viii)    take such other action, not inconsistent with the Plan’s terms, as the Committee deems appropriate.

(d)    Delegation of Authority. As permitted by Applicable Law, the Committee may delegate, to one or more officers of the Company, its authority, including the power and authority to make Awards to Participants who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) “covered employees” under Code Section 162(m), pursuant to such conditions and limitations as the Committee may establish. The Committee may delegate authority pursuant to this provision only by resolution or other valid action it reflects in writing.

(e)    Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations will be final, binding and conclusive on all persons, including the Company, its Subsidiaries, Employees, Non-Employee Directors, and their estates and beneficiaries.

4.	Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a)    Number of Shares Available for Grants. Subject to adjustment as provided in Section 18, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 4,000,000 Shares. The number of Shares remaining for other Awards will be reduced by three (3) for each Share delivered in connection with a Full-Value Award.

(b)    Limit on Awards of Incentive Stock Options. Subject to adjustment as provided in Section 18, the maximum aggregate number of Shares that may be delivered in connection with Incentive Stock Options under the Plan will not exceed 4,000,000 Shares.

(c)    Limits on Awards to Individual Participants. Subject to adjustment as provided in Section 18, the following rules will apply with respect to Awards to individual Participants:

(i)    Total Limit: The maximum aggregate number of Shares that can be granted to any one Participant in a particular calendar year pursuant to any and all Awards is 200,000 Shares.

(ii)    Incentive Stock Options: The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted in any particular calendar year to any one Participant is 200,000 Shares.

(iii)    Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units may be granted in a particular calendar year to any one Participant is 100,000 Shares.

(iv)    Performance Shares and Performance Units: The maximum aggregate number of Performance Shares that may be granted in a particular calendar year to any one Participant is 100,000 Shares, and the maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one calendar year to any one Participant is $1,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of that amount.

(d)    Forfeited Shares. If Awards are forfeited or terminated for any reason before being exercised, fully vested, or settled, then the Shares underlying those Awards will cease to count against the limitations in subsections (a) and (b) and will become available for Awards under the Plan.

(e)    Shares for Withholding Obligations. Any Shares subject to any Award that are withheld or otherwise not issued upon exercise of any Award to satisfy the Participant’s withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares, will reduce the number of Shares available for grant under the limitations in subsections (a) and (b).

(f)    Awards Settled in Cash. Awards valued by reference to Shares that may be settled in equivalent cash value will count against the limitations in this Section 4 to the same extent as if settled in Shares.

5.	Eligibility and Participation.

(a)    Eligibility. Employees and Non-Employee Directors are eligible to participate in the Plan.

(b)    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Non-Employee Directors those to whom Awards will be granted and will determine the nature and amount of each Award.

6.	Types of Awards.

(a)    Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

(b)    Designation of Award. Each Award will be designated in the Award Agreement.

7.	Options.

(a)    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as the Committee determines.

(b)    Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the Option vesting schedule, and such other provisions as the Committee determines including, without limitation, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options will be subject to the limitations set forth in Code Section 422.

(c)    Exercise Price. Except for Options adjusted pursuant to Section 18 and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price of each Option will not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price of the Option will not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d)    Term of Options. The term of an Option granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed seven (7) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)    Vesting of Options. Options granted under this Section 7 will be exercisable at such times (based on the passage of time or the achievement of Performance Measures) and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each grant or for each Participant; provided, however, that, except as otherwise provided upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no Option may be exercisable prior to one (1) year from the date of grant.

(f)    Exercise of Options. Options granted under this Section 7 will be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment for the Exercise Price. An Option’s Exercise Price will be payable to the Company:

(i)    in cash or its equivalent;

(ii)    by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, provided that the Committee may, in its sole discretion, require that Shares tendered for payment have been previously held by the Participant for a minimum duration;

(iii)    in any other manner then permitted by the Committee (including Cashless Exercise); or

(iv)    by a combination of any of the permitted methods of payment in subsections (i), (ii), and (iii) above.

The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Law or for any other reason it deems appropriate.

(g)    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 7 as it deems advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

(h)    Termination for Death, Disability, or Retirement. Upon a Participant’s death, Disability, or Retirement, the following rules apply:

(i)    All of the Participant’s Options with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of the following two dates:

(A)    the date three (3) years after the date of the Participant’s death, Disability, or Retirement; or

(B)    the date the Options expire in accordance with their terms.

(ii) All of the Participant’s Options with performance-based vesting provisions are subject to the following two rules:

(A)    the Participant will forfeit all such Options that are not exercisable as of the date of the Participant’s death, Disability or Retirement; and

(B)    Options that were exercisable as of the date of the Participant’s death, Disability or Retirement will remain exercisable until the earlier of (I) the date three (3) years after the date of the Participant’s death, Disability or Retirement, or (II) the date the Options expire in accordance with their terms.

(i)    Other Terminations Without Cause. Upon termination by the Company of employment or service without Cause, or upon termination of employment or service by the Participant for a reason other than death, Disability, or Retirement, the following rules apply:

(i)    A Participant will forfeit all of his or her Options that had not yet become exercisable as of the date of the Participant’s termination.

(ii)    Options that were exercisable as of the date of the Participant’s termination will remain exercisable until the earlier of (i) the date 90 days after the date of termination, or (ii) the date the Options expire in accordance with their terms.

(j)    Other Terminations For Cause. Upon termination of employment or service for Cause, a Participant will immediately forfeit all of his or her outstanding, unexercised Options (including those Options that were otherwise exercisable as of the date of the Participant’s termination).

(k)    Additional Rules For Incentive Stock Options.

(i)    No Incentive Stock Option will be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which incentive stock options under Code Section 422 are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Code Section 422(d). This limitation will be applied by taking Options into account in the order in which granted.

(ii)    An Award of an Incentive Stock Option may provide that the Option may be exercised not later than three (3) months following the Participant’s termination of employment with the Company and all Subsidiaries, or not later than one (1) year following a permanent and total disability within the meaning of Code Section 22(e)(3), and to the extent determined by the Committee to comply with the requirements of Code Section 422.

(iii)    Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, that Option will be deemed to be a Nonqualified Stock Option and fully authorized and validly issued under the Plan.

8.	Stock Appreciation Rights.

(a)    Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

(b)    Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the number of Shares to which the SAR pertains, the grant price, the term of the SAR, and such other provisions as the Committee determines.

(c)    Grant Price. The grant price of a Freestanding SAR will not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR will equal the Exercise Price of the related Option; provided, however, that these limitations will not apply to Awards that are adjusted pursuant to Section 18.

(d)    Term of SARs. The term of a SAR granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed seven (7) years from the date of grant.

(e)    Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR will result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR will similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(f)    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the applicable Award Agreement; provided, however, that except as otherwise provided upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, no Freestanding SARs may be exercisable prior to one (1) year from the date of grant.

(g)    Payment of SAR Amount. SARs granted under this Section 8 will be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the SAR is to be exercised. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)    the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee as specified in the Award Agreement, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h)    Termination for Death, Disability, or Retirement. Upon a Participant’s death, Disability, or Retirement, the following rules apply:

(i)    All of the Participant’s SARs with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of the following two dates:

(A)    the date three (3) years after the date of the Participant’s death, Disability, or Retirement; or

(B)    the date the SARs expire in accordance with their terms.

(ii)    All of the Participant’s SARs with performance-based vesting provisions are subject to the following two rules:

(A)    a Participant will forfeit all such SARs that are not exercisable as of the date of the Participant’s death, Disability or Retirement; and

(B)    SARs that were exercisable as of the date of the Participant’s death, Disability or Retirement will remain exercisable until the earlier of (I) the date three (3) years after the date of the Participant’s death, Disability or Retirement, or (II) the date the SARs expire in accordance with their terms.

(i)    Other Terminations Without Cause. Upon termination by the Company of the Participant’s employment or service without Cause, or upon termination of employment or service by the Participant for a reason other than death, Disability, or Retirement, the following rules apply:

(i)    A Participant will forfeit all of his or her SARs that had not yet become exercisable as of the date of the Participant’s termination.

(ii)    SARs that were exercisable as of the date of the Participant’s termination will remain exercisable until the earlier of (i) the date 90 days after the date of termination, or (ii) the date the SARs expire in accordance with their terms.

(j)    Other Terminations For Cause. Upon termination of employment or service for Cause, a Participant will immediately forfeit all of his or her outstanding, unexercised SARs (including those SARs that were otherwise exercisable as of the date of the Participant’s termination).

9.	Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)    Award Agreement. Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee determines.

(c)    Period of Restriction. Except as otherwise provided in subsection (h) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock will be subject to one of the following two (2) Periods of Restriction depending, as the case may be, upon whether the Award is subject to time-based or performance-based restrictions:

(i)    Time-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock that is based solely on the passage of time will not be less than three (3) years.

(ii)    Performance-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock that is based on the achievement of Performance Measures will not be less than one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).

Notwithstanding Section 3(c) of this Plan, the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock under a Period of Restriction that is shorter than the minimum Periods of Restriction in this subsection (c), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock.

(d)    Other Restrictions. The Committee may impose such other conditions or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific Performance Measures, additional time-based restrictions, or restrictions under Applicable Law or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of the Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place on them a legend and institute stop-transfer orders on the Shares, and the Participant will be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

(e)    Removal of Restrictions. Subject to Applicable Law, Restricted Stock will become freely transferable by the Participant after the last day of the applicable Period of Restriction. Once Restricted Stock is released from the restrictions, the Participant will be entitled to receive a certificate evidencing the Shares.

(f)    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Shares of Restricted Stock granted under the Plan may exercise full voting rights with respect to those Shares during the Period of Restriction.

(g)    Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock will receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to the Restricted Stock will be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which the distributions were made.

(h)    Termination of Employment or Service. Notwithstanding subsection (c) above:

(i)    With respect to an Award of Restricted Stock with a time-based Period of Restriction, (A) upon termination of a Participant’s employment or service due to death or Disability, the Period of Restriction with respect to such Restricted Stock will lapse immediately, (B) upon termination of a Participant’s employment or service due to Retirement, the Participant will retain his or her unvested Restricted Stock and the Period of Restriction will lapse in accordance with its original terms, and (C) upon termination of a Participant’s employment or service for any reason other than death, Disability or Retirement, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

(ii)    With respect to an Award of Restricted Stock with a performance-based Period of Restriction, upon termination of a Participant’s employment or service for any reason, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

10.	Restricted Stock Units.

(a)    Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)    Award Agreement. Each grant of Restricted Stock Units will be evidenced by an Award Agreement that specifies the applicable Period of Restriction, the number of Restricted Stock Units granted, the settlement date, and such other provisions as the Committee determines.

(c)    Value of Restricted Stock Units. The initial value of a Restricted Stock Unit will equal the Fair Market Value of a Share on the date of grant; provided, however, that this requirement will not apply to Awards that are adjusted pursuant to Section 18.

(d)    Period of Restriction. Except as otherwise provided in subsection (g) below, or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units will be subject to one of the following two (2) Periods of Restriction depending, as the case may be, upon whether the Award is subject to time-based or performance-based restrictions:

(i)    Time-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock Units that is based solely on the passage of time will not be less than 3 years.

(ii)    Performance-Based Period of Restriction: Any Period of Restriction for an Award of Restricted Stock Units that is based on the achievement of Performance Measures will not be less than one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).

Notwithstanding Section 3(c), the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock Units under a Period of Restriction that is shorter than the minimum Periods of Restriction in this subsection (d), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock Units.

(e)    Form and Timing of Settlement. Except as otherwise provided in Section 19 or a Participant’s Award Agreement, settlement and payment of Restricted Stock Units will be made at a specified settlement date that will not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion as specified in the Award Agreement, may settle earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares on the settlement date (or a combination thereof).

(f)    Voting Rights. A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Restricted Stock Units granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(g)    Termination of Employment or Service. Notwithstanding subsection (d) above:

(i)    With respect to an Award of Restricted Stock Units with a time-based Period of Restriction, (A) upon termination of a Participant’s employment or service due to death, Disability, or Retirement, the Period of Restriction with respect to such Restricted Stock Units will lapse immediately, and the Restricted Stock Units will be settled immediately thereafter, and (B) upon termination of a Participant’s employment or service for any reason other than death, Disability or Retirement, the Participant will forfeit all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

(ii)    With respect to an Award of Restricted Stock Units with a performance-based Period of Restriction, upon termination of a Participant’s employment or service for any reason, the Participant will forfeit all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

11.	Performance Shares.

(a)    Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)    Award Agreement. Each grant of Performance Shares will be evidenced by an Award Agreement that specifies the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted, and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c)    Value of Performance Shares. The initial value of a Performance Share will equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction will not apply to Awards that are adjusted pursuant to Section 18.

(d)    Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Shares, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. As soon as practicable following the Committee’s determination and certification, payment will be made to each eligible Participant of the final value of the Performance Shares. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of the Shares (or a combination thereof).

(e)    Voting Rights. A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Performance Shares granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f)    Termination of Employment or Service. If a Participant terminates employment or service with the Company for any reason prior to the end of the Performance Period respecting an Award of Performance Shares, the Participant will forfeit any and all right to payment under the Performance Shares.

12.	Performance Units.

(a)    Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b)    Award Agreement. Each grant of Performance Units will be evidenced by an Award Agreement that specifies the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c)    Value of Performance Units. The Committee will set Performance Measure(s) in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid to Participants.

(d)    Form and Timing of Payment. As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Units, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. As soon as practicable following the Committee’s determination and certification, payment shall be made to each eligible Participant of the final value of the Performance Units. The Committee, in its sole discretion as specified in the Award Agreement, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof).

(e)    Voting Rights. A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Performance Units granted under the Plan until such time, if at all, as Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f)    Termination of Employment or Service. If a Participant terminates employment or service with the Company for any reason prior to the end of the Performance Period respecting an Award of Performance Units, the Participant will forfeit any and all right to payment under the Performance Units.

13.	Other Stock-Based Awards.

(a)    Grant. The Committee shall have the right to grant Other Stock-Based Awards that may include, without limitation, (i) the grant of Shares based on attainment of Performance Measure(s) established by the Committee, (ii) the payment of Shares as a bonus or in lieu of cash based on attainment of Performance Measure(s) established by the Committee, and (iii) the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b)    Period of Restriction. Except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or service or pursuant to Section 19 in the event of a Change in Control or Subsidiary Disposition, Other Stock-Based Awards granted pursuant to this Section 13 will have a minimum Period of Restriction of three (3) years, which period may, in the Committee’s discretion, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement); provided, however, that in the Committee’s discretion, up to five percent (5%) of the Shares available for issuance as Full-Value Awards under the Plan may have a shorter Period of Restriction, but in no case less than one (1) year. Notwithstanding the above, an Award of payment in Shares in lieu of cash under other Company incentive or bonus programs, or Awards under Section 13(d), will not be subject to the minimum Period of Restriction limitations described above and will not be applied against or included when calculating the 5% limitation in the previous sentence.

(c)    Other Company Programs. Notwithstanding subsection (b) above, an Award that is payable in Shares in lieu of cash under another Company incentive or bonus program (and not this Plan) will not be subject to any Period of Restriction.

(d)    Non-Employee Director Retainer and Fees.

(i)    The Committee may, in its discretion, require that payment of a Non-Employee Director’s regular annual retainer, retainer for Board committee memberships, retainer for chairperson duties, fees for attendance at Board or Board committee meetings, or any other retainers or fees payable to a Non-Employee Director (collectively, “Retainers and Fees”) be (A) in cash, (B) in Shares pursuant to an Other Stock-Based Award, (C) in any combination of cash and Shares pursuant to an Other Stock-Based Award, or (D) subject to the election in subsection (d)(ii).

(ii)    If so determined by the Committee pursuant to subsection (d)(i), each Non-Employee Director may elect to receive an Other Stock-Based Award in lieu of payment of all or a portion of his or her Retainers and Fees based on the Fair Market Value of the Shares on the date any such Retainer or Fee would otherwise be paid. In the event that the Committee determines to permit Non-Employee Directors to make such elections, the Committee shall have full, final and discretionary authority to establish rules, procedures and conditions related to such elections.

(iii)    Other Stock-Based Awards granted under this Section 13(d) will not be subject to any Period of Restriction, but will otherwise be subject to the Plan’s terms generally applicable to Non-Employee Directors or Participants (excluding provisions that apply only to Employees).

(e)    Payment of Other Stock-Based Awards. Subject to Section 13(b), payment under or settlement of any such Awards will be made in such manner and at such times as the Committee determines. The Committee may provide that settlement of Other Stock-Based Awards will be deferred, on a mandatory basis or at the election of the Participant, pursuant to a deferred compensation plan designed to comply with Code Section 409A.

(f)    Termination of Employment or Service. The Committee will determine the extent to which the Participant will have the right to receive Other Stock-Based Awards following termination of the

Participant’s employment or service or, if the Participant is a Non-Employee Director, service with the Company and its Subsidiaries. Those provisions will be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

14.	Performance-Based Exception.

(a)    The Committee may specify that the attainment of one or more Performance Measures will determine the degree of granting, vesting or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The Committee may establish Performance Measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade level, or position, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b)    Unless otherwise determined by the Committee, measurement of Performance Measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC.

(c)    Performance Measures may differ for Awards granted to any one Participant or to different Participants.

(d)    Achievement of Performance Measures in respect of Awards intended to qualify under the Performance-Based Exception will be measured over a Performance Period specified in the Award Agreement, and the goals will be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days that is equal to 25% of the relevant Performance Period applicable to the Award.

(e)    The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust the Awards downward).

15.	Transferability of Awards; Beneficiaries.

(a)    Awards Not Transferable. Except as provided in this Section 15, Awards under the Plan will not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and will not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. During the lifetime of a Participant, an Award will be exercised only by the Participant or the Participant’s guardian or legal representative.

(b)    Death of Participant. Notwithstanding subsection (a), the Committee may provide in an Award Agreement that the Participant has the right to designate a beneficiary or beneficiaries who will be entitled to any rights, payments, or other benefits of the Award following the Participant’s death. In the event of the Participant’s death, the Participant’s beneficiary may exercise the Award, to the extent the Award Agreement permits, in the same manner and to the same extent that the Participant could have exercised the Award on the date of his of her death.

(c)    Designation of Beneficiary. If an Award Agreement provides that a Participant has the right to designate a beneficiary or beneficiaries, the Participant must designate his or her beneficiary or beneficiaries in the manner the Committee prescribes in the Award Agreement.

(d)    Failure to Designate a Beneficiary. If a Participant’s Award Agreement allows the Participant to designate a beneficiary or beneficiaries of the Award, and the Participant dies without a beneficiary designation valid under subsection (c), the Award may be exercised, within the limits of subsection (b), by the legatee of the Award under the Participant’s will, by the Participant’s estate in accordance with the Participant’s will, or the laws of descent and distribution.

16.	Taxes.

Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Company may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld, which shall not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact). For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

17.	Conditions Upon Issuance of Shares.

(a)    Shares will not be issued pursuant to the exercise or settlement of an Award, unless the exercise of the Award and the issuance and delivery of the Shares pursuant thereto will comply with Applicable Law.

(b)    As a condition to the exercise or settlement of an Award, the Company may require the person exercising the Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.

18.	Adjustments Upon Changes in Capitalization.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, or any change in the corporate structure affecting the Shares, or in the event of payment of a divided or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) or other corporate event that has a material effect on the Fair Market Value of the Shares, such adjustment will be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 4(c), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award will always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 will be final, binding, and conclusive.

19.	Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a)    Change in Control. Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Law, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i)    any and all outstanding Options and SARs granted under the Plan with time-based vesting provisions will become immediately exercisable;

(ii)    any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards with time-based vesting provisions will lapse; and

(iii)    any and all Performance Shares, Performance Units and other Awards (if performance-based) will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the Change in Control.

(b)    Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, determine that (i) all outstanding Options and SARs will be terminated upon the occurrence of a Change in Control and that each Participant will receive, with respect to each Share subject to the Options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one Share in connection with the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the consideration payable with respect to one Share in connection with the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c)    Subsidiary Disposition. The Committee will have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in the Subsidiary Disposition. The Committee also will have the authority to condition any such Award vesting and exercisability or release from limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from limitations in connection with a Subsidiary Disposition, will remain fully exercisable until the expiration or sooner termination of the Award.

20.	Amendment, Suspension or Termination of the Plan.

(a)    Amendment, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval, as described in subsection (b) below, will be effective unless the amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon within the applicable time period.

(b)    Amendments Requiring Stockholder Approval. The Board will seek stockholder approval of any amendment the Board determines would constitute a material amendment within the meaning of applicable rules of the New York Stock Exchange, and such an amendment will become effective only upon its approval by the Company’s stockholders. Except for adjustments made pursuant to Section 18, plan amendments that require stockholder approval include, without limitation, any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan; (ii) reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs; (iii) allow a Participant to surrender to the Company any outstanding Options or outstanding SARs as consideration for the grant of new Options or SARs with a lower Exercise Price or grant price; (iv) extend the term of the Plan or the maximum term of Options granted under the Plan; or (v) change the class of persons eligible for grants of Awards under the Plan.

(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18) affecting the Company or the financial statements of the Company or of changes in Applicable Law, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception will be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(d)    Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding the Award, unless the termination, modification or amendment is required by Applicable Law and except as otherwise provided under the Plan.

(e)    Compliance with the Performance-Based Exception. If an Award is intended comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 20, make any adjustments to the Plan or Award Agreements it deems appropriate.

21.	Reservation of Shares.

(a)    The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares sufficient to satisfy the Plan’s requirements. Shares issued under the Plan may be either authorized but unissued Shares, or Shares held in the Company’s treasury.

(b)    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which the requisite authority is not obtained.

22.	Rights of Participants.

(a)    Continued Service. The Plan will not confer upon any Participant any right to continue employment or service with the Company, nor will it interfere in any way with his or her right or the Company’s right to terminate a Participant’s employment or service at any time, with or without cause.

(b)    Participant. No Employee or Non-Employee Director will have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

23.	Successors.

All obligations of the Company under the Plan and with respect to Awards will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the “Company” in the Plan and in any Award Agreements will be deemed to refer to such successors.

24.	Legal Construction.

(a)    Gender, Number and References. Except where otherwise indicated by the context, any masculine term used in the Plan also will include the feminine, the plural will include the singular, and the singular will include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or rule or regulation will be deemed to refer to that Section of the Plan, act, code, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, rule or regulation.

(b)    Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c)    Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan will be subject to all Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)    Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements under the Plan will be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e)    Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the Company’s stockholders for approval will be construed as creating any limitations on the power of the Board or a committee of the Board to adopt any other incentive arrangements it may deem desirable.

(f)    Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Code Section 409A will have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A.

25.	Prior Plans.

Following the Effective Date, no additional awards will be made under the Company’s 1997 Incentive Stock Plan or its 1999 Outside Directors Stock Option Plan.

APPENDIX D

ITT EDUCATIONAL SERVICES, INC.’S 2005

ANNUAL REPORT TO SHAREHOLDERS

2005 FINANCIAL STATEMENTS AND OTHER INFORMATION

Message to our Shareholders:  This 2005 Annual Report to Shareholders appendix to our Proxy Statement contains our audited consolidated financial statements and all of the information that the regulations of the U.S. Securities and Exchange Commission (the “SEC”) require to be presented in an Annual Report to Shareholders. For legal purposes, this is ITT Educational Services, Inc.’s 2005 Annual Report to Shareholders. This appendix does not contain all of the information included in our 2005 Annual Report on Form 10-K. Our 2005 Annual Report on Form 10-K as filed with the SEC (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein), however, will be provided to any shareholder, without charge, upon written request to our Investor Relations Department at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, IN 46032-1404.

BUSINESS

Forward-Looking Statements: All statements, trend analyses and other information contained in this report that are not historical facts are forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are made based on our management’s current expectations and beliefs concerning future developments and their potential effects on us. You can identify these statements by the use of words such as “could,” “should,” “would,” “may,” “will,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue,” and “contemplate,” as well as similar words and expressions. Forward-looking statements involve risks and uncertainties and do not guarantee future performance. We cannot assure you that future developments affecting us will be those anticipated by our management. Among the factors that could cause actual results to differ materially are the following:

•	business conditions and growth in the postsecondary education industry and in the general economy;

•	changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement of those regulations, including, but not limited to, the level of government funding for, and our eligibility to participate in, student financial aid programs utilized by our students;
•	our failure to comply with the extensive education laws and regulations and accreditation standards that we are subject to;
•	effects of any change in our ownership resulting in a change in control, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of our institutes;
•	our ability to implement our growth strategies;
•	receptivity of students and employers to our existing program offerings and new curricula;
•	loss of access by our students to lenders for student loans; and
•	the results of the shareholder derivative lawsuits filed against us, which, if adversely determined, could have a material adverse effect on our financial condition and results of operations.

Readers are also directed to other risks and uncertainties discussed in “Risk Factors” and elsewhere in this Annual Report and those detailed from time to time in other documents we file with the U.S. Securities and Exchange Commission (“SEC”). We undertake no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

You should keep in mind the following points as you read this report:

•	References in this document to “we,” “us,” “our” and “ITT/ESI” refer to ITT Educational Services, Inc. and its subsidiaries.
•	The terms “ITT Technical Institute” or “institute” (in singular or plural form) refer to an individual school owned and operated by ITT/ESI, including its learning sites, if any. The terms “institution” or “campus group” (in singular or plural form) mean a main campus and its additional locations, branch campuses and/or learning sites, if any.

Background

We are a Delaware corporation incorporated in 1946. Our principal executive offices are located at 13000 North Meridian Street, Carmel, Indiana 46032-1404, and our telephone number is (317) 706-9200. From 1966 until our initial public offering on December 27, 1994, we were wholly owned by ITT Corporation, formerly a Delaware corporation and now known as ITT Industries, Inc., an Indiana corporation (“Old ITT”). On September 29, 1995, ITT Corporation, a Nevada corporation (“ITT”), succeeded to the interests of Old ITT in the beneficial ownership of 83.3% of our common stock. Public offerings of our common stock by ITT in June 1998 and February 1999 and our repurchase of 1,500,000 shares of our common stock from ITT in February 1999 completely eliminated ITT’s beneficial ownership of any of our common stock.

Overview

We are a leading for-profit provider of postsecondary degree programs in the United States based on revenue and student enrollment. As of December 31, 2005, we were offering associate, bachelor and master degree programs to more than 42,000 students. We currently have 81 institutes located in 32 states. All of our institutes are (a) authorized by the applicable education authorities of the states in which they operate and recruit and (b) accredited by an accrediting commission recognized by the U.S. Department of Education (“ED”). We design our education programs, after consultation with employers, to help graduates prepare for careers in various fields involving their areas of study. As of December 31, 2005, all of our program offerings were degree programs. We have provided career-oriented education programs since 1969 under the “ITT Technical Institute” name.

In 2005, we opened four new institutes and added three learning sites to existing institutes. A learning site is an institute location where educational activities are conducted and student services are provided away from the institute’s campus. In the remainder of 2006, we plan to open up to six new institutes and add up to six new learning sites to existing institutes. In 2005, we developed several new residence and online bachelor and associate degree programs and continued our efforts to diversify our program offerings by developing programs in non-technology fields of study. Most of our residence associate degree and bachelor degree programs are being taught on a three-day-per-week class schedule or under our hybrid education delivery model, pursuant to which certain program courses are taught in residence on campus and others are taught either entirely online over the Internet or partially online over the Internet and partially in residence on campus (the “Hybrid Delivery Model”). In 2005, we also continued our alliance with an international educator in China, pursuant to which a number of our curricula are offered to students in China either by us through online programs offered over the Internet or by the international educator through residence programs under a license to use our curricula. We intend to continue expanding by:

•	opening new institutes;
•	adding learning sites to existing institutes;
•	offering a broader range of both residence and online programs at our existing institutes; and
•	pursuing new and expanded alliances with both domestic and international educators.

We also intend to further expand our Hybrid Delivery Model by teaching more of the courses in each of our residence programs either entirely or partially online over the Internet and fewer courses entirely in residence on campus.

In 2005, 54 of our institutes offered one or more bachelor degree programs of study. We intend to further increase the number of our institutes that offer both associate and bachelor degree programs of study.

Business Strategy

Our strategy is to pursue multiple opportunities for growth. We are implementing a growth strategy designed to increase revenue and operating efficiencies by increasing the number and types of program offerings and student enrollment at existing institutes, opening new institutes across the United States, adding learning sites to existing institutes, licensing the use of our curricula to third parties and offering our curricula in international markets. The principal elements of this strategy include the following:

Enhance Results at the Institute Level.

Increase Enrollments at Existing Institutes.  We intend to increase recruiting efforts aimed at enrolling more working adults at our existing institutes. In addition, we believe that current demographic and employment trends will allow us to enroll a greater number of recent high school graduates.

Broaden Availability of Current Program Offerings.  We intend to continue expanding the number of program offerings at our existing institutes. Our objective is to offer multiple programs at each institute. Our 81 institutes provide significant potential for the introduction of existing programs to a broader number of institutes. We believe that introducing new programs at existing institutes will attract more students. In 2005, we added a total of 101 program offerings among 35 existing institutes, and in 2006 we intend to add a total of approximately 80 program offerings among approximately 25 existing institutes.

Develop or Acquire Additional Programs.  We plan to introduce both residence and online programs in additional technology and non-technology fields of study and at different levels. In 2005, we developed:

•	three new residence bachelor degree programs;

•	six new online bachelor degree programs or new concentrations within existing online bachelor degree programs;
•	one new residence associate degree program; and
•	one new online associate degree program.

In 2006, we intend to begin offering the bachelor and associate degree programs and concentrations developed in 2005. We also intend to develop additional degree programs and concentrations in 2006 and begin offering those programs and concentrations at one or more of our institutes. The new degree programs and concentrations are expected to involve a variety of disciplines, such as electronics and business, and be at the associate, bachelor and master degree levels. We intend to develop both a residence and online version of many of the new programs planned for 2006, and we expect that most, if not all, of the residence versions of these programs will be taught under our Hybrid Delivery Model. We believe that introducing new programs and making our programs more convenient for students can attract a broader base of students, motivate current students to extend their studies and help us improve the utilization of our facilities.

Extend Total Program Duration.  In 2005, we increased the number of our institutes that offer bachelor degree programs from 52 to 54. In 2006, we intend to increase the number of our institutes that offer bachelor degree programs to 58. The average combined total program time that graduates of one or more of our programs were enrolled has increased over time as a result of:

•	a portion of the graduates of our associate degree programs enrolling in bachelor degree programs at our institutes;
•	a portion of our new students beginning their studies in bachelor degree programs, instead of first completing associate degree programs;
•	a decrease in the average number of credit hours taken each academic quarter by full-time students in our residence degree programs of study as a consequence of our conversion to a three-day-per-week class schedule (from a five-day-per-week class schedule) in those programs;
•	the elimination of shorter, non-degree programs; and
•	the increased duration of some of our associate degree programs from 18 months to 24 months.

We expect that the average combined total program time of our students will increase further as we:

•	increase the number of our institutes offering bachelor degree programs;
•	add additional bachelor degree programs at our institutes; and
•	expand our online curricula offerings to include additional master degree programs.

Improve Student Outcomes.  We strive to improve the graduation and graduate employment rates of our undergraduate students by providing academic and career services and dedicating administrative resources to those services.

Geographically Expand Our Institutes and Program Offerings.  We plan to open new institutes and add learning sites to existing institutes at locations throughout the United States. Using our proprietary methodology, we determine locations for new institutes and learning sites based on a number of factors, including demographics and population and employment growth. We opened three new institutes in 2003. In 2004, we opened two new institutes and added one learning site to an existing institute. In 2005, we opened four new institutes and added three learning sites to existing institutes. We plan to open up to six new institutes and add up to six new learning sites to existing institutes in the remainder of 2006. We will also continue to consider acquiring schools. We currently offer one or more of our online programs to students in 48 states and the District of Columbia. We intend to expand the number of our online programs offered in each state in 2006. We also intend to expand the international offering of our curricula either by us through online programs offered over the Internet or by international educators through residence programs under a license to use our curricula.

Increase Margins By Leveraging Fixed Costs at Institute and Headquarters Levels.  Our efforts to optimize school capacity and class size have allowed us to increase student enrollment without incurring a proportionate increase in fixed costs at our institutes. We believe that our online programs and Hybrid Delivery Model will help us to improve the utilization of our facilities by eliminating student usage of our facilities with respect to our online program offerings and reducing student usage of our facilities with respect to our Hybrid Delivery Model. In addition, we have realized substantial operating efficiencies by centralizing management functions and implementing operational uniformity among our institutes. We will continue to seek to improve margins by increasing enrollments and revenue without incurring a proportionate increase in fixed costs, and by reducing our variable costs.

Programs of Study

As of December 31, 2005, we were offering:

•	18 degree programs in various fields of study;
•	at least one program involving information technology (“IT”) at 81 of our institutes;
•	at least one program involving electronics technology at 81 of our institutes;
•	at least one program involving drafting and design at 80 of our institutes,
•	at least one program involving business at 61 of our institutes; and
•	at least one program involving criminal justice at 56 of our institutes.

The table below sets forth information regarding the programs of study we were offering as of December 31, 2005.

	Number of Institutes Offering the Programs at December 31, 2005
	Master Degree	Bachelor Degree	Associate Degree
School of Business
Business Administration(1)	1(2)	48	9
Business Administration – Project Management (1)	—	2	—
Business Accounting Technology (1)	—	13	5
Technical Project Management (1)	—	39	—
School of Criminal Justice
Criminal Justice (1)	—	47	14
Criminal Justice - Cybersecurity (1)	—	1	—
School of Drafting and Design
Computer Drafting and Design	—	—	76
Digital Entertainment and Game Design	—	47	—
Multimedia (3)	—	—	80
School of Electronics Technology
Computer and Electronics Engineering Technology	—	—	81
Electronics and Communications Engineering Technology	—	51	—
Industrial Automation Engineering Technology	—	6	—
School of Information Technology
Computer Network Systems (3)	—	—	81
Data Communication Systems Technology	—	25	—
Information Systems Security (1)	—	52	—
Software Applications and Programming (3)	—	—	73
Software Engineering Technology	—	18	—
Web Development (3)	—	—	69

(1)	Residence and online programs. Our institute in Indianapolis is the only institute that presently offers online programs.

(2)	Online program.
(3)	Depending on the location of the ITT Technical Institute, this program of study may have been approved by the applicable state education authority(ies) either as a separate program or as one of as many as four disciplines within one program of study. For purposes of this table, this program is considered to be a separate program of study at every ITT Technical Institute where it was taught.

As of December 31, 2005, approximately 35% of our students were enrolled in IT programs, approximately 28% were enrolled in drafting and design programs, approximately 25% were enrolled in electronics technology programs, approximately 7% were enrolled in criminal justice programs and approximately 5% were enrolled in business programs. We design our programs to help graduates prepare for careers in various fields involving their education by offering students a broad-based foundation in a variety of skills used in those fields. Graduates of our IT programs have obtained a variety of entry-level positions in various fields involving IT, such as network administration, technical support, network technology and systems technology. Graduates of our drafting and design programs have obtained a variety of entry-level positions in various fields involving drafting and design, such as computer-aided drafting, electrical and electronics drafting, mechanical drafting, architectural and construction drafting, civil drafting, interior design, landscape architecture and multimedia communications. Graduates of our electronics technology programs have obtained a variety of entry-level positions in various fields involving electronics, such as electronics product design and fabrication, communications, computer technology, industrial electronics, instrumentation, telecommunications and consumer electronics. Graduates of our criminal justice programs are expected to obtain a variety of entry-level positions involving criminal justice in both the private and public sectors. Graduates of our business programs are expected to obtain a variety of entry-level positions in various types of businesses involving the subject matter of their programs of study.

We generally organize the academic schedule for programs of study offered at our institutes on the basis of four 12-week academic quarters in a calendar year, with new students beginning at the start of each academic quarter. Students taking a full-time course load can complete our associate degree programs in eight academic quarters, bachelor degree programs in 15 academic quarters and master degree program in seven academic quarters. We typically offer classes in most residence programs in:

•	four to five hour sessions three days a week, Monday through Saturday; or
•	two to three days a week, Monday through Saturday, under the Hybrid Delivery Model with one course taught entirely, or two courses each taught partially, online over the Internet most academic quarters.

At some of our institutes, we also offer classes in some residence programs in four to ten hour sessions one or two days a week on weekends under the Hybrid Delivery Model. Depending on student enrollment, class sessions are generally available in the morning, afternoon and evening. The portion of our courses that is taught online over the Internet is delivered through an asynchronous learning network and has a prescribed schedule for completion of the coursework. The class schedule for our residence courses and the coursework completion schedule for our online courses generally provide students with the flexibility to maintain employment concurrently with their studies. Based on student surveys, we believe that a substantial majority of our students work at least part-time during their programs of study.

Most of our programs of study blend traditional academic content with applied learning concepts and have the objective of helping graduates begin to prepare for a changing economic and/or technological environment. A significant portion of most programs offered at our institutes involves practical study in a lab environment.

The content of most courses in each program of study is substantially standardized among our institutes to provide greater uniformity and to better enable students to transfer, if necessary, to other institutes offering the same programs with less disruption to their education. We regularly review each curriculum to respond to changes in technology and industry needs. Each of our institutes has established an advisory committee for each field of study, which is comprised of representatives of local employers. These advisory committees assist our institutes in assessing and updating curricula, equipment and laboratory design. In addition to courses directly related to a student’s program of study, our programs also include general education courses, such as economics, mathematics, composition and sociology.

Tuition for a student entering an undergraduate residence program in December 2005 for 36 quarter credit hours (the minimum course load of a full-time student for an academic year at traditional two- and four-year colleges) is $13,896 for all of our undergraduate residence programs, except as adjusted in some states to reflect applicable taxes and fees. We typically adjust the tuition for our programs of study at least annually. The majority of students attending residence programs at our institutes lived in that institute’s metropolitan area prior to enrollment. We do not provide any student housing.

Student Recruitment

We strive to attract students with the motivation and ability to complete the career-oriented educational programs offered by our institutes. To generate interest among potential students, we engage in a broad range of activities to inform potential students and their parents about our institutes and the programs they offer. These activities include television, Internet and other media advertising, direct mailings and high school visits.

We centrally coordinate and develop our advertising. We direct our television advertising at both the national market and the local markets in which our institutes are located. Our television commercials generally include a toll-free telephone number and a website address for direct responses and information about the location of our institutes in the area. We place our Internet advertising on websites visited by different groups of potential postsecondary students. We centrally receive and track responses to our television and Internet advertising and forward them to the appropriate institute representatives to contact prospective students and schedule interviews. We target our direct mail campaigns at different groups of potential postsecondary students, including, among others, high school students and working adults. We centrally receive and track responses to direct mail campaigns and forward them to the appropriate institute representatives to contact prospective students and schedule interviews.

We employ a director of recruitment at each of our institutes, who reports to the director of that institute. We centrally establish recruiting policies and procedures, as well as standards for hiring and training recruiting representatives. We implement these policies, procedures and standards at the local level. We employ approximately 800 full- and part-time recruiting representatives to assist in local recruiting efforts. These representatives perform most of their services in student recruitment offices located at the institute and any associated learning site. Our recruiting representatives, along with other employees, also make presentations to students at high schools. These presentations promote our institutes and obtain information about high school juniors and seniors who may be interested in attending our institutes.

Local recruiting representatives of an institute pursue expressions of interest from potential students for our residence programs of study by contacting prospective students and arranging for interviews at the campus or any learning site of that institute. We have designed these interviews to establish a prospective student’s qualifications, academic background, interests, motivation and goals for the future. Occasionally, we also pursue expressions of interest from students for our residence programs of study by contacting them and arranging for their attendance at an informational seminar providing information about the institute and its programs. We pursue expressions of interest from potential students for our online programs of study by providing program and resource information on our website and through telephone calls, electronic mail and the mail.

Student recruitment activities are subject to substantial regulation at both the state and federal level. Most states have bonding and licensing requirements that apply to many of our representatives and other employees involved in student recruitment. Our Vice President, Recruitment and the District Directors of Recruitment oversee the implementation of recruitment policies and procedures. In addition, our compliance department generally reviews student recruiting practices relating to student presentations and the execution and completion of enrollment agreements at each of our institutes on an annual basis.

Student Admission and Retention

We strive to admit incoming students who have the ability to complete their chosen programs of study. We require all applicants for admission to any of our institutes’ programs of study to have a high school diploma or a recognized equivalent. Depending on the program of study and the institute, applicants may also be required to pass an admission examination or possess a designated number of credit hours or degree with a specified overall cumulative grade point average from an accredited postsecondary educational institution. Our student demographics as of December 31, 2005, were as follows:

Student Demographics	Approximate Percent of Student Census
Age
19 or less	19%
20 through 24	39%
25 through 30	23%
31 or over	19%
Gender
Male	80%
Female	20%
Race
Caucasian	55%
Minority (1)	45%

(1)	Based on applicable federal classifications.

The faculty and staff at each of our institutes strive to help students overcome obstacles to the completion of their programs of study. As is the case in other postsecondary institutions, however, students often fail to complete their programs for a variety of personal, financial or academic reasons. Student withdrawals prior to program completion not only affect the students, they also have a negative regulatory, financial and marketing effect on the institute. To minimize student withdrawals, each of our institutes devotes staff resources to assist and advise students regarding academic and financial matters. We encourage academic advising and tutoring in the case of students experiencing academic difficulties. We also offer assistance and advice to students in our residence programs who are looking for part-time employment and housing. In addition, we consider factors relating to student retention in the performance evaluation of all of our instructors and most of the managers of our institutes.

Graduate Employment

We believe that the success of our graduates who begin their careers in fields involving their programs of study is critical to the ability of our institutes to continue to recruit students. We try to obtain data on the number of students employed following graduation. The reliability of such data depends largely on information that students and employers report to us. Based on this information, we believe that approximately 71% of the Employable Graduates (as defined below) from our institutes’ programs during 2004 obtained employment by April 30, 2005, or were already employed, in positions that required the direct or indirect use of skills taught in their programs of study. Employable Graduates include all of the graduates from our institutes, except for those graduates who:

•	have been admitted into other programs of study at postsecondary educational institutions that are scheduled to begin within one academic year following their graduation;
•	possessed visas that did not permit them to work in the United States following their graduation;
•	were personally suffering from a health condition that prevented them from working;
•	were actively engaged in U.S. military service; or
•	moved out of the Continental United States with a spouse or parent who was actively engaged in U.S. military service.

The definition of Employable Graduates is based on the information that our institutes are required to report to their accrediting commission, and this information is used, in part, by their accrediting commission to evaluate the student outcomes of our institutes.

Each of our institutes employs personnel to offer its students and graduates career services. These persons assist in job searches and solicit employment opportunities from employers. In addition, certain courses in our undergraduate programs of study include instruction on job search techniques, the use of relevant reference materials, the composition of resumes and letters of introduction and the appropriate preparation, appearance and conduct for interviews.

Based on information from graduates and employers who responded to our inquiries, we estimate that the reported annualized salaries initially following graduation averaged approximately $27,453 for the Employable Graduates of our institutes’ programs who graduated in 2004 and obtained employment by April 30, 2005, or were already employed, in fields involving skills taught in their programs of study. The calculation of this amount excludes any reported annualized initial salaries above $60,000. The average annual salary initially following graduation for our Employable Graduates may vary significantly among our institutes depending on local employment conditions and each Employable Graduate’s background, prior work experience and willingness to relocate. Initial employers of Employable Graduates from our institutes’ programs include small, medium and large companies.

Faculty

We hire faculty members in accordance with criteria established by us, the accrediting commission that accredits our institutes and the state education authorities that regulate our institutes. We hire faculty with related work experience and/or academic credentials to teach most technical subjects. Faculty members at each institute typically include the chairperson for each school or program of study and various categories of instructors. Our institutes currently employ a total of approximately 1,200 full-time and 1,400 part-time or adjunct faculty members.

Administration and Employees

Each of our institutes is administered by a director who has overall responsibility for the management of the institute. The administrative staff of each institute also includes a director of recruitment, a director of career services, a director of finance, a dean and a registrar. We employ approximately 200 people at our corporate headquarters in Carmel, Indiana. As of December 31, 2005, we had approximately 3,800 full-time and 1,900 part-time employees at our institutes and corporate headquarters. In addition, we currently employ approximately 300 students as laboratory assistants and in other part-time positions. None of our employees are represented by labor unions.

Our headquarters provides centralized services to all of our institutes in the following areas:

• accounting	• legal
• marketing • public relations	• regulatory • legislative affairs
• curricula development • management information systems	• real estate • human resources
• purchasing	• compliance/internal audit

In addition, national managers of each of the following major institute functions reside at our headquarters and develop policies and procedures to guide these functions at our institutes:

• recruiting	• career services
• finance • academic affairs	• library

Managers located at our headquarters monitor the operating results of each of our institutes and periodically conduct on-site reviews.

Competition

The postsecondary education market in the United States is highly fragmented and competitive, with no single private or public institution enjoying a significant market share. Our institutes compete for students with graduate, bachelor and associate degree-granting institutions, which include nonprofit public and private colleges and for-profit institutions, as well as with alternatives to higher education such as military service or immediate employment. We believe competition among educational institutions is based on:

•	the quality and reliability of the institution’s programs and student services;
•	the perceived reputation of the institution and its programs and student services;
•	the cost of the institution’s programs;
•	the employability of the institution’s graduates;
•	the ability to provide easy and convenient access to the institution’s programs and courses;
•	the quality and experience of the institution’s faculty; and
•	the time required to complete the institution’s programs.

Certain public and private colleges may offer programs similar to those offered by our institutes at a lower tuition cost due in part to government subsidies, foundation grants, tax deductible contributions or other financial resources not available to for-profit institutions. Other for-profit institutions offer programs that compete with those of our institutes. Certain of our competitors in both the public and private sectors have greater financial and other resources than we do.

Federal and Other Financial Aid Programs

In 2005, we indirectly derived approximately 63% of our revenue determined on an accrual accounting basis (or 61% determined on a cash accounting basis as defined by the ED’s regulations) from the federal student financial aid programs under Title IV (the “Title IV Programs”) of the Higher Education Act of 1965, as amended (the “HEA”). Our institutes’ students also rely on unaffiliated private loan programs, family contributions, personal savings, employment, state financial aid programs, scholarships and other resources to pay their educational expenses. Students at our institutes receive grants, loans and other aid to fund the cost of their education under the following Title IV Programs:

•	the Federal Family Education Loan (the “FFEL”) program, which accounted in aggregate for approximately 52% of our revenue in 2005;
•	the Federal Pell Grant (the “Pell”) program, which accounted in aggregate for approximately 11% of our revenue in 2005;
•	the William D. Ford Federal Direct Loan (the “FDL”) program, which accounted in aggregate for a negligible portion of our revenue in 2005;
•	the Federal Work-Study (the “Work-Study”) program, which makes federal funds available to provide part-time employment to students and under which approximately 300 of our institutes’ students were employed and $2,456,081 in student wages were paid by our institutes in 2005; and
•	the Federal Supplemental Educational Opportunity Grant (the “SEOG”) program, which accounted in aggregate for a negligible portion of our revenue in 2005.

The Work-Study and SEOG programs each require our institutions to make a 25% matching contribution for all of the federal funds the institution receives from the ED under those programs. In 2005, our 25% matching contribution amounted to $614,020 for the Work-Study program and $77,576 for the SEOG program.

In 2005, we indirectly derived approximately 3% of our revenue from state student financial aid programs. In 2005, we also indirectly derived approximately 30% of our revenue from unaffiliated, private loan programs that were made available to eligible students at various ITT Technical Institutes to help fund a portion of the students’ cost of education. We have no financial responsibility with respect to any loans made to students or their parents under those programs, except for $692,000 of loans made in the mid-1990’s for which we have guaranteed repayment to the lender if the borrowers fail to pay. We have reserved $692,000 for our guarantee obligation with respect to those loans and, as a result, we do not believe that such guarantee will result in a material adverse effect on our financial condition, results of operations or cash flows.

Highly-Regulated Industry

We are subject to extensive regulation by the ED, the state education authorities (the “SEAs”) and the Accrediting Council for Independent Colleges and Schools (the “ACICS”), the accrediting commission that accredits our institutes. The statutes, regulations and standards applied by the ED, the SEAs and the ACICS are periodically revised and the interpretations of existing requirements are periodically modified. We cannot predict with certainty how all of the statutes, regulations and standards applied by the ED, the SEAs and the ACICS will be interpreted.

At the federal level, the HEA and the regulations promulgated thereunder by the ED set forth numerous and complex standards that institutions must satisfy in order to participate in Title IV Programs. To participate in Title IV Programs, an institution must receive and maintain authorization by the appropriate SEAs, be accredited by an accrediting commission recognized by the ED and be certified as an eligible institution by the ED. The purpose of those standards is to limit institutional dependence on Title IV Program funds, prevent institutions with unacceptable student loan default rates from participating in Title IV Programs and, in general, require institutions to satisfy certain criteria related to educational value, administrative capability and financial responsibility. Most of the ED’s requirements are applied on an institutional basis, with an institution defined by the ED as a main campus and its additional locations, if any. Twenty-nine of our 81 institutes are main campuses and the remaining 52 of our institutes are additional locations. Each of the learning sites of our institutes is also an additional location under the ED’s regulations. The HEA requires each institution that participates in Title IV Programs to periodically renew its certification by the ED to continue its participation. All of our ITT Technical Institutes currently participate in Title IV Programs.

At the state level, we currently operate one or more institutes in 32 states and our institutes recruit students in the remaining 18 states and the District of Columbia. Each of our institutes must be authorized by the applicable SEAs to operate and grant degrees or diplomas to their students. The state laws and regulations that we must comply with in order to obtain authorization from the SEAs are numerous and complex. Currently, each of our institutes has received authorization from one or more SEAs. In addition, some states require an institute to be in operation for a period of up to two years before such institute can be authorized to grant degrees. Institutes that confer bachelor or master degrees must, in most cases, meet additional regulatory standards. Raising the curricula of our existing institutes to the bachelor and/or master degree level requires the approval of the SEAs and the ACICS. State education laws and regulations affect our operations and may limit our ability to introduce degree programs or to obtain authorization to operate in some states. If any one of our institutes lost its state authorization, the institute would be unable to offer postsecondary education and we would be forced to close the institute. Closing one of our institutes for any reason could have a material adverse effect on our financial condition, results of operations and cash flows.

State authorization and accreditation by an accrediting commission recognized by the ED are required for an institution to become and remain eligible to participate in Title IV Programs. In addition, some states require institutions operating in the state to be accredited as a condition of state authorization. All of our institutes are accredited by the ACICS, which is an accrediting commission recognized by the ED. The HEA specifies a series of criteria that each recognized accrediting commission must use in reviewing institutions. For example, accrediting commissions must assess the length of each academic program offered by an institution in relation to the objectives of the degrees or diplomas offered. Further, accrediting commissions must evaluate each institution’s success with respect to student achievement, as measured by rates of program completion, passing of state licensing examinations and job placement. During 2005, the ACICS evaluated 19 of our institutes for initial grants of accreditation or the renewal of their current grants of accreditation. As of the end of 2005, of those 19 institutes, the ACICS had granted initial accreditation to four institutes and reaccredited 15 institutes. None of our institutes are on probation with the ACICS, but four institutes are subject to graduate placement reporting and three institutes are subject to student retention reporting by the ACICS. Under the ACICS standards, an institute that is subject to a financial or outcomes review (including graduate placement and student retention reporting) must periodically report its results in such areas to the ACICS and obtain permission from the ACICS prior to applying to add a new program of study or establish a branch campus or learning site. We do not believe that these limitations will have a material adverse effect on our expansion plans. The loss of accreditation by one of our existing institutes or the failure of a new institute to obtain full accreditation:

•	would make only the affected institute ineligible to participate in Title IV Programs, if the affected institute was an additional location;
•	would make the entire campus group ineligible to participate in Title IV Programs, if the affected institute was a main campus; and
•	could have a material adverse effect on our financial condition, results of operations and cash flows.

The statutes, regulations and standards applied by the ED, the SEAs and the ACICS cover the vast majority of our operations, including our education programs, facilities, instructional and administrative staff, administrative procedures, marketing, recruiting, financial operations and financial condition. Those requirements also affect our ability to open or acquire additional institutes and learning sites, add new, or expand our existing, education programs and change our corporate structure and ownership. If our institutes failed to comply with any of the statutes, regulations or standards applied by the ED, the SEAs or the ACICS, those authorities could:

•	impose monetary fines or penalties on our institutes;
•	terminate or limit our institutes’ operations or ability to grant degrees and diplomas;
•	restrict or revoke our institutes’ accreditation;
•	limit, terminate or suspend our institutes’ eligibility to participate in Title IV Programs or any state financial aid programs;
•	require our institutes to repay funds received under Title IV Program or state financial aid programs;
•	require us to post a letter of credit with the ED;
•	subject our institutes to heightened cash monitoring by the ED;
•	transfer our institutes from the ED’s advance system of receiving Title IV Program funds to its reimbursement system, under which a school must disburse its own funds to students and document the students’ eligibility for Title IV Program funds before receiving such funds from the ED; and
•	subject us or our institutes to other civil and criminal penalties.

Each of these sanctions could adversely affect our financial condition, results of operations and cash flows and impose significant operating restrictions upon us. If the ED terminates an institution’s participation in Title IV Programs, the institution in most circumstances must wait 18 months before requesting a reinstatement of its participation. If any sanction substantially limited our institutes’ participation in Title IV Programs or required the repayment of a substantial sum of Title IV Program funds that our institutes disbursed in prior years, we would be materially adversely affected, even if we could arrange or provide alternative financing sources or repay those funds. If an institute lost its eligibility to participate in Title IV Programs and we could not arrange for alternative financing sources for the students attending that institute, we would probably have to close that institute.

The internal audit function of our compliance department reviews our institutes’ compliance with Title IV Program requirements and conducts an annual compliance review of each of our institutes. The review addresses numerous compliance areas, including student tuition refunds and return of Title IV Program funds, student academic progress, student admission, graduate employment, student attendance, student financial aid applications, implementation of prior audit recommendations and a general review of student recruiting practices relating to student presentations and the execution and completion of enrollment agreements. Each of our institutes’ administration of Title IV Program funds must also be audited annually by an independent accounting firm, and the resulting audit report must be submitted to the ED for review.

Due to the highly-regulated nature of the postsecondary education industry, we are subject to audits, reviews, inquiries, complaints, investigations, claims of non-compliance or lawsuits by federal and state governmental agencies, the ACICS or third parties, which may allege violations of statutes, regulations or accreditation standards or common law causes of action (collectively, “Claims”). If the results of any Claims are unfavorable to us, we may be required to pay money damages or be subject to fines, penalties, injunctions, operational limitations, loss of eligibility to participate in federal or state financial aid programs, debarments, additional oversight and reporting, other civil and criminal penalties or other censure that could have a material adverse effect on our financial condition, results of operations and cash flows. Even if we satisfactorily resolve the issues raised by a Claim, we may have to expend significant financial and management resources, which could have a material adverse effect on our financial condition, results of operations and cash flows. Adverse publicity regarding any Claims could also negatively affect our business.

The following are some of the significant factors related to our highly-regulated industry:

Legislative Action.  Political and budgetary concerns significantly affect Title IV Programs. The U.S. Congress must reauthorize the HEA approximately every six years, which last occurred in 1998. In addition, the U.S. Congress can change the laws affecting Title IV Programs in the annual federal appropriations bills and other laws it enacts between the HEA reauthorizations. In 2005, the U.S. Congress temporarily extended the provisions of the HEA, pending completion of the formal reauthorization process. In February 2006, the U.S. Congress enacted the Deficit Reduction Act of 2005, which contained a number of provisions affecting Title IV Programs, including some provisions that had been in the HEA reauthorization bills. Among other changes, the Deficit Reduction Act reauthorized the FFEL and FDL programs through the 2012 federal fiscal year and, effective July 2007, increased the maximum FFEL and FDL loan amounts for first-year students from $2,625 to $3,500 and for second-year students from $3,500 to $4,500, although the aggregate loan maximum for an undergraduate student did not increase. We believe that, in 2006, the U.S. Congress will either complete its reauthorization of the HEA or further extend additional provisions of the HEA. Numerous changes to the HEA are likely to result from any further reauthorization and, possibly, from any extension of the remaining provisions of the HEA, but at this time we cannot predict all of the changes that the U.S. Congress will ultimately make. Since a significant percentage of our revenue is indirectly derived from Title IV Programs, any action by the U.S. Congress that significantly reduces Title IV Program funding or the ability of our institutes or students to participate in Title IV Programs could have a material adverse effect on our financial condition, results of operations and cash flows.

If one of our institutes lost its eligibility to participate in Title IV Programs, or if the U.S. Congress significantly reduced the amount of available Title IV Program funding, we would try to arrange or provide alternative sources of financial aid for that institute’s students. There are a number of private organizations that provide loans to students. Although we believe that one or more private organizations would be willing to provide loans to students attending one of our institutes, we cannot assure you that this would occur or that the interest rate and other terms of such loans would be as favorable as for Title IV Program loans. In addition, the private organizations could require us to guarantee all or part of this assistance and we might incur other additional costs. If we provided more direct financial assistance to our students, we would incur additional costs and assume increased credit risks.

Legislative action may also increase our administrative costs and burden and require us to modify our practices in order for our institutes to comply fully with the legislative requirements, which could have a material adverse effect on our financial condition or results of operations.

Student Loan Defaults.  Under the HEA, an institution may lose its eligibility to participate in some or all Title IV Programs, if the rates at which the institution’s students default on their federal student loans exceed specified percentages. The ED calculates these rates on an institutional basis, based on the number of students who have defaulted, not the dollar amount of such defaults. The ED calculates an institution’s cohort default rate on an annual basis as the rate at which borrowers scheduled to begin repayment on their loans in one year default on those loans by the end of the next year. Each institution participating in the FFEL and/or FDL programs receives a FFEL/FDL cohort default rate for each federal fiscal year (i.e., October 1 through September 30) based on defaulted FFEL and FDL program loans. An institution whose FFEL/FDL cohort default rate is: (a) 25% or greater for three consecutive federal fiscal years loses eligibility to participate in the FFEL, FDL and Pell programs for the remainder of the federal fiscal year in which the ED determines that the institution has lost its eligibility and for the two subsequent federal fiscal years; or (b) greater than 40% for one federal fiscal year loses eligibility to participate in the FFEL and FDL programs for the remainder of the federal fiscal year in which the ED determines that the institution has lost its eligibility and for the two subsequent federal fiscal years. An institution can appeal this loss of eligibility. During the pendency of any such appeal, the institution remains eligible to participate in the FFEL, FDL and Pell programs. If an institution continues its participation in the FFEL and/or FDL programs during the pendency of any such appeal and the appeal is unsuccessful, the institution must pay the ED the amount of interest, special allowance, reinsurance and any related payments paid by the ED (or which the ED is obligated to pay) with respect to the FFEL and FDL program loans made to the institution’s students or their parents that would not have been made if the institution had not continued its participation (the “Direct Costs”). If a substantial number of our campus groups were subject to losing their eligibility to participate because of their FFEL/FDL cohort default rates, the potential amount of the Direct Costs for which we would be liable if our appeals were unsuccessful would prevent us from continuing some or all of the affected campus groups’ participation in the FFEL and/or FDL programs during the pendency of those appeals.

The following table sets forth the range of our campus groups’ FFEL/FDL cohort default rates for the federal fiscal years indicated:

Federal Fiscal Year	FFEL/FDL Cohort Default Rate Range
2004 (a)	6.3% to 13.4%
2003 (b)	4.5% to 10.2%
2002	2.1% to 12.0%
2001	4.9% to 12.7%

(a)	The most recent year for which the ED has published FFEL/FDL preliminary cohort default rates.
(b)	The most recent year for which the ED has published FFEL/FDL official cohort default rates.

If an institution’s FFEL/FDL cohort default rate is 25% or greater in any of the three most recent federal fiscal years, or if its cohort default rate for loans under the Federal Perkins Loan (the “Perkins”) program exceeds 15% for any federal award year, the ED may place that institution on provisional certification status. A federal award year is July 1 through June 30. Nineteen of our campus groups (consisting of 53 institutes) had a cohort default rate under the Perkins program in excess of 15% for students who were scheduled to begin repayment in the 2002/2003 federal award year and went into default by June 30, 2004 (the most recent year for which the ED has published Perkins cohort default rates). We have submitted to the ED our institutions’ Perkins cohort default rates for students scheduled to begin repayment in the 2003/2004 federal award year, but those rates have not yet been accepted or published by the ED. Our reported data for that year show that 12 of our campus groups (consisting of 31 institutes) had a Perkins cohort default rate in excess of 15% for that year. See “—Administrative Capability” and “—Eligibility and Certification Procedures.” We no longer participate in the Perkins program and our students have not received any loans under the Perkins program since 2002.

The servicing and collection efforts of student loan lenders and guaranty agencies help to control our FFEL/FDL cohort default rates. We are not affiliated with any student loan lenders or guaranty agencies. We supplement their efforts by attempting to contact students to advise them of their responsibilities and any deferment or forbearance for which they may qualify.

Financial Responsibility Standards.  The HEA and its implementing regulations prescribe specific financial responsibility standards that an institution must satisfy to participate in Title IV Programs. The ED evaluates institutions for compliance with these standards each year, based on the institution’s annual audited financial statements, as well as following any change of control of the institution and when the institution is reviewed for recertification by the ED. The most significant financial responsibility measurement is the institution’s composite score, which is calculated by the ED based on three ratios:

•	the equity ratio, which measures the institution’s capital resources, ability to borrow and financial viability;
•	the primary reserve ratio, which measures the institution’s ability to support current operations from expendable resources; and
•	the net income ratio, which measures the institution’s ability to operate at a profit.

The ED assigns a strength factor to the results of each of these ratios on a scale from negative 1.0 to positive 3.0, with negative 1.0 reflecting financial weakness and positive 3.0 reflecting financial strength. The ED then assigns a weighting percentage to each ratio and adds the weighted scores for the three ratios together to produce a composite score for the institution. The composite score must be at least 1.5 for the institution to be deemed financially responsible by the ED without the need for further oversight. We have calculated that our campus groups’ composite score, based on our fiscal year consolidated financial statements at the parent company level, was 3.0 in 2005 and 2.9 in 2004. In evaluating an institution’s compliance with the financial responsibility standards, the ED may examine the financial statements of the individual institution, the institution’s parent company, or any party related to the institution. Historically, the ED has evaluated the financial condition of our institutions on a consolidated basis based on our financial statements at the parent company level. If the ED determines that an institution does not satisfy the ED’s financial responsibility standards, the institution may establish its financial responsibility on one of several alternative bases, including posting a letter of credit in an amount equal to a specified percentage of the total Title IV Program funds received by the institution during the institution’s most recently completed fiscal year and, in some cases, agreeing to receive Title IV Program funds under an arrangement other than the ED’s standard advance funding arrangement while being provisionally certified. Based on our current understanding of how the ED applies its financial responsibility standards, we do not believe that these standards will have a material adverse effect on our financial condition, results of operations or expansion plans.

Return of Funds for Withdrawn Students.  The HEA and its implementing regulations impose limits on the amount of Title IV Program funds withdrawing students can use to pay their education costs (the “Return Policy”). The Return Policy permits a student to use only a pro rata portion of the Title IV Program funds that the student would otherwise be eligible to use, if the student withdraws during the first 60% of any period of enrollment. For our institutes, a period of enrollment is generally an academic quarter. The institution must calculate and return to the appropriate lenders or the ED any Title IV Program funds that the institution receives on behalf of a withdrawing student in excess of the amount the student can use for such period of enrollment. The institution must return those unearned funds in a timely manner, generally within 30 days of the date the institution determines that the student has withdrawn. Beginning in July 2006, an institution will generally have up to 45 days after it determines a student’s withdrawal date to return unearned funds. If the excess funds are not properly calculated and timely returned, we may have to post a letter of credit in favor of the ED or be otherwise sanctioned by the ED. An institution is required to post a letter of credit with the ED in an amount equal to 25% of the total dollar amount of unearned Title IV Program funds that the institution was required to return with respect to withdrawn students during its most recently completed fiscal year, if the institution was found in an audit or program review to have untimely returned unearned Title IV Program funds with respect to 5% or more of the students in the audit or program review sample of withdrawn students, in either of its two most recently completed fiscal years. No audit or review has found that any of our institutes was violating the ED’s standard on the timely return of unearned Title IV Program funds. The requirement to post a letter of credit or other sanctions by the ED could increase our cost of regulatory compliance and adversely affect our results of operations.

The standards of most of the SEAs and the ACICS limit a student’s obligation for tuition and fees to an institution, if a student withdraws from the institution (the “Refund Policy”). The specific standards vary among the SEAs. Depending on when a student withdraws during an academic quarter and the applicable Refund Policy, in many instances the student remains obligated to the ITT Technical Institute for some or all of the student’s education costs that were paid by the Title IV Program funds returned under the Return Policy. In these instances, many withdrawing students are unable to pay all of their education costs, unless the students have access to other sources of financial aid. We have arranged for an unaffiliated private funding source to offer eligible students loans that can help replace any Title IV Program funds that are returned if any of those students withdraw. We believe that other unaffiliated private funding sources would also be willing to make these types of loans available to our students, but we cannot assure you of this. If these types of loans were unavailable, we could be unable to collect a significant portion of many withdrawing students’ education costs that would have been paid by the Title IV Program funds that were returned, which, in the aggregate, could have a material adverse effect on our results of operations and cash flows.

The “90/10” Rule.  Under a provision of the HEA commonly referred to as the “90/10” Rule, a for-profit institution becomes ineligible to participate in Title IV Programs if, on a cash accounting basis, the institution derives more than 90% of its applicable revenue for a fiscal year from Title IV Programs. If any of our campus groups violated the 90/10 Rule for any fiscal year, it would be ineligible to participate in Title IV Programs as of the first day of the following fiscal year and would be unable to apply to regain its eligibility until the next fiscal year. Furthermore, if one of our campus groups violated the 90/10 Rule and became ineligible to participate in Title IV Programs but continued to disburse Title IV Program funds, the ED would require the institution to repay, with limited exceptions, all Title IV Program funds disbursed by the institution after the effective date of the loss of eligibility. For our 2005 fiscal year, none of our campus groups derived more than approximately 71% of its revenue on a cash accounting basis from Title IV Programs, with a range from approximately 55% to approximately 71%. We regularly monitor compliance with this requirement to minimize the risk that any of our campus groups would derive more than the maximum allowable percentage of its applicable revenue from Title IV Programs for any fiscal year. If a campus group appeared likely to approach the maximum percentage threshold, we would consider making changes in student financing to comply with the 90/10 Rule.

Restrictions on Distance Education Programs.  The HEA and its implementing regulations restrict the number of course offerings and students that can be enrolled via distance education (including courses offered online over the Internet), depending on the nature of the institution’s program offerings. An institution is not eligible to participate in Title IV Programs if more than 50% of its courses are offered through correspondence, which is currently defined to include courses taught through telecommunications, such as distance education courses in certain circumstances. Beginning in July 2006, courses taught through telecommunications will be excluded from the definition of correspondence. The number of students enrolled in courses offered through distance education at our institutions will not impact an institution’s eligibility to participate in Title IV Programs, so long as: (a) for the 2005/2006 federal award year, the institution offers more residence courses than distance education courses; and (b) after the 2005/2006 federal award year, the institution has been determined by its accrediting agency to be capable of effectively delivering distance education programs. For the 2004/2005 federal award year, none of our institutions offered more than approximately 41% of their courses through distance education.

Administrative Capability.  The HEA directs the ED to assess the administrative capability of each institution to participate in Title IV Programs. ED regulations require each institution to satisfy a series of separate standards that demonstrate administrative capability. Failure to satisfy any of the standards may lead the ED to find the institution ineligible to participate in Title IV Programs or to place the institution on provisional certification as a condition of its participation. A violation of these requirements could also subject the institution to other penalties.

One standard that applies to programs with the stated objective of preparing students for employment requires the institution to show a reasonable relationship between the length of the program and the entry-level job requirements of the relevant field of employment. Other standards relate to the institution’s policies, procedures and personnel responsible for administering Title IV Program requirements, and the timely submission of required reports to the ED. In addition, an institution is deemed by the ED to lack administrative capability if its FFEL/FDL cohort default rate equals or exceeds 25% for any of the three most recent federal fiscal years for which such rates have been published, or if its Perkins cohort default rate exceeds 15% for any federal award year. If an institution’s administrative capability is impaired solely because its FFEL/FDL and/or Perkins cohort default rates exceed the percentages specified above, the institution can continue to participate in Title IV Programs, but the ED may place the institution on provisional certification. Nineteen of our campus groups (consisting of 53 institutes) had a Perkins cohort default rate in excess of 15% for the most recent federal award year for which such rates have been published. See “—Student Loan Defaults” and “—Eligibility and Certification Procedures.” We no longer participate in the Perkins program and our students have not received any loans under the Perkins program since 2002.

Compensation of Recruitment, Admission and Financial Aid Employees.  The HEA prohibits an institution that participates in Title IV Programs from providing any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment or admission activity or in making decisions regarding the awarding of Title IV Program funds. The ED’s regulations set forth 12 types of activities and payment arrangements that an institution may carry out without violating this HEA provision (the “Safe Harbors”). One of the Safe Harbors permits the payment of fixed compensation, such as a fixed annual salary or hourly wage, so long as the fixed compensation is not adjusted up or down more than twice during any 12-month period, and any adjustment to the fixed compensation is not based solely on the number of students recruited, admitted, enrolled or awarded financial aid. We believe that we have compensated the applicable employees in accordance with this Safe Harbor and other Safe Harbors, but the ED has stated that it will no longer entertain a request by an institution or company for the ED to review and assess its individual compensation plan.

Additional Locations and Programs.  Our expansion plans assume we will be able to continue to obtain the necessary ED, ACICS and SEA approvals to establish new institutes, add learning sites to our existing institutes and expand the program offerings at our existing institutes. From 2003 through 2005, we established nine new institutes and four learning sites, all of which are participating in Title IV Programs, and added 446 programs at our existing institutes. Each of the institutes and learning sites added from 2003 through 2005 constitutes an additional location under the ED’s regulations.

The HEA requires a for-profit institution to operate for two years before it can qualify to participate in Title IV Programs. If an institution that is certified to participate in Title IV Programs establishes an additional location and receives all of the necessary SEA and accrediting commission approvals for that location, that additional location can participate in Title IV Programs immediately upon being reported to the ED, unless the institution will offer at least 50% of an entire educational program at that location and any one of the following restrictions applies, in which case the ED must approve the additional location before it can participate in Title IV Programs:

•	the institution is provisionally certified to participate in Title IV Programs (See “—Eligibility and Certification Procedures”);
•	the institution receives Title IV Program funds under the ED’s reimbursement or cash monitoring payment method;
•	the institution acquired the assets of another institution that provided educational programs at that location during the preceding year and participated in Title IV Programs during that year;
•	the institution would be subject to loss of eligibility to participate in Title IV Programs, because the additional location lost its eligibility to participate in Title IV Programs as a result of high FFEL/FDL cohort default rates; or

•	the ED previously notified the institution that it must apply for approval to establish an additional location.

The HEA and applicable regulations permit students to use Title IV Program funds only to pay the cost associated with enrollment in an eligible program offered by an institution participating in Title IV Programs. Generally, an institution that is eligible to participate in Title IV Programs may add a new educational program without the ED’s approval, if that new program: (a) leads to an associate level or higher degree and the institution already offers programs at that level; or (b) prepares students for gainful employment in the same or a related occupation as an educational program that has previously been designated as an eligible program at the institution and meets minimum length requirements. Otherwise, the institution must obtain the ED’s approval before it may disburse Title IV Program funds to students enrolled in the new program. If an institution erroneously determines that a new educational program is eligible for Title IV Program funding, the institution would likely be liable for repayment of the Title IV Program funds provided to students in that educational program. Based on our current understanding of how the ED regulations will be applied, we do not believe that these limitations will have a material adverse effect on our expansion plans.

The ACICS accreditation standards generally permit an institution’s main campus to establish branch campuses, and both the institution’s main campus and branch campuses to establish learning sites. Our institutes that are treated as branch campuses under the ACICS accreditation standards are treated as additional locations of the main campus under the ED’s regulations. Any locations of one of our main or branch campuses that are located away from the main or branch campus are treated as learning sites of that main or branch campus under the ACICS accreditation standards, but the ED’s regulations treat each learning site as an additional location of the main campus. The process of obtaining any required ACICS authorizations can also delay our opening new institutes, adding learning sites or offering new programs. In certain circumstances, the ACICS standards may limit our ability to establish branch campuses and learning sites and expand the programs offered at an institute, which could have a material adverse effect on our expansion plans.

The laws and regulations in most of the states in which our institutes are located treat each of our institutes as a separate, unaffiliated institution and do not distinguish between main campuses and additional locations or branch campuses, although many states recognize other institute locations within the state where educational activities are conducted and/or student services are provided as learning sites, teaching sites, satellite campuses, or otherwise. In some states, the requirements to obtain state authorization limit our ability to establish new institutes, add learning sites and offer new programs. The process of obtaining any required state authorizations can also delay our opening new institutes, adding learning sites or offering new programs. In certain circumstances, the state laws and regulations in effect in the states where we are located or anticipate establishing a new location may limit our ability to establish new institutes and learning sites and expand the programs offered at an institute, which could have a material adverse effect on our expansion plans.

Eligibility and Certification Procedures.  The HEA and its implementing regulations require each institution to periodically reapply to the ED for continued certification to participate in Title IV Programs. The ED recertifies each institution deemed to be in compliance with the HEA and the ED’s regulations for a period of six years or less. Before that period ends, the institution must apply again for recertification. The current ED certifications of our institutes range from four years to six years and expire over the period from March 31, 2007 to December 30, 2009.

The ED may place an institution on provisional certification for a period of three years or less, if it finds that the institution does not fully satisfy all the eligibility and certification standards. If an institution successfully participates in Title IV Programs during its period of provisional certification but fails to satisfy the full certification criteria, the ED may renew the institution’s provisional certification. The ED may revoke an institution’s provisional certification without advance notice, if the ED determines that the institution is not fulfilling all material requirements. If the ED revokes an institution’s provisional certification, the institution may not apply for reinstatement of its eligibility to participate in Title IV Programs for at least 18 months. If the ED does not recertify the institution following the expiration of its provisional certification, the institution loses eligibility to participate in Title IV Programs until the institution reapplies to participate and the ED certifies the institution to participate. The ED may also more closely review an institution that is provisionally certified, if it applies for approval to open a new location or offer a new program of study that requires approval, or makes some other significant change affecting its eligibility. Provisional certification does not otherwise limit an institution’s access to Title IV Program funds. None of our campus groups are provisionally certified to participate in Title IV Programs.

Title IV Program Funds Management.  ED regulations govern how an institution participating in Title IV Programs requests, maintains, disburses and otherwise manages Title IV Program funds. These regulations require institutions to disburse all Title IV Program funds by payment period. For our institutes, the payment period is an academic quarter. These regulations affect the timing of our receipt and disbursement of Title IV Program funds and prescribe time frames within which our campus groups must notify Title IV Program fund recipients of certain information and return any undisbursed Title IV Program funds. Prior to February 2006, institutions were not allowed to disburse the first installment of an FFEL or FDL program loan to a first-year undergraduate student who was a first-time borrower, until 30 days after the student began his course of study. Beginning in February 2006, this 30-day hold has been eliminated for institutions whose FFEL/FDL cohort default rates are less than 10% for the three most recent federal fiscal years for which the ED has published those rates. As of February 2006, 21 of our 29 campus groups had FFEL/FDL cohort default rates of less than 10% for the three most recent years.

Predominant Use of Two Lenders and One Guaranty Agency.  Our students have traditionally received their FFEL program loans from a limited number of lending institutions. For example, in our 2005 fiscal year, two lenders provided approximately 87% of the FFEL program loans that our students received, with one lender providing approximately 72% and the other providing approximately 15%, and one student loan guaranty agency guaranteed almost 100% of the FFEL program loans made to our students. We do not believe that our primary lenders or our primary guaranty agency intend to withdraw from the student loan field or reduce the volume of loans they make or guarantee in the near future. If FFEL program loans by our primary lenders or guarantees of those loans by our primary guaranty agency were significantly reduced or no longer available, we believe that we would be able to identify other lenders and guaranty agencies to make and guarantee those loans for our students, because the student loan industry is highly competitive and we are frequently approached by other lenders and guaranty agencies seeking our business. If we were unable to timely identify other lenders and guaranty agencies to make and guarantee FFEL program loans for our students, that could delay our students’ receipt of their loans, increase our receivables, cause our student population to decrease and have a material adverse effect on our financial condition, results of operations and cash flows.

Change in Control.  The ED, the ACICS and most of the SEAs have laws, regulations and/or standards (collectively “Regulations”) pertaining to the change in ownership and/or control (collectively “change in control”) of institutions, but those Regulations do not uniformly define what constitutes a change in control. The ED’s Regulations describe some transactions that constitute a change in control, including the transfer of a controlling interest in the voting stock of an institution or the consolidated corporation of which the institution is a part. Under the ED’s Regulations, a change in control of a publicly traded corporation, such as us, occurs when: (a) there is an event that obligates the corporation to file a Current Report on Form 8-K with the SEC disclosing a change in control; or (b) the corporation has a shareholder that owns or controls at least 25% of the total outstanding voting stock of the corporation and is the largest shareholder of the corporation, and that shareholder ceases to own or control at least 25% of such stock or ceases to be the largest shareholder, but this measure does not include a shareholder whose sole ownership of the corporation’s voting stock is held as an U.S. institutional investor, in mutual funds, through a profit-sharing plan or in an Employee Stock Ownership Plan. Most of the SEAs include the sale of a controlling interest of common stock in the definition of a change in control. The ACICS defines a change in control of a publicly traded corporation to include, among other things:

•	a change in 50% or more of the voting members of the corporation’s board of directors in any rolling, 12-month period;

•	a change in the number of voting members of the corporation’s board of directors in any rolling, 12-month period that allows a group of directors to exercise control who could not exercise control before the change;
•	the acquisition of 50% or more of the total outstanding voting shares of the corporation by any entity; or
•	any transaction that is deemed by an appropriate governmental agency to constitute a change in control.

The change in control Regulations adopted by the ED, the ACICS and the SEAs are subject to varying interpretations as to whether a particular transaction constitutes a change in control.

When a change in control occurs under the ED’s Regulations, an institution’s eligibility to continue to participate in Title IV Programs is subject to review and the institution could lose its eligibility, with the result that the institution would no longer be able to authorize or, with limited exceptions, disburse Title IV Program funds to its students. If an institution timely submits a materially complete application following a change in control, the ED may provisionally certify the institution for a temporary period following a change in control, pending a review by the ED to determine whether to reinstate the institution’s participation in Title IV Programs. The ED’s determination depends on whether the institution, under its new ownership and control, complies with specified ED requirements for institutional eligibility. Following a change in control of an institution, the ED may also impose restrictions on the growth of that institution, including expansion through new additional locations or new programs of study.

The ACICS will not reaccredit an institution following a change in control until the institution submits an application for reaccreditation, which requires documentation that the institution has been reauthorized or continues to be authorized by the appropriate SEA or SEAs. The ACICS standards provide that, generally within five business days after an institution documents that it has been reauthorized or continues to be authorized by the appropriate SEA or SEAs following a change in control, the ACICS will determine whether to temporarily reinstate the institution’s accreditation for an undefined period to allow for the completion and review of the application.

Many of the SEAs require that a change in control of an institution be approved before it occurs in order for the institution to maintain its SEA authorization. Other SEAs will only review a change in control of an institution after it occurs.

A change in control could occur as a result of future transactions in which we or our institutes are involved, such as some corporate reorganizations and some changes in our board of directors. If a future transaction results in a change in control of us or our institutes, we believe that we would be able to obtain all necessary approvals from the ED, the SEAs and the ACICS. We cannot assure you, however, that all such approvals could be obtained, or could be obtained in a timely manner that would not delay the availability of Title IV Program funds, prevent some students from receiving Title IV Program funds or include limitations that could restrict our growth and expansion plans. A material adverse effect on our financial condition, results of operations and cash flows would result if we had a change in control and a material number of our institutes:

•	failed to timely obtain the approvals of the SEAs required prior to or following a change in control;
•	failed to timely regain accreditation by the ACICS or have their accreditation temporarily continued or reinstated by the ACICS;
•	failed to timely regain eligibility to participate in Title IV Programs from the ED or receive temporary certification to continue to participate in Title IV Programs pending further review by the ED; or
•	were subjected by the ED to restrictions that severely limited for a substantial period of time the number of new additional locations and/or new programs of study that are eligible to participate in Title IV Programs.

Shareholder Information

We make the following materials available free of charge through our website at www.ittesi.com as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC under the Exchange Act:

•	our annual reports on Form 10-K and all amendments thereto;
•	our quarterly reports on Form 10-Q and all amendments thereto;
•	our current reports on Form 8-K and all amendments thereto; and
•	various other filings that we make with the SEC.

We also make the following materials available free of charge through our website at www.ittesi.com:

•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	our Code of Business Conduct and Ethics (“Code”).

We will provide a copy of the following materials without charge to anyone who makes a written request to our Investor Relations Department at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404 or by e-mail through our website at www.ittesi.com:

•	our annual report on Form 10-K for the year ended December 31, 2005, excluding certain of its exhibits;
•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors; and
•	the Code.

We also intend to promptly disclose on our website at www.ittesi.com any amendments that we make to, or waivers for our Directors or executive officers that we grant from, the Code.

RISK FACTORS

In addition to the other information contained in this report, you should consider carefully the following risk factors in evaluating us and our business before making an investment decision with respect to any shares of our common stock. This report contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act (and Section 21E of the Exchange Act). Those forward-looking statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management. All statements which are not statements of historical fact are intended to be forward-looking statements. The forward-looking statements contained in this report reflect our or our management’s current views and are subject to certain risks, uncertainties and assumptions, including, but not limited to, those set forth in the following Risk Factors. Should one or more of those risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements in 2006 and beyond could differ materially from those expressed in, or implied by, those forward-looking statements.

Risks Related to Our Highly-Regulated Industry

Failure of our institutes to comply with the extensive regulatory requirements for school operations could result in financial penalties, restrictions on our operations, loss of federal and state financial aid funding for our students or loss of our authorization to operate our institutes.  In 2005, we indirectly derived approximately 63% of our revenue determined on an accrual accounting basis (or approximately 61% determined on a cash accounting basis as defined by the ED regulations) from Title IV Programs. To participate in Title IV Programs, an institution must receive and maintain authorization by the appropriate SEAs, be accredited by an accrediting commission recognized by the ED and be certified as an eligible institution by the ED. As a result, our institutes are subject to extensive regulation by the ED, the SEAs and the ACICS, which is an accrediting commission recognized by the ED. These regulatory requirements cover the vast majority of our operations, including our education programs, facilities, instructional and administrative staff, financial operations and financial condition, student recruitment, opening of new institutes and learning sites, changes in corporate structure and ownership, and many administrative procedures. Most ED requirements are applied on an institutional basis, with an institution defined by the ED as a main campus and its additional locations, if any. Under the ED’s definition, we have 29 such institutions. We currently operate one or more institutes in 32 states and our institutes recruit students in the remaining 18 states and the District of Columbia. The ED, the SEAs and the ACICS periodically revise their requirements and modify their interpretations of existing requirements. We cannot predict with certainty how all of the requirements applied by these agencies will be interpreted or whether all of our institutes will be able to comply with all of the requirements in the future.

If our institutes failed to comply with any of these regulatory requirements, these agencies could:

•	impose monetary fines or penalties on our institutes;
•	terminate or limit our institutes’ operations or ability to grant degrees and diplomas;
•	restrict or revoke our institutes’ accreditation;
•	limit, terminate or suspend our institutes’ eligibility to participate in Title IV Programs or state financial aid programs;
•	require our institutes to repay funds received under Title IV Programs or state financial aid programs;
•	require us to post a letter of credit with the ED;
•	subject our institutes to heightened cash monitoring by the ED;
•	transfer our institutes from the ED’s advance system of receiving Title IV Program funds to its reimbursement system, under which a school must disburse its own funds to students and document the students’ eligibility for Title IV Program funds before receiving such funds from the ED; and
•	subject us or our institutes to other civil or criminal penalties.

Each of these sanctions could adversely affect our financial condition, results of operations and cash flows and impose significant operating restrictions on us. If any of our institutes lost its state authorization, the institute would be unable to offer postsecondary education and we would be forced to close the institute. If any of our institutes lost its accreditation, it would lose its eligibility to participate in Title IV Programs. If any of our institutes lost its eligibility to participate in Title IV Programs, and we could not arrange for alternative financing sources for the students attending that institute, we could be forced to close the institute. Closing any of our institutes could have a material adverse effect on our financial condition, results of operations and cash flows. See “Business—Highly-Regulated Industry.”

The following are some of the specific risk factors related to our highly-regulated industry:

Action by the U.S. Congress to revise the laws governing the federal student financial aid programs or reduce funding for those programs could reduce our student population and increase our costs of operation.  The U.S. Congress must periodically reauthorize the HEA and annually determine the funding level for each Title IV Program. In 2005, the U.S. Congress temporarily extended the provisions of the HEA, pending completion of the formal reauthorization process. In February 2006, the U.S. Congress enacted the Deficit Reduction Act of 2005, which contained a number of provisions affecting Title IV Programs, including some provisions that had been in the HEA reauthorization bills. We believe that, in 2006, the U.S. Congress will either complete its reauthorization of the HEA or further extend additional provisions of the HEA. Numerous changes to the HEA are likely to result from any further reauthorization and, possibly, from any extension of the remaining provisions of the HEA, but at this time we cannot predict all of the changes that the U.S. Congress will ultimately make. Any action by the U.S. Congress that significantly reduces Title IV Program funding or the ability of our institutes or students to participate in Title IV Programs could have a material adverse effect on our financial condition, results of operations and cash flows. Congressional action may also require us to modify our practices in ways that could increase our administrative costs and reduce our profit margin, which could have a material adverse effect on our financial condition and results of operations.

If one of our institutes lost its eligibility to participate in Title IV Programs, or if the U.S. Congress significantly reduced the amount of available Title IV Program funding, we would try to arrange for alternative sources of financial aid for that institute’s students. We cannot assure you that one or more private organizations would be willing to provide loans to students attending one of our institutes, or that the interest rate and other terms of such loans would be as favorable as for Title IV Program loans. In addition, the private organizations could require us to guarantee all or part of this assistance and we might incur other additional costs. If we provided more direct financial assistance to our students, we would incur additional costs and assume increased credit risks. See “Business—Highly-Regulated Industry—Legislative Action.”

One or more of our institutes may lose its eligibility to participate in Title IV Programs, if its student loan default rates are too high.  An institution may lose its eligibility to participate in some or all Title IV Programs, if the rates at which its students default on their federal student loans exceed specified percentages. An institution whose FFEL/FDL cohort default rate is: (a) 25% or greater for three consecutive federal fiscal years loses eligibility to participate in the FFEL, FDL and Pell programs for the remainder of the federal fiscal year in which the ED determines that the institution has lost its eligibility and for the two subsequent federal fiscal years; or (b) greater than 40% for one federal fiscal year loses eligibility to participate in the FFEL and FDL programs for the remainder of the federal fiscal year in which the ED determines that the institution has lost its eligibility and for the two subsequent federal fiscal years. If any of our campus groups lost its eligibility to participate in FFEL, FDL and Pell programs and we could not arrange for alternative financing sources for the students attending the institutes in that campus group, we would probably have to close those institutes, which could have a material adverse effect on our financial condition, results of operations and cash flows. See “Business—Highly-Regulated Industry—Student Loan Defaults.”

We may be required to post a letter of credit or accept other limitations in order to continue our institutes’ participation in Title IV Programs, if we or our institutes do not meet the ED’s financial responsibility standards.  To participate in Title IV Programs, an institution must satisfy specific measures of financial responsibility prescribed by the ED. The most significant measurement is the institution’s composite score that can range from a negative 1.0 reflecting financial weakness to a positive 3.0 reflecting financial strength. The composite score must be at least 1.5 for the institution to be deemed financially responsible by the ED without the need for further oversight. Historically, the ED has evaluated the financial condition of our institutions on a consolidated basis based on our financial statements at the parent company level. If the ED determines that an institution does not satisfy the ED’s financial responsibility standards, the institution may establish its financial responsibility on one of several alternative bases, including posting a letter of credit in an amount equal to a specified percentage of the total Title IV Program funds received by the institution during the institution’s most recently completed fiscal year and, in some cases, agreeing to receive Title IV Program funds under an arrangement other than the ED’s standard advance funding arrangement while being provisionally certified. See “Business—Highly-Regulated Industry—Financial Responsibility Standards.”

One or more of our institutes may have to post a letter of credit or be subject to other sanctions, if it does not correctly calculate and timely return Title IV Program funds for students who withdraw before completing their program of study.  A school participating in Title IV Programs must correctly calculate the amount of unearned Title IV Program funds that was disbursed to students who withdrew from their educational programs before completing them, and must return those unearned funds in a timely manner, generally within 30 days of the date the school determines that the student has withdrawn. Beginning in July 2006, that time period extends to 45 days. If the unearned funds are not properly calculated and timely returned, we may have to post a letter of credit in favor of the ED or be otherwise sanctioned by the ED. An institution is required to post a letter of credit with the ED in an amount equal to 25% of the total dollar amount of unearned Title IV Program funds that the institution was required to return with respect to withdrawn students during its most recently completed fiscal year, if the institution was found in an audit or program review to have untimely returned unearned Title IV Program funds with respect to 5% or more of the students in the audit or program review sample of withdrawn students, in either of its two most recently completed fiscal years. The requirement to post a letter of credit or other sanctions by the ED could increase our cost of regulatory compliance and adversely affect our results of operations. See “Business—Highly-Regulated Industry—Return of Funds for Withdrawn Students.”

One or more of our institutes may lose its eligibility to participate in Title IV Programs, if the percentage of its revenue derived from those programs is too high.  A for-profit institution loses its eligibility to participate in Title IV Programs if, on a cash accounting basis, it derives more than 90% of its applicable revenue for a fiscal year from Title IV Programs. If one of our campus groups exceeded this threshold but continued to disburse Title IV Program funds, the ED would require the institution to repay, with limited exceptions, all Title IV Program funds disbursed by the institution after the effective date of the loss of eligibility. If any of our campus groups lost its eligibility to participate in Title IV Programs and we could not arrange for alternative financing sources for the students attending the institutes in that campus group, we would probably have to close those institutes, which could have a material adverse effect on our financial condition, results of operations and cash flows. See “Business—Highly-Regulated Industry—The ‘90/10’ Rule.”

One or more of our institutes may lose its eligibility to participate in Title IV Programs, if it teaches too many of its courses through distance education or is not determined to be capable of effectively delivering distance education programs.  An institution loses its eligibility to participate in Title IV Programs if more than 50% of its courses are offered through correspondence, which is currently defined to include courses taught through telecommunications, such as distance education courses offered online over the Internet. Beginning in July 2006, courses taught through telecommunications will be excluded from the definition of correspondence, but an institution must be determined by its accrediting agency to be capable of effectively delivering distance education programs. If any of our campus groups lost its eligibility to participate in Title IV Programs and we could not arrange for alternative financing sources for the students attending the institutes in that campus group, we would probably have to close those institutes, which could have a material adverse effect on our financial condition, results of operations and cash flows. See “Business—Highly-Regulated Industry—Restrictions on Distance Education Programs.”

Failure by one or more of our institutes to satisfy the ED’s administrative capability requirements could result in financial penalties, limitations on the institute’s participation in Title IV Programs, loss of Title IV Program funds for its students or the repayment of Title IV Program funds received by our students.  To participate in Title IV Programs, an institution must satisfy criteria of administrative capability prescribed by the ED. The most significant of these criteria require that the institution:

•	demonstrate a reasonable relationship between the length of its programs and the entry-level job requirements of the relevant fields of employment;
•	comply with all of the applicable Title IV Program regulations prescribed by the ED;
•	have capable and sufficient personnel to administer the institution’s participation in Title IV Programs;
•	define and measure the satisfactory academic progress of its students within parameters specified by the ED;
•	provide adequate financial aid counseling to its students who receive Title IV Program funds; and
•	timely submit all required reports and financial statements to the ED.

If the ED determines that an institution is not capable of adequately administering its participation in any of the Title IV Programs, the ED could:

•	impose monetary fines or penalties on the institution;
•	require the institution to repay funds received under Title IV Programs;
•	restrict the institution’s receipt of Title IV Program funds; and
•	limit or terminate the institution’s eligibility to participate in Title IV Programs.

Each of these sanctions could adversely affect our financial condition, results of operations and cash flows and impose significant operating restrictions on us. See “Business—Highly-Regulated Industry—Administrative Capability.”

We are subject to sanctions if we pay impermissible commissions, bonuses or other incentive payments to individuals involved in certain recruiting, admission or financial aid activities.  An institution participating in Title IV Programs may not provide any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment or admission activity or in making decisions regarding the awarding of Title IV Program funds. The law and regulations governing this requirement do not establish clear criteria for compliance in all circumstances. If the ED determined that an institution’s compensation practices violated these standards, the ED could subject the institution to monetary fines or penalties or other sanctions. Any substantial fine or penalty or other sanction could have a material adverse effect on our financial condition, results of operations and cash flows. See “Business—Highly-Regulated Industry—Compensation of Recruitment, Admission and Financial Aid Employees.”

We cannot open new institutes or learning sites or offer new programs if they are not timely approved by our regulators, and we may have to repay Title IV Program funds disbursed to students enrolled at any of those locations or in any of those programs if we do not obtain prior approval.  An institution must obtain approvals from the ED, the ACICS and the relevant SEAs to establish new institutes and, in some cases, to add new learning sites for existing institutes and to expand program offerings. The requirements of the ACICS and some SEAs limit our ability to establish new institutes, add learning sites and offer new programs. If we established a new institute, added a new learning site or expanded program offerings at any institute without obtaining the required approvals, we could be required to repay any Title IV Program funds received by students at that institute or site or in that program, and could be subject to other sanctions. Our expansion plans assume that we will be able to continue to obtain the necessary approvals in a timely manner. If we are unable to obtain the approvals from the ED, the ACICS or the relevant SEAs for any new institutes, learning sites or program offerings where such approvals are required, or to obtain such approvals in a timely manner, our ability to open the new institutes, add the new learning sites or offer the new programs as planned would be impaired, which could have an adverse effect on our expansion plans. See “Business—Highly-Regulated Industry—Additional Locations and Programs.”

A high percentage of the Title IV Program loans that our students receive are made by two lenders and guaranteed by one guaranty agency.  In our 2005 fiscal year, two lenders provided approximately 87% of the FFEL program loans that our students received, with one lender providing approximately 72% and the other lender providing approximately 15%, and one student loan guaranty agency guaranteed almost 100% of the FFEL program loans made to our students. If FFEL program loans by our primary lenders or guarantees of those loans by our primary guaranty agency were significantly reduced or no longer available and we were unable to timely identify other lenders and guaranty agencies to make and guarantee FFEL program loans for our students, that could delay our students’ receipt of their loans, increase our receivables, cause our student population to decrease and have a material adverse effect on our financial condition, results of operations and cash flows. See “Business—Highly-Regulated Industry—Predominant Use of Two Lenders and One Guaranty Agency.”

The ability of the affected institutes to participate in Title IV Programs or operate may be impaired, if regulators do not timely approve a change in control of us or any of our institutes.  The ED, the ACICS and most of the SEAs have requirements pertaining to the change in control of institutions, but those requirements do not uniformly define what constitutes a change in control and are subject to varying interpretations as to whether a particular transaction constitutes a change in control. If we or any of our institutes experience a change in control under the standards of the ED, the ACICS or any of the SEAs, we or the affected institutes must seek the approval of the relevant regulatory agencies. Transactions or events that constitute a change in control for one or more of our regulatory agencies include the acquisition of a school from another entity, significant acquisitions or dispositions of our common stock and significant changes to the composition of our Board of Directors. Some of these transactions or events may be beyond our control. Our failure to obtain, or a delay in obtaining, a required approval of any change in control from the ED, the ACICS or any of the SEAs in states in which our institutes are located could impair our ability or the ability of the affected institutes to participate in Title IV Programs. Our failure to obtain, or a delay in obtaining, a required approval of any change in control from the SEA in any state in which we do not have an institute but in which we recruit students could require us to suspend our recruitment of students in that state until we receive the required approval. If we had a change in control and a material number of our institutes failed to obtain the required approvals of the SEAs, the ACICS or the ED in a timely manner, that could have a material adverse effect on our financial condition, results of operations and cash flows. See “Business—Highly-Regulated Industry—Change in Control.”

Government and regulatory agencies and third parties may bring claims or actions against us based on alleged violations of the extensive regulatory requirements, which could require us to pay monetary damages, receive other sanctions and expend significant resources to defend those claims or actions.  Due to the highly-regulated nature of the postsecondary education industry, we are subject to audits, compliance reviews, inquiries, complaints, investigations, claims of non-compliance and lawsuits by federal and state governmental agencies, regulatory agencies, present and former students and employees, shareholders and other third parties, which may allege violations of any of the regulatory requirements applicable to us and our institutes. If the results of any such claims or actions are unfavorable to us, we may be required to pay money damages or be subject to fines, operational limitations, loss of federal or state funding, injunctions, additional oversight and reporting or other civil and criminal penalties. Those penalties could have a material adverse effect on our financial condition, results of operations and cash flows. Even if we satisfactorily resolve the issues raised by any such claims or actions, we may have to expend significant financial and management resources from our ongoing business operations to address and defend those claims or actions, which could have a material adverse effect on our financial condition, results of operations and cash flows. Adverse publicity regarding such claims and actions could also negatively affect our business. See “Business—Highly-Regulated Industry.”

Investigations, claims and actions against companies in our industry could adversely affect our business and stock price.  Our operations and the operations of a number of other companies in the postsecondary education industry have been subject to intense regulatory scrutiny, especially over the last two years. In some cases, allegations of wrongdoing have resulted in reviews or investigations by the U. S. Department of Justice (“DOJ”), the SEC, the ED, the SEAs or other state agencies. These allegations, reviews and investigations of us and other companies and the accompanying adverse publicity could have a negative impact on our industry as a whole and on our stock price.

Budget constraints in states that provide state financial aid to our students could reduce the amount of such financial aid that is available to our students, which could reduce our student population.  Some states may provide financial aid to our students, such as California, Florida, Ohio, Pennsylvania and New York. From time to time, states face budget constraints that may cause them to reduce state appropriations in a number of areas. Some of those states may decide to reduce the amount of state financial aid that they provide to students, but we cannot predict how significant any of those reductions may be or how long they could last. If the level of state funding for our students decreased and our students were not able to secure alternative sources of funding, our student population could decrease, which could have a material adverse effect on our results of operations.

Risks Related to Our Business

If we fail to effectively identify, establish and operate new institutes and learning sites, our growth may be slowed.  As part of our business strategy, we anticipate opening and operating new institutes and new learning sites to existing institutes at locations throughout the United States. Establishing new institutes and learning sites poses challenges and requires us to make investments in management and capital expenditures, incur marketing and advertising expenses and devote other resources that are different, and in some cases greater, than those required with respect to the operation of existing institutes. To open a new institute or learning site, we would be required to obtain the appropriate approvals from the SEAs and ACICS, which may be conditioned or delayed in a manner that could significantly affect our growth plans. In addition, to be eligible to participate in Title IV Programs, a new institute or learning site may have to be certified by the ED. We cannot be sure that we will be able to identify suitable expansion opportunities to help maintain or accelerate our current growth rate or that we will be able to successfully integrate or profitably operate any new institutes or learning sites. Any failure by us to effectively identify, establish and manage the operations of newly established institutes or learning sites could slow our growth and make any newly established institutes or learning sites more costly to operate than we had planned and have an adverse effect on our expansion plans and results of operations. See “Business—Business Strategy—Geographically Expand Our Institutes and Program Offerings.”

Our success depends, in part, on our ability to effectively identify, develop, obtain approval to offer and teach new and/or higher-level degree programs in a cost-effective and timely manner.  Part of our business strategy also includes increasing the number and level of degree programs offered at our institutes. Developing and offering new degree programs pose challenges and require us to make investments in research and development, management and capital expenditures, to incur marketing and advertising expenses and to devote other resources that are in addition to, and in some cases greater than, those associated with our current program offerings. In order to offer new and higher-level degree programs at our institutes, we would be required to obtain the appropriate approvals from the ED, the SEAs, the ACICS and, in certain circumstances, specialized programmatic accrediting agencies, which may be conditioned or delayed in a manner that could significantly affect our growth plans. We cannot be sure that we will be able to identify new programs to help maintain or accelerate our current growth rate, that we will be able to obtain the requisite approvals to offer new and/or higher-level degree programs at our institutes or that students will enroll in any new and/or higher-level degree programs that we develop, obtain approval for and offer at our institutes. Any failure by us to effectively identify, develop, obtain approval to offer and teach new and/or higher-level degree programs at our institutes could have an adverse effect on our expansion plans and results of operations. See “Business—Business Strategy—Enhance Results at the Institute Level.”

Our success depends, in part, on our ability to keep pace with changing market needs and technology.  Increasingly, prospective employers of our graduates demand that their entry-level employees possess appropriate technical skills and also appropriate soft skills, such as communication, critical thinking and teamwork skills. These skills can evolve rapidly in a changing economic and technological environment. Accordingly, it is important for our programs to evolve in response to those economic and technological changes. The expansion of our existing programs and the development of new programs may not be accepted by prospective students or the employers of our graduates. Even if we are able to develop acceptable new programs, we may not be able to begin offering those new programs as quickly as required by the employers we serve or as quickly as our competitors offer similar programs. If we are unable to adequately respond to changes in market requirements due to regulatory or financial constraints, technological changes or other factors, our ability to attract and retain students could be impaired and the rates at which our graduates obtain jobs involving their fields of study could suffer.

Our financial performance depends, in part, on our ability to continue to develop awareness and acceptance of our programs among high school graduates and working adults.  The awareness of our programs among high school graduates and working adults is important to the success of our institutes. If we were unable to successfully market or advertise our programs, our ability to attract and enroll prospective students in our programs would be adversely affected and, consequently, our ability to increase revenue or maintain profitability would be impaired. The following are some of the factors that could prevent us from successfully marketing or advertising our programs:

•	student dissatisfaction with our programs and services;
•	employer dissatisfaction with our programs and services;
•	diminished access to high school students; and
•	our failure to maintain or expand our brand or other factors related to our marketing or advertising practices.

The vast majority of private student loans received by our students are made by one lender and serviced by one loan servicer.  In 2005, we indirectly derived approximately 30% of our revenue from unaffiliated, private loan programs that were made available to eligible students at our institutes to help fund a portion of the students’ cost of education. The vast majority of these private loan programs are offered by one lender and serviced by one loan servicer. If that lender or loan servicer ended the programs or reduced the volume of loans made or serviced under the programs in the near future and we were unable to timely identify other lenders and loan servicers to make and service private loans for our students and their parents on similar terms, our students’ ability to finance their education could be adversely affected, our receivables could increase and our student population could decrease, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Our loss of key personnel could harm our business.  Our success to date has depended, and will continue to depend, largely on the skills, efforts and motivation of our executive officers. Our success also depends in large part upon our ability to attract and retain highly qualified faculty, school administrators and corporate management. We face competition in the attraction and retention of personnel who possess the skill sets that we seek. In addition, key personnel may leave us and subsequently compete against us. Furthermore, we do not currently carry “key man” life insurance. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could impair our ability to successfully manage our business.

In order to support revenue growth, we need to hire, retain, develop and train our recruiting representatives, who are our employees dedicated to student recruitment. Our ability to develop a strong team of recruiting representatives may be affected by a number of factors, including:

•	our ability to timely and effectively train and motivate our recruiting representatives in order for them to become productive;
•	restrictions on the method of compensating recruiting representatives imposed by regulatory bodies;
•	the competition we face from other companies in hiring and retaining recruiting representatives;
•	our ability to attract enough prospective students to our program offerings; and
•	our ability to effectively manage a multi-location educational organization.

If we are unable to hire, retain, develop and train our recruiting representatives, the effectiveness of our student recruiting efforts would be adversely affected.

Competition could decrease our market share, cause us to reduce tuition or force us to increase spending.  The postsecondary education market in the United States is highly fragmented and competitive, with no single private or public institution enjoying a significant market share. Our institutes compete for students with graduate, bachelor and associate degree-granting institutions, which include nonprofit public and private colleges and for-profit institutions, as well as with alternatives to higher education such as military service or immediate employment. We believe competition among educational institutions is based on:

•	the quality and reliability of the institution’s programs and student services;
•	the perceived reputation of the institution and its programs and student services;
•	the cost of the institution’s programs;
•	the employability of the institution’s graduates;
•	the ability to provide easy and convenient access to the institution’s programs and courses;
•	the quality and experience of the institution’s faculty; and
•	the time required to complete the institution’s programs.

Certain public and private colleges offer programs similar to those offered by our institutes at a lower tuition cost due in part to government subsidies, foundation grants, tax deductible contributions or other financial resources not available to for-profit institutions. Other for-profit institutions offer programs that compete with those of our institutes. Certain of our competitors in both the public and private sectors have greater financial and other resources than we do. All of these factors could affect the success of our marketing efforts and enable our competitors to recruit prospective students more effectively.

We may be required to reduce tuition or increase spending in response to competition in order to retain or attract students or pursue new market opportunities. As a result, our financial condition, results of operations and cash flows may be negatively affected. We cannot be sure that we will be able to compete successfully against current or future competitors or that competitive pressures faced by us will not adversely affect our business, financial condition, results of operations or cash flows.

High interest rates could adversely affect our ability to attract and retain students.  Interest rates in recent years have been relatively low, creating a favorable borrowing environment for our students. Much of the financing our students receive is tied to floating interest rates. Therefore, any future increase in interest rates will result in a corresponding increase in the cost to our existing and prospective students of financing their education, which could result in a reduction in the number of students attending our institutes and in our revenue. Higher interest rates could also contribute to higher default rates with respect to our students’ repayment of Title IV Program and private loans. High default rates may, in turn, adversely impact our eligibility to participate in Title IV Programs and/or the willingness of private lenders to make private loan programs available to our students, which could result in a reduction in the number of students attending our institutes.

Our quarterly results of operations are likely to fluctuate based on our seasonal student enrollment patterns.  In reviewing our results of operations, you should not focus on quarter-to-quarter comparisons. Our results in any quarter may not indicate the results we may achieve in any subsequent quarter or for the full year. Our quarterly results of operations have tended to fluctuate as a result of seasonal variations in our business, principally due to changes in our total student population. Our student population varies as a result of new student enrollments, graduations and student attrition. Historically, our revenue in our third and fourth fiscal quarters has generally benefited from increased student matriculations. The number of new students entering our institutes tends to be substantially higher in June and September, because of the significant number of recent high school graduates entering our institutes for the academic quarters beginning in those two months. Our institutes’ academic schedule generally does not affect our incurrence of most of our costs, however, and our costs do not fluctuate significantly on a quarterly basis. We expect quarterly fluctuations in results of operations to continue as a result of seasonal enrollment patterns. These patterns may change, however, as a result of new institute openings, new program offerings and increased enrollment of adult students. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Variations in Quarterly Results of Operations.”

Terrorist attacks and other acts of violence or war could have an adverse effect on our operations.  Terrorist attacks and other acts of violence or war could disrupt our operations. Attacks or armed conflicts that directly impact our physical facilities or ability to recruit and retain students and employees could adversely affect our ability to deliver our programs of study to our students and, thereby, impair our ability to achieve our financial and operational goals. Furthermore, violent acts and threats of future attacks could adversely affect the U.S. and world economies. Finally, future terrorist acts could cause the United States to enter into a wider armed conflict that could further impact our operations and result in prospective students, as well as our current students and employees, entering military service. These factors could cause significant declines in the number of students who attend our institutes and have a material adverse effect on our results of operations.

Natural disasters and other acts of God could have an adverse effect on our operations.  Hurricanes, earthquakes, floods, tornados and other natural disasters and acts of God could disrupt our operations. Natural disasters and other acts of God that directly impact our physical facilities or ability to recruit and retain students and employees could adversely affect our ability to deliver our programs of study to our students and, thereby, impair our ability to achieve our financial and operational goals. Furthermore, natural disasters could adversely affect the economy and demographics of the affected region, which could cause significant declines in the number of students who attend our institutes in that region and have a material adverse effect on our results of operations. In 2005, we were forced to temporarily close our institute that is located in St. Rose, Louisiana due to a Gulf Coast hurricane. While the institute’s facility did not incur extensive physical damage, the hurricane’s impact on the region adversely affected the institute’s total student enrollment, which had an adverse effect on our results of operations in 2005. We believe that our results of operations will continue to be adversely affected in 2006 as a result of that institute’s lower total student enrollment.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult.  Certain provisions of Delaware law, our Restated Certificate of Incorporation and our By-Laws could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. These provisions of Delaware law, our Restated Certificate of Incorporation and our By-Laws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change in control of us (including unsolicited takeover attempts), even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. Certain of these provisions authorize us to issue “blank check” preferred stock, divide our Board of Directors into three classes expiring in rotation, require advance notice for stockholder proposals and nominations, prohibit stockholders from calling a special meeting and prohibit stockholder action by written consent. These provisions may make it more difficult for stockholders to take certain corporate actions and could have the effect of delaying or preventing a change in control of us.

If we are unable to conclude successfully the litigation pending against us, our business, financial condition and results of operations could continue to be adversely affected.  We and some of our current and former officers and directors have been named as defendants in a number of shareholder derivative lawsuits alleging that we and some of our current and former officers and directors, among other things, made certain material misrepresentations, failed to disclose certain material facts about our condition and prospects, breached fiduciary duties, violated laws and falsified our records. We cannot predict what the outcome of these lawsuits will be. Although the derivative actions are brought nominally on behalf of us, we expect to incur defense costs and other expenses in connection with the derivative lawsuits, and we cannot assure you that the ultimate outcome of these or other actions will not have a material adverse effect on our financial condition or results of operations. The current and former executive officers named in one or more of the shareholder derivative lawsuits include: Gene A. Baugh, Rene R. Champagne, Clark D. Elwood, Eugene W. Feichtner, Martin A. Grossman, Thomas W. Lauer, Kevin M. Modany and Omer E. Waddles.

Additionally, in the ordinary conduct of our business, we and our institutes are subject to various other lawsuits, investigations and claims, covering a wide range of matters, including, but not limited to, claims involving students or graduates and routine employment matters. It is possible that we may be required to pay substantial damages or settlement costs in excess of our insurance coverage, which could have a material adverse effect on our financial condition or results of operation. In connection with the DOJ investigation of us, the inquiry initiated by the SEC into allegations investigated by the DOJ and the securities class action, shareholder derivative and books and records inspections lawsuits, we have incurred substantial legal costs, and management’s attention and resources have been diverted from our business. See Note 10 of the Notes to Consolidated Financial Statements.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the “ESI” trading symbol. The prices set forth below are the high and low sale prices of our common stock during the periods indicated, as reported in the NYSE’s consolidated transaction reporting system.

	2005		2004
Fiscal Quarter Ended	High	Low	High	Low
March 31	$51.26	$44.85	$60.75	$27.83
June 30	$54.32	$42.00	$43.34	$31.05
September 30	$53.56	$46.82	$38.78	$27.98
December 31	$62.65	$46.93	$50.60	$34.26

There were 128 holders of record of our common stock on February 15, 2006.

We did not pay a cash dividend in 2004 or 2005. We do not anticipate paying any cash dividends on our common stock in the foreseeable future and we plan to retain our earnings to finance future growth. The declaration and payment of dividends on our common stock are subject to the discretion of our Board of Directors and compliance with applicable law. Our decision to pay dividends in the future will depend on general business conditions, the effect of such payment on our financial condition and other factors our Board of Directors may in the future consider to be relevant.

We did not sell any of our securities during the three months ended December 31, 2005 that were not registered under the Securities Act. We credited the following number of treasury shares of our common stock to the deferred share accounts of five non-employee directors under the ESI Non-Employee Directors Deferred Compensation Plan as the stock portion of the semi-annual installment payment of their annual retainer for 2006: (a) 338 for each of four non-employee directors on January 1, 2006; and (b) 311 for one non-employee director on February 22, 2006. These shares of our common stock will be issued upon the termination of the non-employee director’s service as a non-employee director for any reason, including retirement or death. The transactions described in this paragraph are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

The following table sets forth information regarding purchases made by us of shares of our common stock on a monthly basis during the fourth quarter of 2005:

Issuer Purchases of Equity Securities

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs (1)	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs(1)
October 1, 2005 through October 31, 2005	—	$—	—	4,216,300
November 1, 2005 through November 30, 2005	928,600	59.88	928,600	3,287,700
December 1, 2005 through December 31, 2005	—	—	—	3,287,700

Total	928,600	$59.88	928,600

(1)	On October 17, 2002, we announced that our Board of Directors on October 15, 2002 authorized us to repurchase 5.0 million shares of our common stock (the “2002 Repurchase Program”). As of December 31, 2005, 3,287,700 shares remained to be repurchased under the 2002 Repurchase Program. The terms of the 2002 Repurchase Program provide that we may repurchase shares of our common stock, from time to time depending on market conditions and other considerations, in the open market or through privately negotiated transactions in accordance with Rule 10b-18 of the Exchange Act. Unless earlier terminated by our Board of Directors, the 2002 Repurchase Program will expire when we repurchase all shares authorized for repurchase thereunder.

SELECTED FINANCIAL DATA

The following selected financial data are qualified by reference to and should be read with our Consolidated Financial Statements and Notes to Consolidated Financial Statements and other financial data included elsewhere in this report.

	Year Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands, except per share and operating data)
Statement of Income Data:
Revenue (a)	$688,003	$617,834	$522,856	$454,118	$400,063
Cost of educational services (a)	328,343	298,747	280,006	256,675	237,641
Student services and administrative expenses	193,003	174,396	148,329	129,134	110,816
Special legal and other investigation costs (b)	1,219	25,143	—	—	—

Total costs and expenses	522,565	498,286	428,335	385,809	348,457

Operating income	165,438	119,548	94,521	68,309	51,606
Interest income, net	8,853	3,834	1,995	2,684	2,708

Income before income taxes	174,291	123,382	96,516	70,993	54,314
Income taxes	64,579	48,119	37,658	27,139	20,600

Net income	$109,712	$75,263	$58,858	$43,854	$33,714

Earnings per share (c):
Basic (d)	$2.38	$1.64	$1.31	$0.96	$0.71
Diluted (e)	$2.33	$1.61	$1.27	$0.94	$0.70

Other Operating Data (f):
Capital expenditures, net	$21,334	$19,116	$14,391	$14,265	$21,560
Facility expenditures and land purchases	$25,145	$16,376	$25,718	$19,843	$—
Number of students at end of period (unaudited)	42,985	40,876	37,076	32,631	30,778
Number of technical institutes at end of period (unaudited)	81	77	77	74	70

	At December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands)
Balance Sheet Data (g):
Cash and cash equivalents, restricted cash and investments	$411,925	$356,516	$254,174	$156,708	$110,232
Total current assets	$437,008	$372,781	$256,646	$173,266	$133,026
Property and equipment, less accumulated depreciation	$127,406	$98,746	$81,503	$62,584	$49,593
Total assets	$592,491	$493,389	$363,270	$247,707	$194,215
Total current liabilities	$251,139	$233,101	$202,337	$142,495	$105,372
Total liabilities	$283,897	$258,315	$217,146	$158,683	$116,027
Shareholders’ equity	$308,594	$235,074	$146,124	$89,024	$78,188

(a)	The reclassification of tuition revenue with respect to students who withdraw reduced revenue and cost of educational services by $10,828 in the year ended December 31, 2002 and $10,488 in the year ended December 31, 2001. The reclassifications had no impact on our total consolidated results reported in any period presented.

(b)	Accrued estimated legal and other investigation costs associated with the DOJ investigation of us, the inquiry initiated by the SEC into the allegations investigated by the DOJ, and the securities class action, shareholder derivative and books and records inspection lawsuits filed against us, certain of our current and former executive officers and each of our Directors.
(c)	Earnings per share in all prior periods have been restated to reflect the two-for-one stock split declared on May 10, 2002 that became effective June 6, 2002.
(d)	Basic earnings per share data are based on historical net income and the number of shares of our common stock outstanding during each period. Basic earnings per share for all periods have been calculated in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”
(e)	The difference in the number of shares used to calculate diluted earnings per share from the number of shares used to calculate basic earnings per share represents the average number of shares issued under our stock option plans less shares assumed to be purchased with proceeds from the exercise of those stock options.
(f)	We did not pay any cash dividends in any of the periods presented.
(g)	We had no long-term obligations to report in any of the periods presented.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read with the Selected Financial Data and the Consolidated Financial Statements and Notes to Consolidated Financial Statements included elsewhere in this report.

General

We currently operate 81 institutes in 32 states, which were providing postsecondary education to more than 42,000 students as of December 31, 2005. We derive our revenue almost entirely from the cost of tuition, tool kits, laptop computers and fees charged to and paid by, or on behalf of, our students. Most students at our institutes pay a substantial portion of their tuition and other education-related expenses with funds received under various government-sponsored student financial aid programs, especially Title IV Programs. In 2005, we indirectly derived approximately 61% of our revenue, determined on a cash accounting basis as defined by the ED’s regulations, from Title IV Programs.

Our revenue varies based on the aggregate student population, which is influenced by the following factors:

•	the number of students attending our institutes at the beginning of a fiscal period;
•	the number of new first-time students entering and former students re-entering our institutes during a fiscal period;
•	student retention rates; and
•	general economic conditions.

New students generally enter our institutes at the beginning of an academic quarter that begins for most programs of study in early March, mid-June, early September or late November. Our establishment of new institutes and the introduction of additional program offerings at our existing institutes have been significant factors in increasing the aggregate student population in recent years.

In order to participate in Title IV Programs, a new institute must be authorized by the state in which it will operate, accredited by an accrediting commission recognized by the ED, and certified by the ED to participate in Title IV Programs. The accrediting commission that accredits our institutes grants accreditation to a new institute prior to its first class start date. The ED’s certification process cannot commence until the institute receives its state authorization and accreditation. In the last few years, we have experienced minimal delay in obtaining ED certification of our new institutes and learning sites.

We earn tuition revenue on a straight-line basis over the length of each of four, 12-week academic quarters in each fiscal year. State regulations, accrediting commission criteria and our policies generally require us to refund a portion of the tuition and fee payments received from a student who withdraws from one of our institutes during an academic quarter. We recognize immediately the amount of tuition and fees, if any, that we may retain after payment of any refund.

We incur expenses throughout a fiscal period in connection with the operation of our institutes. The cost of educational services includes faculty and administrative salaries, cost of course materials, occupancy costs, depreciation and amortization of equipment costs, facilities and leasehold improvements, and other miscellaneous costs incurred by our institutes.

Student services and administrative expenses include direct marketing costs (which are marketing expenses directly related to new student recruitment), indirect marketing expenses, an allowance for doubtful accounts and administrative expenses incurred at our corporate headquarters. Direct marketing costs include salaries and employee benefits for recruiting representatives and direct solicitation expenses. We capitalize our direct marketing costs (excluding advertising expenses) using the successful efforts method and amortize them on a cost-pool-by-cost-pool basis over the period that we expect to receive revenue streams associated with those assets. We expense as incurred our marketing costs that do not relate to the direct solicitation of potential students.

In 2005, we developed:

•	three new residence bachelor degree programs;
•	six new online bachelor degree programs or new concentrations within existing online bachelor degree programs;
•	one new residence associate degree program; and
•	one new online associate degree program.

In addition, a total of 54 of our institutes were approved to offer bachelor degree programs as of December 31, 2005 compared to 52 as of December 31, 2004. We also expanded the use of the Hybrid Delivery Model to 66 institutes in 2005.

In 2004, we developed:

•	two new residence bachelor degree programs;
•	two new online bachelor degree programs;
•	three new residence associate degree programs; and
•	three new online associate degree programs.

In addition, a total of 52 of our institutes were approved to offer bachelor degree programs as of December 31, 2004 compared to 51 as of December 31, 2003. We also expanded the use of the Hybrid Delivery Model to 62 institutes in 2004.

In 2003, we developed:

•	three new residence bachelor degree programs;
•	three new residence associate degree programs; and
•	one new online master degree program.

In addition, a total of 51 of our institutes were approved to offer bachelor degree programs as of December 31, 2003 compared to 41 as of December 31, 2002. We also expanded to several additional institutes in 2003 the use of the Hybrid Delivery Model.

We opened four new institutes and three learning sites in 2005, two new institutes and one learning site in 2004 and three new institutes in 2003. We also closed two institutes in 2004. We plan to open up to a combined total of 12 new institutes and learning sites in 2006. Our new institutes have historically incurred a loss during the 24-month period after the first class start date.

Critical Accounting Policies and Estimates

This management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in conformity with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenue and expenses and contingent assets and liabilities. Actual results may differ from those estimates and judgments under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant estimates and judgments used in the preparation of our consolidated financial statements. These policies should be read in conjunction with Note 1 of the Notes to Consolidated Financial Statements.

Property and Equipment. We include all property and equipment in the financial statements at cost and make provisions for depreciation of property and equipment using the straight-line method. The following table sets forth the general ranges of the estimated useful lives of our property and equipment:

Type of Property and Equipment	Useful Lives
Furniture and Equipment	3 to 10 years
Leasehold and Building Improvements	3 to 14 years
Buildings	20 to 40 years
Software	3 to 8 years

Changes in circumstances, such as changes in our curricula and technological advances, may result in the actual useful lives of our property, equipment and software differing from our estimates. We regularly review and evaluate the estimated useful lives of our property and equipment and software. Although we believe that our assumptions and estimates are reasonable, deviations from our assumptions and estimates could produce a materially different result.

Recognition of Revenue.  Tuition revenue is recorded on a straight-line basis over the length of the applicable course. If a student withdraws from an institute, the standards of most state education authorities that regulate our institutes, the accrediting commission that accredits our institutes and our own internal policy limit a student’s obligation for tuition and fees to the institute depending on when a student withdraws during an academic quarter (“Refund Policies”). The terms of the Refund Policies vary by state, and the limitations imposed by the Refund Policies are generally based on the portion of the academic quarter that has elapsed at the time the student withdraws. The greater the portion of the academic quarter that has elapsed at the time the student withdraws, the greater the student’s obligation is to the institute for the tuition and fees related to that academic quarter. We record revenue net of any refunds that result from any applicable Refund Policy. On an individual student basis, tuition earned in excess of cash received is recorded as accounts receivable, and cash received in excess of tuition earned is recorded as deferred revenue.

The cost of textbooks is included in the tuition and is amortized on a straight-line basis over the applicable course length and the deferral of textbook costs is recorded in prepaids and other current assets. Laptop computer sales and the related cost of the laptop computers are recognized when the students receive the laptop computers. Tool kit sales and the related cost of the tool kits are recognized at the beginning of each academic quarter. Academic fees (which are charged only one time to students on their first day of class attendance) and admission processing fees (which, prior to their discontinuance in 2003, were charged only one time to students upon being evaluated for admission to their programs of study) are recognized as revenue on a straight-line basis over the average program length. Deferred revenue is recorded for fees collected in excess of revenue recognized. If a student withdraws from an institute, all unrecognized revenue relating to his or her fees, net of any refunds that result from any applicable Refund Policy, is recognized upon the student’s departure. Administrative fees, which are charged to students when they withdraw or graduate from their programs of study at an institute, are recognized when the students withdraw or graduate from their programs of study at the institute.

In the year ended December 31, 2005, approximately 96% of our revenue represented tuition charges and approximately 4% of our revenue represented laptop computer sales, tool kit sales and student fees. In the years ended December 31, 2004 and 2003, approximately 95% of our revenue represented tuition charges and approximately 5% of our revenue represented tool kit sales and student fees. The amount of tuition earned depends on the cost per credit hour of the courses in the program, the number of courses in the program, how long a student remains enrolled in the program, how many program courses a student takes during each period of enrollment in the program, and the total number of students enrolled in each program. Each of these factors is known at the time our tuition revenue is calculated and is not subject to estimation.

Allowance for Doubtful Accounts.  We record an account receivable for the tuition earned in excess of the payment received from or on behalf of a student for that tuition. The individual student balances of these receivables are insignificant. We extend unsecured credit for tuition and fees to our students. We record an allowance for doubtful accounts with respect to accounts receivable on an institute-by-institute basis, using the institute’s historical collection experience. Our management reviews the historical collection experience for each institute, considers other facts and circumstances related to an institute and adjusts the calculation to record an allowance for doubtful accounts as appropriate. We believe that our allowance for doubtful accounts is reasonable. If our current collection trends were to differ significantly from our historic collection experience, however, we would make a corresponding adjustment to our allowance. We write-off the accounts receivable owed by former students after three months of unsuccessful collection efforts.

Direct Marketing Costs.  Direct costs incurred relating to the enrollment of new students are capitalized using the successful efforts method. Direct marketing costs subject to capitalization include salaries and employee benefits of recruiting representatives and other direct costs less admission processing fees, if any. Successful efforts is the ratio of students enrolled to prospective students interviewed. The higher the rate of interviewed students who enroll, the greater the percentage of our direct marketing costs that are capitalized. We amortize our direct marketing costs on a cost-pool-by-cost-pool basis over the period that we expect to receive revenue streams associated with those assets. The direct costs subject to capitalization are readily quantifiable and are not subject to estimation. The amortization method is based on historical trends of student enrollment and retention activity and is not subject to significant assumptions. We regularly evaluate both the future recoverability of these deferred costs and the factors used to determine the amounts to be deferred and amortized.

Contingent Liabilities.  We are subject to various claims and contingencies in the ordinary course of our business, including those related to litigation, business transactions, employee-related matters and taxes, among others. When we are aware of a claim or potential claim, we assess the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, we record a liability for the loss. The liability recorded includes probable and estimable legal costs associated with the claim or potential claim. If the loss is not probable or the amount of the loss cannot be reasonably estimated, we disclose the claim if the likelihood of a potential loss is reasonably possible and the amount involved is material. Although we believe our estimates are reasonable, deviations from our estimates could produce a materially different result.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment,” that revises SFAS No. 123, “Accounting for Stock-Based Compensation,” and supercedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” In March 2005, the SEC issued Staff Accounting Bulletin No. 107, “Share-Based Payment,” which provides guidance regarding the application of SFAS No. 123R. Under this accounting treatment, all share-based payments to employees, including grants of employee stock options, must be reflected in the financial statements using the fair value method with the related expenses recognized over the service period. SFAS No. 123R is effective for fiscal years beginning after June 15, 2005 and allows for several alternative transition methods. We adopted SFAS No. 123R effective January 1, 2006 using the modified prospective application without restating prior periods, which requires that we recognize compensation expense for all stock option and other equity-based awards that vest or become exercisable on and after January 1, 2006.

Prior to 2006, we accounted for share-based compensation to employees and directors using the intrinsic value method under APB Opinion No. 25. Under the intrinsic value method, no compensation cost for employee or director stock options is recognized in the financial statements. The adoption of SFAS No. 123R will have a material adverse effect on our results of operations, because it will require us to expense future compensation costs for stock options awarded to our employees and directors. All of those compensation expenses, however, will be non-cash and should not have a material adverse effect on our financial condition or cash flows. For periods on and after January 1, 2006, the impact of SFAS No. 123R will depend on the amount of share-based compensation paid to our employees and directors. If we had adopted SFAS No. 123R in prior periods, the compensation expense recognized would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income and earnings per share in the Notes to our Consolidated Financial Statements. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a cash flow from financing activities, instead of a cash flow from operating activities as required prior to 2006. This new requirement will reduce net cash flows from operating activities and increase net cash flows from financing activities by a corresponding amount beginning in 2006.

On October 24, 2005, the Compensation Committee of our Board of Directors accelerated the vesting of certain unvested, “out-of-the-money” stock options to purchase shares of our common stock that had exercise prices greater than $49.20, the closing price of our common stock on October 24, 2005. The vesting was accelerated for nonqualified stock options representing approximately 790,000 shares of our common stock, which included all unvested, “out-of-the-money” stock options issued and outstanding under the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the “1997 Stock Plan”) and the 1999 Outside Directors Stock Option Plan. As a result of the vesting acceleration, all of those stock options were fully exercisable as of October 24, 2005 and will remain exercisable through their expiration or termination dates, which vary, but do not extend past 2014. The purpose for accelerating the vesting of those stock options was to reduce our future compensation costs associated with those stock options upon our adoption of SFAS No. 123R in 2006. We estimate that the accelerated vesting of those stock options will reduce our compensation costs, net of tax, by approximately $5.0 million in 2006, $2.2 million in 2007 and $0.2 million in 2008.

On October 28, 2005, the Compensation Committee of our Board of Directors awarded certain of our executives nonqualified stock options under the 1997 Stock Plan to purchase a total of 276,340 shares of our common stock as of November 2, 2005. The stock options awarded were fully vested and immediately exercisable. The full vesting of the stock options was conditioned upon each optionee agreeing not to sell, transfer or otherwise dispose of any shares obtained upon exercising the option until (a) the first anniversary with respect to one-third of the shares underlying the option, (b) the second anniversary with respect to an additional one-third of the shares underlying the option and (c) the third anniversary with respect to the remaining one-third of the shares underlying the option. The purpose for accelerating the award and vesting of those stock options was to reduce our future compensation costs associated with those stock options upon our adoption of SFAS No. 123R in 2006. We estimate the accelerated award and vesting of those stock options will reduce our compensation costs, net of tax, by approximately $1.2 million in 2006, $1.2 million in 2007 and $1.0 million in 2008.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” that replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” Under this new standard, voluntary changes in accounting principles must be applied retrospectively with all prior period financial statements presented. SFAS No. 154 also requires that any change in the method of depreciation, amortization or depletion for long-lived non-financial assets be accounted for prospectively as a change in accounting estimate, and corrections of errors in previously issued financial statements be termed a restatement. SFAS No. 154 is effective for changes in accounting principles and corrections of errors made in fiscal years beginning after December 15, 2005. We do not believe that SFAS No. 154 will have a material impact on our consolidated financial statements.

Variations in Quarterly Results of Operations

Our quarterly results of operations have tended to fluctuate within a fiscal year due to the timing of student matriculations. Each of our four fiscal quarters have 12 weeks of earned tuition revenue. Revenue in our third and fourth fiscal quarters generally benefits from increased student matriculations. The number of new students entering our institutes tends to be substantially higher in June (23% of all new students in 2005) and September (35% of all new students in 2005) because of the significant number of recent high school graduates entering our institutes for the academic quarters beginning in those two months. The academic schedule generally does not affect our incurrence of most of our costs, however, and costs do not fluctuate significantly on a quarterly basis.

The following table sets forth our revenue for the periods indicated:

Quarterly Revenue

(Dollars in thousands)

	2005		2004		2003
Three Months Ended	Amount	Percent	Amount	Percent	Amount	Percent
March 31	$160,153	23.3%	$141,730	22.9%	$119,000	22.7%
June 30	168,782	24.5%	150,931	24.4%	124,831	23.9%
September 30	176,764	25.7%	157,945	25.6%	134,382	25.7%
December 31	182,304	26.5%	167,228	27.1%	144,643	27.7%

Total for Year	$688,003	100.0%	$617,834	100.0%	$522,856	100.0%

Results of Operations

The following table sets forth the percentage relationship of certain statement of income data to revenue for the periods indicated:

	Year Ended December 31,
	2005	2004	2003
Revenue	100.0%	100.0%	100.0%
Cost of educational services	47.7%	48.4%	53.5%
Student services and administrative expenses	28.1%	28.2%	28.4%
Special legal and other investigation costs	0.2%	4.1%	—%

Operating income	24.0%	19.3%	18.1%
Interest income, net	1.3%	0.7%	0.4%

Income before income taxes	25.3%	20.0%	18.5%

The following table sets forth our total student enrollment as of the dates indicated:

As of December 31,	Total Student Enrollment	Increase Over Prior Year
2005	42,985	40,876
2004	40,876	36,901
2003	36,901	14.6%

The total student enrollment numbers exclude international enrollments and enrollments at two institutes that ceased operations at the end of 2004.

The following table sets forth total new student enrollment for the periods indicated:

For the Year Ended December 31,	Total New Student Enrollment	Increase Over Prior Year
2005	45,073	7.4%
2004	41,957	17.1%
2003	35,845	18.1%

The total new student enrollment numbers exclude international enrollments and enrollments at two institutes that ceased operations at the end of 2004.

We generally organize the academic schedule for programs of study offered at our institutes on the basis of four 12-week academic quarters in a calendar year that typically begin in early March, mid-June, early September and late November. To measure the persistence of our students, the number of continuing students in any academic quarter is divided by the total student enrollment as of the end of the immediately preceding academic quarter. A continuing student is any student who, in any academic quarter, is enrolled in a program of study at an ITT Technical Institute and was enrolled in the same program at any ITT Technical Institute at the end of the immediately preceding academic quarter. Total student enrollment includes all new and continuing students enrolled at our ITT Technical Institutes at the end of an academic quarter.

The following table sets forth the rates of our students’ persistence for the periods indicated:

	Student Persistence for the Three Months Ended
Year	March 31	June 30	September 30	December 31
2005	77.6%	74.2%	68.8%	77.0%
2004	78.0%	74.8%	71.4%	78.2%
2003	76.9%	76.6%	73.2%	80.2%

International enrollments and enrollments at two institutes that ceased operations at the end of 2004 are excluded from the calculation of our student persistence rate.

Beginning in the second quarter of 2004, we began using the Hybrid Delivery Model with a larger number of our students, which increased the number of courses that we teach online over the Internet to our students. Student retention is typically lower in the courses that we teach online over the Internet compared to the courses that we teach on campus. As a result of the expanded use of the Hybrid Delivery Model, our student persistence rate decreased. We believe that the student persistence rate will continue to decrease until the use of the Hybrid Delivery Model is fully implemented at our institutes, at which point we expect the rate to stabilize.

Year Ended December 31, 2005 Compared with Year Ended December 31, 2004

Revenue increased $70.2 million, or 11.4%, to $688.0 million in the year ended December 31, 2005 from $617.8 million in the year ended December 31, 2004, primarily due to:

•	a 5.0% increase in tuition rates in March 2005;
•	a 10.2% increase in the total student enrollment at December 31, 2004 compared to December 31, 2003; and
•	a 7.4% increase in new student enrollment at our institutes in the year ended December 31, 2005 compared to the year ended December 31, 2004, which was primarily the result of:
•	the opening of new institutes;

•	an increased number of institutes offering bachelor degree programs;
•	an increased number of new programs of study offered by our institutes;
•	the availability of private student loans to supplement federal student financial aid; and
•	the expanded use of the Hybrid Delivery Model.

This increase in revenue was partially offset by a decrease in our student persistence rate in the year ended December 31, 2005.

Cost of educational services increased $29.6 million, or 9.9%, to $328.3 million in the year ended December 31, 2005 from $298.7 million in the year ended December 31, 2004, primarily due to:

•	the costs required to service the increased enrollment;
•	normal inflationary cost increases for wages, rent and other costs of services; and
•	increased costs due to opening new institutes (two opened in December 2004, one opened in June 2005, one opened in September 2005 and two opened in December 2005) and new learning sites (one opened in September 2004, two opened in June 2005 and one opened in September 2005).

Cost of educational services as a percentage of revenue decreased to 47.7% in 2005 from 48.4% in 2004, primarily due to:

•	continued facility and faculty utilization efficiencies;
•	certain fixed costs at our institutes that did not increase proportionately with increases in our revenue resulting from increased student enrollment and tuition rate increases; and
•	new and renegotiated vendor contracts.

Student services and administrative expenses increased $18.6 million, or 10.7%, to $193.0 million in the year ended December 31, 2005 from $174.4 million in the year ended December 31, 2004. Student services and administrative expenses decreased to 28.1% of revenue in 2005 compared to 28.2% of revenue in 2004, primarily due to a decrease in bad debt expense from 1.9% of revenue to 1.6% of revenue, partially offset by an increase in the amount of marketing costs deferred as a result of an increase in new student enrollment as a percentage of the number of applicants interviewed. The decrease in student services and administrative expense was partially offset by a 20.6% increase in media advertising expense related to the promotion of new program offerings and new institute locations.

Special legal and other investigation costs decreased $23.9 million to $1.2 million in the year ended December 31, 2005 from $25.1 million in the year ended December 31, 2004. This decrease had a material favorable effect on our results of operations. The primary causes of this decrease were the favorable developments in the DOJ investigation of us, the inquiry initiated by the SEC into the allegations investigated by the DOJ, and the securities class action, shareholder derivative and books and records inspection lawsuits filed against us, certain of our current and former executive officers and each of our Directors (collectively, the “Actions”) in the year ended December 31, 2005. See Note 2 of the Notes to Consolidated Financial Statements.

Operating income increased $45.9 million, or 38.4%, to $165.4 million in the year ended December 31, 2005 from $119.5 million in the year ended December 31, 2004. The operating margin increased to 24.0% of revenue in 2005 from 19.3% in 2004, primarily due to:

•	a $23.9 million reduction in special legal and other investigation costs, which represented a 3.9% increase in the operating margin;
•	continued facility and faculty utilization efficiencies;
•	new and renegotiated vendor contracts; and
•	certain fixed costs at our institutes that did not increase proportionately with increases in our revenue resulting from increased student enrollment and tuition rate increases.

Interest income increased $5.1 million, or 130.9%, to $8.9 million in the year ended December 31, 2005 from $3.8 million in the year ended December 31, 2004, primarily due to an increase in our cash and investments coupled with a rising rate of return on our investments.

Our combined effective federal and state income tax rate decreased 1.9% to 37.1% in the year ended December 31, 2005 from 39.0% in the year ended December 31, 2004, primarily due to:

•	our investing in tax exempt and tax advantaged investments;
•	a favorable prior year provision to tax return reconciliation; and
•	the implementation of certain state tax strategies involving eight states.

Year Ended December 31, 2004 Compared with Year Ended December 31, 2003

Revenue increased $94.9 million, or 18.2%, to $617.8 million in the year ended December 31, 2004 from $522.9 million in the year ended December 31, 2003, primarily due to:

•	a 6.0% increase in tuition rates in March 2004;
•	a 13.6% increase in the total student enrollment at December 31, 2003 compared to December 31, 2002; and
•	a 16.9% increase in new student enrollment at our institutes in the year ended December 31, 2004 compared to the same period in 2003, which was primarily the result of:
•	the opening of new institutes;
•	an increased number of institutes offering bachelor degree programs;
•	an increased number of new programs of study offered by our institutes;
•	an increased number of responses to our marketing and advertising;
•	operational changes that increased the percentage of new student enrollments arising from those responses;
•	the availability of private student loans to supplement federal student financial aid; and
•	the use of the Hybrid Delivery Model at more institutes.

This increase in revenue was partially offset by a decrease in our student persistence rate in the year ended December 31, 2004.

Cost of educational services increased $18.7 million, or 6.7%, to $298.7 million in the year ended December 31, 2004 from $280.0 million in the year ended December 31, 2003, primarily due to:

•	the costs required to service the increased enrollment;
•	normal inflationary cost increases for wages, rent and other costs of services;
•	increased costs due to opening new institutes (one opened in March 2003, one opened in June 2003, one opened in December 2003, and two opened in December 2004); and
•	increased costs associated with implementing the Hybrid Delivery Model at more institutes.

Cost of educational services as a percentage of revenue decreased to 48.4% in the year ended December 31, 2004 from 53.5% in the year ended December 31, 2003, primarily due to:

•	continued facility and faculty utilization efficiencies;
•	certain fixed costs at our institutes that did not increase proportionately with increases in our revenue resulting from increased student enrollment and tuition rate increases;
•	new and renegotiated vendor contracts; and
•	a net reduction of occupancy costs resulting from our purchase of six facilities in 2003 and one facility in 2004 that we had previously leased.

Student services and administrative expenses increased $26.1 million, or 17.6%, to $174.4 million in 2004 from $148.3 million in 2003. Student services and administrative expenses decreased to 28.2% of revenue in 2004 compared to 28.4% of revenue in 2003, primarily due to an increase in the amount of marketing costs deferred as a result of discontinuing the admission processing fee, partially offset by a 19.4% increase in media advertising expenses and an increase in bad debt expense from 1.2% of revenue in 2003 to 1.9% of revenue in 2004.

Special legal and other investigation costs of $25.1 million were accrued in the year ended December 31, 2004 for our estimated legal and other investigation costs associated with the Actions. We incurred $20.7 million of this accrual and $4.4 million of other non-legal investigation costs associated with the Actions during the year ended December 31, 2004. See Note 2 of the Notes to Consolidated Financial Statements.

Operating income increased $25.0 million, or 26.5%, to $119.5 million in the year ended December 31, 2004 from $94.5 million in the year ended December 31, 2003. The operating margin increased to 19.3% of revenue in the year ended December 31, 2004 from 18.1% in the year ended December 31, 2003, primarily due to:

•	continued facility and faculty utilization efficiencies;
•	new and renegotiated vendor contracts;
•	a net reduction of occupancy costs resulting from our purchase of six facilities in 2003 and one facility in 2004 that replaced facilities which we previously leased; and
•	certain fixed costs at our institutes that did not increase proportionately with increases in our revenue resulting from increased student enrollment and tuition rate increases.

The increase in operating margin was partially offset by the $25.1 million accrual for special legal and other investigation costs associated with the Actions.

Our combined effective federal and state income tax rate in both the years ended December 31, 2004 and December 31, 2003 was 39.0%.

Liquidity and Capital Resources

On a cash accounting basis, as defined by the ED’s regulations, we indirectly derived approximately 61% of our revenue from Title IV Programs in 2005 compared to 66% in 2004 and 68% in 2003. Federal regulations dictate the timing of disbursements of funds under Title IV Programs. Students must apply for a new loan for each academic year, which consists of three academic quarters. Loan funds are generally provided by lenders in three disbursements for each academic year. The first disbursement is usually received either 30 days after (in the case of students commencing a program of study) or ten days before the start of the first academic quarter of a student’s academic year, and the second and third disbursements are typically received ten days before the start of each subsequent quarter of a student’s academic year. While the timing of loan disbursements to us is subject to a student’s directions to the lender and to existing regulatory requirements regarding such disbursements, we typically receive student loan funds upon the lender’s disbursement of those funds.

Our Board of Directors has authorized us to repurchase outstanding shares of our common stock in the open market or through privately negotiated transactions in accordance with Rule 10b-18 of the Exchange Act. The following table sets forth the repurchase of outstanding shares of our common stock during 2005, 2004 and 2003:

	Year Ended December 31,
	2005	2004	2003
Number of shares repurchased	928,600	—	1,078,000
Total cost of shares repurchased (in millions)	$55.6	$—	$28.7
Average cost per share	$59.88	$—	$26.65

As of December 31, 2005, our existing repurchase authorization permitted us to repurchase an additional 3,287,700 shares of our common stock. From February 2, 2006 through February 23, 2006, we repurchased 2,060,700 outstanding shares of our common stock pursuant to our existing repurchase authorization at a total cost of $129.5 million or at an average cost per share of $62.85. We may elect to repurchase additional shares of our common stock from time to time in the future, depending on market conditions and other considerations. The purpose of the stock repurchase program is to help us achieve our long-term goal of enhancing shareholder value.

Our principal uses of cash are to pay salaries, occupancy and equipment costs, recruiting and marketing expenses, administrative expenses and taxes, including start-up costs for new institutes and learning sites. From time to time, we also use cash to repurchase outstanding shares of our common stock pursuant to our Board of Directors’ authorizations and in accordance with Rule 10b-18 of the Exchange Act. We have generated positive cash flows from operations for the past five years. Cash flows from operations in 2005 were $154.2 million, an increase of $11.3 million from $142.9 million in 2004.

Cash and cash equivalents, restricted cash, and investments ranged from a low of $269.9 million in February 2005 to a high of $432.9 million in November 2005. As of December 31, 2005, we had $14.8 million of investments that we plan to hold until maturity. The maturity dates extend beyond one year for $9.5 million of those held-to-maturity investments. As of December 31, 2005, we had $382.9 million of investments in auction rate debt securities, variable rate demand notes and auction rate preferred equity securities that were available for sale. Although the contractual maturity dates for some of our auction rate debt securities and variable rate demand notes extend beyond ten years, we have the ability to quickly liquidate those investments and we do not intend to hold those investments until they mature.

As of December 31, 2005, restricted cash arising from our use of the ED’s electronic funds transfer system as part of our participation in the Title IV Programs was $0 compared to $8.2 million as of December 31, 2004. All Title IV Program funds transferred to us through the ED’s electronic funds transfer system are subject to certain disbursement restrictions that must be satisfied before we can apply those funds to our students’ accounts. The disbursement restrictions for funds to be applied to the accounts of our first-time students prohibit any disbursement until 30 days following the start of the academic term and require us to apply any funds we receive on behalf of our students to their accounts within three days of receipt (“First-Time Disbursement Restrictions”). In some of our fiscal years, the last academic quarter at our institutes does not begin in time for us to satisfy the First-Time Disbursement Restrictions before the end of the fiscal year. In 2005, we were able to satisfy the First-Time Disbursement Restrictions associated with the last academic quarter before the end of the fiscal year, resulting in no restricted cash as of December 31, 2005. In 2004, we were unable to satisfy the First-Time Disbursement Restrictions associated with the last academic quarter until after the end of the fiscal year, resulting in $8.2 million of restricted cash as of December 31, 2004.

We have investments in marketable debt and auction rate preferred equity securities, which are classified as available-for-sale or held-to-maturity, depending on our investment intentions with regard to those securities. Marketable debt securities classified as available-for-sale securities that have remaining contractual maturity dates in excess of 90 days at the time of purchase are recorded at their market value. Marketable debt securities classified as held-to-maturity securities are recorded at their amortized cost as we have the intent and ability to hold those investments until they mature. Auction rate preferred equity securities are classified as available-for-sale securities and are recorded at their market value. Investments that we intend to hold for more than one year are classified as non-current investments.

On December 31, 2005, we had positive working capital of $185.9 million. Deferred revenue, which represents the cash received from students in excess of tuition earned, increased $18.7 million to $175.5 million on December 31, 2005 from $156.8 million on December 31, 2004. This increase was primarily due to increased tuition revenue resulting from higher tuition rates and increased enrollment.

We perform an actuarial valuation annually of the ESI Pension Plan, a non-contributory defined benefit pension plan, and the ESI Excess Pension Plan, a nonqualified, unfunded retirement plan (the “Pension Plans”). We review and update our key assumptions as part of each valuation, including the discount rate and expected long-term rate of return on the investments in each Pension Plan.

The benefit accruals under the Pension Plans for all participants in those plans will be frozen effective March 31, 2006, such that no further benefits will accrue under the Pension Plans after March 31, 2006. Participants in the Pension Plans will, however, continue to be credited with vesting service and interest according to the terms of the Pension Plans. As a result of the freeze, the unrecognized net actuarial loss associated with the Pension Plans will decrease approximately $7.0 million due to the difference between the projected benefit obligation and the accumulated benefit obligation. We will continue to amortize over future periods the remaining unrecognized net actuarial loss of approximately $10.0 million associated with the Pension Plans. The unrecognized prior service costs associated with the Pension Plans are less than $0.5 million and will not have a significant adverse effect on our financial statements.

We contributed $15.0 million to the ESI Pension Plan in January 2006, which we believe approximates our current funding obligations under that plan. This contribution will not have a significant adverse effect on our financial condition or results of operations in 2006.

During 2005, we increased our minimum pension liability by $0.8 million as a result of:

•	obtaining an investment return on plan assets less than our original estimate;
•	a decrease in our discount rate; and
•	refinements made to our future expected benefit payment assumptions.

We also recorded a corresponding $0.5 million reduction in shareholders’ equity, which was net of a $0.3 million deferred tax asset. During 2004, we increased our minimum pension liability by $2.1 million as a result of:

•	obtaining an investment return on plan assets less than our original estimate; and
•	a decrease in our discount rate.

We also recorded a corresponding $1.3 million reduction in shareholders’ equity, which was net of a $0.8 million deferred tax asset. During 2003, we reduced our minimum pension liability with respect to our obligations under the ESI Pension Plan by $1.0 million as a result of obtaining an investment return on plan assets in excess of our original estimates, and we recorded a corresponding $0.6 million increase in shareholders’ equity, which is net of a $0.4 million deferred tax asset.

Under the HEA, an institution may lose its eligibility to participate in some or all Title IV Programs, if the rates at which the institution’s students default on their federal student loans exceed specified percentages. An institution whose FFEL/FDL cohort default rate is: (a) 25% or greater for three consecutive federal fiscal years loses eligibility to participate in the FFEL, FDL and Pell programs for the remainder of the federal fiscal year in which the ED determines that the institution has lost its eligibility and for the two subsequent federal fiscal years; or (b) greater than 40% for one federal fiscal year loses eligibility to participate in the FFEL and FDL programs for the remainder of the federal fiscal year in which the ED determines that the institution has lost its eligibility and for the two subsequent federal fiscal years. If any of our campus groups lost its eligibility to participate in Title IV Programs and we could not arrange for alternative financing sources on similar terms for the students (and their parents) attending an institute in that campus group, the students’ ability to finance their education would be adversely affected, our receivables would increase and the number of students attending that campus group would probably decrease, which could have a material adverse effect on our financial condition, results of operations and cash flows. The following table sets forth the range of our campus groups’ FFEL/FDL cohort default rates for the federal fiscal years indicated:

Federal Fiscal Year	FFEL/FDL Cohort Default Rate Range
2004 (a)	6.3% to 13.4%
2003 (b)	4.5% to 10.2%
2002	2.1% to 12.0%
2001	4.9% to 12.7%

(a)	The most recent year for which the ED has published FFEL/FDL preliminary cohort default rates.
(b)	The most recent year for which the ED has published FFEL/FDL official cohort default rates.

If an institution’s FFEL/FDL cohort default rate is 25% or greater in any of the three most recent federal fiscal years, or if its cohort default rate for loans under the Perkins program exceeds 15% for any federal award year, the ED may place that institution on provisional certification status. The ED may revoke an institution’s provisional certification without advance notice, if the ED determines that the institution is not fulfilling all material requirements. The ED may also more closely review an institution that is provisionally certified, if it applies for approval to open a new location or makes some other significant change affecting its eligibility. Provisional certification does not otherwise limit an institution’s access to Title IV Program funds. Provisional certification of our institutes has not had a material adverse effect on our financial condition, results of operations or cash flows, and we do not believe that it will in the future.

The standards of most of the state education authorities that regulate our institutes and the ACICS that accredits our institutes limit how much of a student’s tuition and fees an institution can retain for a student who withdraws from the institution. The HEA and its implementing regulations impose limits on the amount of Title IV Program funds withdrawing students can use to pay their education costs (“Return Policy”). The Return Policy permits a student to use only a pro rata portion of the Title IV Program funds that the student would otherwise be eligible to use, if the student withdraws during the first 60% of any period of enrollment. The institution must return to the appropriate lenders or the ED any Title IV Program funds that the institution receives on behalf of a withdrawing student in excess of the amount the student can use for such period of enrollment. Depending on when a student withdraws during an academic quarter, the Return Policy can reduce the amount of Title IV Program funds that the withdrawing student can use to pay his or her education costs owed to the ITT Technical Institute. In these instances, withdrawing students may be unable to pay all of their education costs that would have been paid by the Title IV Program funds that were returned and we may be unable to collect a significant portion of those costs. Our students’ use of supplemental private loans has improved our collection of the students’ education costs.

Under a provision of the HEA commonly referred to as the “90/10” Rule, a for-profit institution, such as each of our campus groups, becomes ineligible to participate in Title IV Programs if, on a cash accounting basis, the institution derives more than 90% of its applicable revenue for a fiscal year from Title IV Programs. For our 2005 fiscal year, the range of our campus groups was from approximately 55% to approximately 71%.

In 2005, we:

•	purchased one facility for $4.7 million;
•	purchased for $9.1 million two facilities that we intend to renovate;
•	purchased for $3.9 million three parcels of land on which we intend to build facilities; and
•	incurred $7.4 million for initial and ongoing construction costs associated with eight facilities.

In 2004, we:

•	purchased one facility for $3.8 million;
•	purchased for $4.9 million four parcels of land on which we commenced construction of facilities; and
•	incurred $7.7 million for initial and ongoing construction costs associated with four facilities.

In 2003, we purchased the facilities of five of our institutes and our corporate headquarters for a total of $25.7 million. We may purchase or build additional facilities for our institutes in 2006.

Our capital assets, other than our facilities discussed above, consist primarily of classroom and laboratory equipment (such as computers, electronic equipment and robotic systems), classroom and office furniture, software and leasehold improvements. Capital expenditures, excluding facility and land purchases and facility construction, totaled $21.3 million in 2005 and $19.1 million in 2004. To date, cash generated from operations has been sufficient to meet our capital expenditures.

We plan to continue to upgrade and expand current facilities and equipment. We expect that 2006 capital expenditures, excluding facility and land purchases and facility construction, will be approximately $20 to $25 million. The capital additions generally approximate $0.5 million for a new institute and $0.1 million for a new learning site. We anticipate that our planned capital additions can be funded from cash flows from operations. Cash flows on a long-term basis are highly dependent upon the receipt of Title IV Program funds and the amount of funds spent on new institutes, new learning sites, curricula additions at existing institutes and possible acquisitions.

We do not believe that any reduction in cash and cash equivalents, restricted cash or investments that may result from their use to effect any future stock repurchases, facility purchases or construction of facilities will have a material adverse effect on:

•	our expansion plans;
•	planned capital expenditures;
•	ability to meet any applicable regulatory financial responsibility standards; or
•	ability to conduct normal operations.

Contractual Obligations

The following table sets forth the specified contractual obligations as of December 31, 2005:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(Dollar amounts in millions)
Operating Lease Obligations	$119.2	$27.0	$48.0	$26.8	$17.4
Purchase Obligations (1)	6.9	6.9	—	—	—

Total (2)	$126.1	$33.9	$48.0	$26.8	$17.4

(1)	Does not include agreements to purchase course materials as needed over the next five years. These agreements do not constitute contractual purchase obligations that require disclosure under the SEC’s rules and regulations.
(2)	Does not include our funding obligations with respect to the ESI Pension Plan. See Note 7 of the Notes to Consolidated Financial Statements.

Off-Balance Sheet Arrangements

As of December 31, 2005, we leased our non-owned facilities under operating lease agreements. A majority of the operating leases contain renewal options that can be exercised after the initial lease term. Renewal options are generally for periods of one to five years. All operating leases will expire over the next 11 years and management expects that:

•	those leases will be renewed or replaced by other leases in the normal course of business;
•	we may purchase the facilities represented by those leases; or
•	we may purchase or build other replacement facilities.

There are no material restrictions imposed by the lease agreements, and we have not entered into any significant guarantees related to the leases. We are required to make additional payments under the operating lease terms for taxes, insurance and other operating expenses incurred during the operating lease period.

As part of our normal course of operations, one of our insurers issues surety bonds for us that are required by various education authorities that regulate us. We are obligated to reimburse our insurer for any of those surety bonds that are paid by the insurer. As of December 31, 2005, the total face amount of those surety bonds was $8.4 million. During the year ended December 31, 2005, we provided a $0.2 million irrevocable standby letter of credit to secure the payment of construction costs associated with a facility that we are building. In addition, we continued to provide irrevocable letters of credit in the total amount of $1.6 million to our workers’ compensation insurance providers to secure the payment of our workers’ compensation claims.

From 1994 through 1999, we entered into agreements with unaffiliated, private funding sources to provide supplemental loans to students to help pay the students’ cost of education that federal and state financial aid sources did not cover. Some of these agreements required us to guarantee repayment of the supplemental student loans if the students fail to pay. The outstanding loans under these agreements at December 31, 2005 aggregated approximately $0.7 million, for which we have fully reserved our guarantee obligation.

Certain of our current and former officers and Directors are or may become a party in certain of the Actions. Our By-Laws and Restated Certificate of Incorporation obligate us to indemnify our officers and Directors to the fullest extent permitted by Delaware law, provided that their conduct complied with certain requirements. We are obligated to advance defense costs to our officers and Directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, our indemnity obligation can, under certain circumstances, include indemnifiable judgments, penalties, fines and amounts paid in settlement in connection with the Actions.

Except for the operating lease agreements, the surety bonds, the standby letters of credit, the guarantees and the indemnification of our officers and Directors disclosed above, we do not have any significant off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We have investments in marketable debt and auction rate preferred equity securities, which are classified as available-for-sale or held-to-maturity, depending on our investment intentions with regard to those securities. Marketable debt securities classified as available-for-sale securities are recorded at their market value. Marketable debt securities classified as held-to-maturity securities are recorded at their amortized cost, because we have the intent and ability to hold those investments until they mature. Auction rate preferred equity securities are classified as available-for-sale securities and are recorded at their market value. Investments that we intend to hold for more than one year are classified as non-current investments.

We estimate that the market risk associated with our investments in marketable debt and auction rate preferred equity securities can best be measured by a potential decrease in the fair value of these securities resulting from a hypothetical 10% increase in interest rates. If such a hypothetical increase in rates were to occur, the reduction in the market value of our portfolio of marketable debt and auction rate preferred equity securities would not be material.

CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We are responsible for establishing and maintaining disclosure controls and procedures (“DCP”) that are designed to ensure that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is: (a) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; and (b) accumulated and communicated to our management, including our principal executive and principal financial officers, to allow timely decisions regarding required disclosures. In designing and evaluating our DCP, we recognize that any controls and procedures, no matter how well designed and implemented, can provide only reasonable assurance of achieving the desired control objectives, and that our management’s duties require it to make its best judgment regarding the design of our DCP. As of December 31, 2005, we conducted an evaluation, under the supervision (and with the participation) of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our DCP pursuant to Rule 13a-15 of the Exchange Act. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our DCP were effective as of December 31, 2005.

Internal Control Over Financial Reporting

Management’s Annual Report on Internal Control Over Financial Reporting.  Our management’s report on internal control over financial reporting appears on page D-50 of this Annual Report and is incorporated herein by reference. Our management’s assessment of the effectiveness of our internal control over our financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, (“ICFR”) as of December 31, 2005 has been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, as stated in its report dated February 23, 2006, which appears beginning on page D-51 of this Annual Report and is incorporated herein by reference.

Changes In Internal Control Over Financial Reporting.

Prior Year Material Weakness.  As of December 31, 2004, we did not maintain effective controls over the preparation, review and presentation of our Consolidated Statements of Cash Flows. Specifically, the controls over the presentation of cash flows from (a) restricted cash and (b) the tax benefit from stock option exercises were not effective, resulting in the restatement of our annual Consolidated Financial Statements for the years ended December 31, 2004, 2003 and 2002 and interim Consolidated Financial Statements for the three months ended March 31, June 30 and September 30, 2005 and 2004. In addition, this control deficiency could result in a misstatement of our cash flows from operating activities and cash flows from financing activities that would result in a material misstatement of our annual and interim Consolidated Financial Statements that would not be prevented or detected. Accordingly, our management determined that this control deficiency constituted a material weakness. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Additional Controls and Enhanced Procedures.  In connection with our financial statement closing process for the year ended December 31, 2005, we implemented additional controls and enhanced procedures for the reporting of restricted cash and the tax benefit from stock option exercises on our Consolidated Statements of Cash Flows, and we believe that those changes will assure the proper classification of those items on our Consolidated Statements of Cash Flows. The additional controls and enhanced procedures include:

•	improved communications affecting the information required to be included in the reports filed or submitted by us under the Exchange Act;

•	an evaluation and adjustment of existing policies and procedures;
•	benchmarking of accounting applications against other registrants;
•	training of employees responsible for the accounting for cash flows from operating and financing activities;
•	monitoring controls that involve a complete and timely review of amounts recorded as cash flows from operating activities or financing activities; and
•	changes to and additions of individuals involved in the financial statement close process.

With the implementation of the above controls and procedures, we have significantly improved our ICFR and reduced to a remote likelihood the possibility of a misstatement that would not be prevented or detected. We have therefore concluded that the above referenced material weakness in our ICFR has been fully corrected as of December 31, 2005.

During the fourth quarter of 2005, we continued implementing a new management information system for recognizing and recording revenue and collections on amounts due from students. The new system was fully implemented as of December 31, 2005. As part of the new system implementation, we made changes to our ICFR to further enhance our operational efficiencies. Other than the changes related to this new system and the changes related to the reporting of restricted cash and the tax benefit from stock option exercises mentioned above, there were no changes in our ICFR that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our ICFR.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

We are responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act (“ICFR”). Our ICFR is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of our records that in reasonable detail accurately and fairly reflect our transactions and asset dispositions;
•	provide reasonable assurance that our transactions are recorded as necessary to permit the preparation of our financial statements in accordance with generally accepted accounting principles;
•	provide reasonable assurance that our receipts and expenditures are being made only in accordance with authorizations of our management and Board of Directors (as appropriate); and
•	provide reasonable assurance regarding the prevention or timely detection of any unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Reasonable assurance, as defined in Section 13(b)(7) of the Exchange Act, is the level of detail and degree of assurance that would satisfy prudent officials in the conduct of their own affairs in devising and maintaining a system of internal accounting controls.

Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we assessed the effectiveness of our ICFR as of December 31, 2005. Our assessment included extensive documenting, evaluating and testing of the design and operating effectiveness of our ICFR. In making this assessment, our management used the criteria for Internal Control-Integrated Framework set forth by The Committee of Sponsoring Organizations of the Treadway Commission. These criteria are in the areas of control environment, risk assessment, control activities, information and communication, and monitoring. Based on our assessment using these criteria, our management concluded that we maintained effective ICFR as of December 31, 2005.

Our management’s assessment of the effectiveness of our ICFR as of December 31, 2005 has been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, as stated in its accompanying report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of ITT Educational Services, Inc.:

We have completed integrated audits of ITT Educational Services, Inc.’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005 and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of ITT Educational Services, Inc. and its subsidiaries (the Company) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing on the immediately preceding page, that the Company maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Indianapolis, Indiana

February 23, 2006

CONSOLIDATED FINANCIAL STATEMENTS

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	As of December 31,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$13,735	$9,389
Restricted cash	—	8,194
Short-term investments	388,152	332,570
Accounts receivable, less allowance for doubtful accounts of $1,118 and $1,518	13,989	10,430
Deferred and prepaid income tax	7,030	6,587
Prepaids and other current assets	14,102	5,611

Total current assets	437,008	372,781

Property and equipment, net	127,406	98,746
Direct marketing costs, net	17,490	14,713
Investments	9,538	6,363
Restricted cash	500	—
Other assets	549	786

Total assets	$592,491	$493,389

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$56,101	$33,769
Accrued compensation and benefits	10,344	16,122
Accrued taxes	3,998	13,738
Other accrued liabilities	5,242	12,680
Deferred revenue	175,454	156,792

Total current liabilities	251,139	233,101

Deferred income tax	15,364	12,842
Minimum pension liability	9,899	9,101
Other liabilities	7,495	3,271

Total liabilities	283,897	258,315

Commitments and contingent liabilities (Note 10)

Shareholders’ equity
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 300,000,000 shares authorized, 54,068,904 issued and outstanding	540	540
Capital surplus	68,715	59,657
Retained earnings	389,679	293,910
Accumulated other comprehensive income (loss)	(6,016)	(5,532)
Treasury stock, 8,377,780 and 8,074,919 shares, at cost	(144,324)	(113,501)

Total shareholders’ equity	308,594	235,074

Total liabilities and shareholders’ equity	$592,491	$493,389

The	accompanying notes are an integral part of these financial statements.

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

	Year Ended December 31,
	2005	2004	2003
Revenue	$688,003	$617,834	$522,856
Costs and Expenses
Cost of educational services	328,343	298,747	280,006
Student services and administrative expenses	193,003	174,396	148,329
Special legal and other investigation costs	1,219	25,143	—

Total costs and expenses	522,565	498,286	428,335

Operating income	165,438	119,548	94,521
Interest income, net	8,853	3,834	1,995

Income before provision for income taxes	174,291	123,382	96,516
Provision for income taxes	64,579	48,119	37,658

Net income	$109,712	$75,263	$58,858

Earnings per share:
Basic	$2.38	$1.64	$1.31
Diluted	$2.33	$1.61	$1.27

Weighted average shares:
Basic	46,138	45,791	45,086
Diluted	47,112	46,808	46,280

The accompanying notes are an integral part of these financial statements.

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net income	$109,712	$75,263	$58,858
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	17,819	18,249	21,190
Provision for doubtful accounts	10,679	11,996	6,134
Deferred income taxes	5,232	5,290	(2,835)
Tax benefit from stock option exercises	8,704	6,355	12,295
Changes in operating assets and liabilities:
Restricted cash	7,694	302	(1,393)
Short-term investments	—	13,347	12,197
Accounts receivable	(14,238)	(13,028)	(6,559)
Prepaids and other assets	(8,254)	(1,952)	2,400
Direct marketing costs, net	(2,777)	(3,869)	(235)
Accounts payable and accrued liabilities	13,526	3,246	28,763
Income and other taxes	(12,580)	1,255	4,884
Deferred revenue	18,662	26,428	27,367

Net cash flows from operating activities	154,179	142,882	163,066

Cash flows from investing activities:
Facility expenditures and land purchases	(25,145)	(16,376)	(25,718)
Capital expenditures, net	(21,334)	(19,116)	(14,391)
Proceeds from sales and maturities of investments	690,025	1,128,172	179,230
Purchase of investments	(748,782)	(1,277,816)	(368,392)

Net cash flows from investing activities	(105,236)	(185,136)	(229,271)

Cash flows from financing activities:
Purchase of treasury stock	(55,605)	—	(28,726)
Exercise of stock options	11,008	8,601	14,039

Net cash flows from financing activities	(44,597)	8,601	(14,687)

Net change in cash and cash equivalents	4,346	(33,653)	(80,892)

Cash and cash equivalents at beginning of period	9,389	43,042	123,934

Cash and cash equivalents at end of period	$13,735	$9,389	$43,042

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$63,734	$34,965	$24,240
Non-cash financing activities:
Issuance of treasury stock for Directors Deferred Compensation Plan	$185	$—	$9

The accompanying notes are an integral part of these financial statements.

ITT EDUCATIONAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Dollars and shares in thousands)

	Common Stock		Capital Surplus	Retained Earnings	Compre- hensive Income	Accumulated Other Compre- hensive Income (Loss)	Treasury Stock
	Shares	Amount					Shares	Amount	Total
Balance as of December 31, 2002	54,069	$540	$40,393	$184,409		$(4,888)	(8,986)	$(131,430)	$89,024
For the year ended December 31, 2003:
Exercise of stock options				(21,867)			1,425	35,906	14,039
Tax benefit from stock option exercises			12,295						12,295
Purchase of treasury stock							(1,078)	(28,726)	(28,726)
Issue treasury stock for Directors Deferred Compensation Plan							1	9	9
Comprehensive income:
Net income				58,858	$58,858				58,858
Other comprehensive income, net of tax:
Minimum pension liability adjustment					625	625			625

Other comprehensive income					625

Comprehensive income					$59,483

Balance as of December 31, 2003	54,069	540	52,688	221,400		(4,263)	(8,638)	(124,241)	146,124
For the year ended December 31, 2004:
Exercise of stock options			614	(2,753)			563	10,740	8,601
Tax benefit from stock option exercises			6,355						6,355
Comprehensive income:
Net income				75,263	$75,263				75,263
Other comprehensive income, net of tax:
Minimum pension liability adjustment					(1,269)	(1,269)			(1,269)

Other comprehensive income					(1,269)

Comprehensive income					$73,994

Balance as of December 31, 2004	54,069	540	59,657	293,910		(5,532)	(8,075)	(113,501)	235,074
For the year ended December 31, 2005:
Exercise of stock options			318	(13,943)			619	24,633	11,008
Tax benefit from stock option exercises			8,704						8,704
Purchase of treasury stock							(929)	(55,605)	(55,605)
Issue treasury stock for Directors Deferred Compensation Plan			36				7	149	185
Comprehensive income:
Net income				109,712	$109,712				109,712
Other comprehensive income, net of tax:
Minimum pension liability adjustment					(484)	(484)			(484)

Other comprehensive income					(484)

Comprehensive income					$109,228

Balance as of December 31, 2005	54,069	$540	$68,715	$389,679		$(6,016)	(8,378)	$(144,324)	$308,594

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ITT EDUCATIONAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Dollars in thousands, except per share data and unless otherwise stated)

1.	Summary of Accounting Principles and Policies

Business Activities.  We are a leading for-profit provider of postsecondary education in the United States, and we primarily offer career-focused, technical degree programs of study. At December 31, 2005, we operated 81 ITT Technical Institutes throughout the United States. We maintain our corporate headquarters in Carmel, Indiana.

Principles of Consolidation.  The consolidated financial statements include our wholly-owned subsidiaries’ accounts. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates.  The preparation of these financial statements, in conformity with accounting principles generally accepted in the United States, includes estimates that are determined by our management. Actual results may differ from estimates used.

Reclassifications.  Certain reclassifications have been made to conform to the 2005 presentation.

Cash Equivalents.  Our investments in marketable debt securities with remaining contractual maturity dates of 90 days or less are recorded in cash and cash equivalents at cost, which approximates fair market value.

Investments.  We have investments in marketable debt and auction rate securities, which are classified as available-for-sale or held-to-maturity depending on our investment intentions with regard to those securities. Despite the long-term nature of the contractual maturities of our auction rate debt securities and variable rate demand notes, we have the ability to quickly liquidate these investments. We had no material gross unrealized holding or realized gains (losses) from our investments in auction rate securities and variable rate demand notes in the years ended December 31, 2005, 2004 and 2003. All income generated from those investments was recorded as interest income.

The cost of securities sold is based on the specific identification method. The following table sets forth how our investments were classified on our Consolidated Balance Sheets as of the dates indicated:

	As of December 31:
	2005			2004
	Available- For-Sale	Held-to- Maturity	Total	Available- For-Sale	Held-to- Maturity	Total
Short-term investments	$382,915	$5,237	$388,152	$309,567	$23,003	$332,570
Non-current investments	—	9,538	9,538	1,000	5,363	6,363

	$382,915	$14,775	$397,690	$310,567	$28,366	$338,933

The following table sets forth the amount of our available-for-sale and held-to-maturity investments as of the dates indicated:

	As of December 31,
	2005	2004
Available-For-Sale Investments:
Auction Rate Equity Securities	$43,300	$134,032
Auction Rate Debt Securities and Variable Rate Demand Notes	339,615	176,535

	$382,915	$310,567

Held-to-Maturity Investments:
Marketable Debt Securities	$14,775	$28,366

Investment income in the years ended December 31, 2005, 2004 and 2003 consists of:

	Year Ended December 31,
	2005	2004	2003
Net realized gains (losses) on the sale of investments	$109	$19	$(27)
Interest income, net	8,744	3,844	2,292
Change in net unrealized holding gain (loss)	—	(29)	(270)

	$8,853	$3,834	$1,995

The contractual maturities of our marketable debt securities classified as available-for-sale as of December 31, 2005 were as follows:

Available-For-Sale	Fair Value
Due within five years	$1,000
Due after five years through ten years	30,430
Due after ten years	308,185

$339,615

The above table excludes $43,300 of auction rate preferred equity securities that were classified as available-for-sale securities as of December 31, 2005. Our non-current investments that were classified as held-to-maturity securities as of December 31, 2005 had remaining contractual maturities between one and two years.

Property and Equipment.  We include all property and equipment in our financial statements at cost. We apply the American Institute of Certified Public Accountants Statements of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Facility construction costs are capitalized as incurred, and depreciation commences upon completion of the construction. We have historically paid for all real estate projects without any external financing and, therefore, we do not have any capitalized interest. Provisions for depreciation of property and equipment have generally been made using the straight-line method for financial reporting purposes and accelerated methods for tax purposes. Estimated useful lives generally range from three to ten years for furniture and equipment, three to 14 years for leasehold and building improvements, 20 to 40 years for buildings and three to eight years for capitalized software. We expense maintenance and repairs as incurred. Fully depreciated assets no longer in use are removed from both the asset and accumulated depreciation accounts in the year of their retirement. Any gains or losses on dispositions are credited or charged to income, as appropriate.

We apply Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” We regularly review our long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If we determine that the carrying amount of a long-lived asset exceeds the total amount of the estimated undiscounted future cash flows from that asset, we would determine the fair value of that asset using a discounted cash flows model. If the amount of discounted cash flows is less than the net book value of the long-lived asset, we recognize an impairment loss in the amount of the difference. We base our impairment analyses of long-lived assets on our current business strategy, expected growth rates and estimates of future economic and regulatory conditions.

Fair Value of Financial Instruments.  The carrying amounts reported on the balance sheets for cash and cash equivalents, restricted cash, accounts receivable, accounts payable, other accrued liabilities and deferred revenue approximate fair value because of the immediate or short-term maturity of these financial instruments. Investments classified as trading securities are recorded at their market value.

Recognition of Revenue.  Tuition revenue is recorded on a straight-line basis over the length of the applicable course. If a student withdraws from an institute, the standards of most state education authorities that regulate our institutes, the accrediting commission that accredits our institutes and our own internal policies limit a student’s obligation for tuition and fees to the institute depending on when the student withdraws during an academic quarter (“Refund Policies”). The terms of the Refund Policies vary by state, and the limitations imposed by the Refund Policies are generally based on the portion of the academic quarter that has elapsed at the time the student withdraws. The greater the portion of the academic quarter that has elapsed at the time the student withdraws, the greater the student’s obligation is to the institute for the tuition and fees related to that academic quarter. We record revenue net of any refunds that result from any applicable Refund Policy. On an individual student basis, tuition earned in excess of cash received is recorded as accounts receivable, and cash received in excess of tuition earned is recorded as deferred revenue.

The cost of textbooks is included in the tuition and is amortized on a straight-line basis over the applicable course length and the deferral of textbook costs is recorded in prepaids and other current assets. Laptop computer sales and the related cost of the laptop computers are recognized when the students receive the laptop computers. Tool kit sales and the related cost of the tool kits are recognized at the beginning of the academic quarter. Academic fees (which are charged only one time to students on their first day of class attendance) and admission processing fees (which, prior to their discontinuance in 2003, were charged only one time to students upon being evaluated for admission to their programs of study) are recognized as revenue on a straight-line basis over the average program length. Deferred revenue is recorded for fees collected in excess of revenue recognized. If a student withdraws from an institute, all unrecognized revenue relating to his or her fees, net of any refunds that result from any applicable Refund Policy, is recognized upon the student’s departure. Administrative fees, which are charged to students when they withdraw or graduate from their programs of study at an institute, are recognized when the students withdraw or graduate from their programs of study at the institute.

We report 12 weeks of tuition revenue in each of our four fiscal quarters. We standardized the number of weeks of revenue reported in each fiscal quarter, because the timing of student breaks in a calendar quarter can fluctuate from quarter to quarter each year. The total number of weeks of school during each year is 48.

Allowance for Doubtful Accounts.  We record an account receivable for the tuition earned in excess of the payment received from or on behalf of a student for that tuition. The individual student balances of these receivables are insignificant. We extend unsecured credit for tuition and fees to our students. We record an allowance for doubtful accounts with respect to accounts receivable on an institute-by-institute basis, using the institute’s historical collection experience. Our management reviews the historical collection experience for each institute, considers other facts and circumstances related to an institute and adjusts the calculation to record an allowance for doubtful accounts as appropriate. We believe that our allowance for doubtful accounts is reasonable. If our current collection trends were to differ significantly from our historic collection experience, however, we would make a corresponding adjustment to our allowance. We write-off the accounts receivable owed by former students after three months of unsuccessful collection efforts.

Operating Leases.  We lease our non-owned facilities under operating lease agreements. Common provisions within most of our operating lease agreements include:

•	renewal options, which can be exercised after the initial lease term;
•	rent holidays;
•	tenant improvement allowances; and
•	rent escalation clauses.

We record the rent expense associated with each operating lease agreement evenly over the term of the lease in accordance with SFAS No. 13, “Accounting for Leases.” The difference between the amount of rent expense recorded and the amount of rent actually paid is recorded as accrued rent on our Consolidated Balance Sheets. We amortize leasehold improvements using the straight-line method over the shorter of the life of the improvement or the remaining term of the operating lease.

Advertising Costs.  We expense all advertising costs as incurred.

Direct Marketing Costs.  Direct costs incurred relating to the enrollment of new students are capitalized using the successful efforts method. Direct marketing costs include salaries and employee benefits of recruiting representatives and other direct costs less admission processing fees, if any. Successful efforts is the ratio of students enrolled to prospective students interviewed. We amortize our direct marketing costs on a cost-pool-by-cost-pool basis over the period that we expect to receive revenue streams associated with those assets. We define a cost pool as the group of students that begin each academic quarter (“Class”). The direct marketing costs that are capitalized with respect to a particular Class are amortized using a method that corresponds to the amount of tuition revenue that will be recognized in each academic quarter for that Class. Since we recognize tuition revenue for a Class on a straight-line basis over the program length, we also recognize the amortization of the capitalized direct marketing costs with respect to that Class on a straight-line basis over the same period. If a student withdraws, however, any remaining amount of the capitalized direct marketing costs related to that student is expensed immediately, because the realizability of the remaining capitalized direct marketing costs related to that student is impaired.

We review the carrying amount of the capitalized direct marketing costs on a regular basis in order to compare the recorded amounts with the estimated remaining future revenue streams associated with those assets. If we determine that the value of the capitalized direct marketing costs recorded exceeds the remaining future revenue estimated to be generated from those assets, the excess amount is written off and recorded as an advertising expense for the related period.

Direct marketing costs on the balance sheet totaled $39,705 at December 31, 2005 and $29,662 at December 31, 2004, less accumulated amortization of $22,215 at December 31, 2005 and $14,949 at December 31, 2004.

Income Taxes.  In accordance with SFAS No. 109, “Accounting for Income Taxes,” we account for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences that currently exist between the tax bases and financial reporting bases of our assets and liabilities.

Insurance Liabilities.  We record insurance liabilities and related expenses for health, workers compensation and other insurance reserves in accordance with the contractual terms of the insurance policies. We record the total liabilities that are estimable and probable as of the reporting date for our insurance liabilities that we self-insure. The accounting for insurance liabilities that we self-insure involves uncertainty, because estimates and judgments are used to determine the liability to be recorded for reported claims and unreported claims incurred but not reported. We consider our historical experience in determining the appropriate insurance reserves to record in our Consolidated Balance Sheets. If our current insurance claim trends were to differ significantly from our historic claim experience, however, we would make a corresponding adjustment to our insurance reserves.

Contingent Liabilities.  We are subject to various claims and contingencies in the ordinary course of our business, including those related to litigation, business transactions, employee-related matters and taxes, among others. When we are aware of a claim or potential claim, we assess the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, we record a liability for the loss. The liability recorded includes probable and estimable legal costs associated with the claim or potential claim. If the loss is not probable or the amount of the loss cannot be reasonably estimated, we disclose the claim if the likelihood of a potential loss is reasonably possible and the amount involved is material.

Treasury Stock.  Our Board of Directors has authorized us to repurchase outstanding shares of our common stock in the open market or through privately negotiated transactions in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The purpose of the stock repurchase program is to help us achieve our long-term goal of enhancing shareholder value. Treasury stock is accounted for under the last in, first out method.

Earnings Per Common Share.  Earnings per common share for all periods have been calculated in conformity with SFAS No. 128, “Earnings Per Share.” This data is based on historical net income and the average number of shares of our common stock outstanding during each period as set forth in the following table:

	Year Ended December 31,
	2005	2004	2003
	(In thousands)
Shares:
Weighted average number of shares of common stock outstanding	46,138	45,791	45,086

Shares assumed issued
(less shares assumed purchased for treasury) on stock options	974	1,017	1,194

Outstanding shares for diluted earnings per share calculation	47,112	46,808	46,280

Shares underlying outstanding stock options with exercise prices greater than the average market price of our common stock (1,000 shares at December 31, 2005, 613,000 shares at December 31, 2004 and 1,000 shares at December 31, 2003) have been excluded from the calculation of our earnings per common share, because the effect would be anti-dilutive.

Equity-Based Compensation.  We adopted and our stockholders approved: (a) the ITT Educational Services, Inc. 1994 Stock Option Plan (“1994 Stock Plan”), which provided for awards of nonqualified stock options to our key employees; and (b) the 1997 ITT Educational Services, Inc. Incentive Stock Plan (“1997 Stock Plan”), which provides for a variety of equity-based compensation awards to our key employees, including nonqualified stock options and restricted stock, among others. We also established the 1999 Outside Directors Stock Option Plan (“1999 Directors Stock Plan”), which provides for awards of nonqualified stock options to non-employee directors. The 1994 Stock Plan, the 1997 Stock Plan and the 1999 Directors Stock Plan are referred to herein collectively as the “Plans.” For periods prior to January 1, 2006, we had adopted the disclosure only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized in our Consolidated Financial Statements for the Plans. We have elected, as permitted by the standard, to continue following the intrinsic value based method of accounting for stock options consistent with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Under the intrinsic method, compensation cost for stock options is measured as the excess, if any, of the quoted market price of our common stock at the measurement date over the exercise price.

On October 24, 2005, the Compensation Committee of our Board of Directors accelerated the vesting of certain unvested, “out-of-the-money” stock options to purchase shares of our common stock that had exercise prices greater than $49.20, the closing price of our common stock on October 24, 2005. The vesting was accelerated for nonqualified stock options representing approximately 790,000 shares of our common stock, which included all unvested, “out-of-the-money” stock options issued and outstanding under the 1997 Stock Plan and 1999 Directors Stock Plan. As a result of the vesting acceleration, all of those stock options were fully exercisable as of October 24, 2005 and will remain exercisable through their expiration or termination dates, which vary, but do not extend past 2014. The purpose for accelerating the vesting of those stock options was to reduce our future compensation costs associated with those stock options upon our adoption of SFAS No. 123R, “Share-Based Payment,” in 2006. We estimate that the accelerated vesting of those stock options will reduce our compensation costs, net of tax, by approximately $5,000 in 2006, $2,200 in 2007 and $200 in 2008.

On October 28, 2005, the Compensation Committee of our Board of Directors awarded certain of our executives nonqualified stock options under the 1997 Stock Plan to purchase a total of 276,340 shares of our common stock as of November 2, 2005. The stock options awarded were fully vested and immediately exercisable. The full vesting of the stock options was conditioned upon each optionee agreeing not to sell, transfer or otherwise dispose of any shares obtained upon exercising the option until (a) the first anniversary with respect to one-third of the shares underlying the option, (b) the second anniversary with respect to an additional one-third of the shares underlying the option and (c) the third anniversary with respect to the remaining one-third of the shares underlying the option. The purpose for accelerating the award and vesting of those stock options was to reduce our future compensation costs associated with those stock options upon our adoption of SFAS No. 123R in 2006. We estimate the accelerated award and vesting of those stock options will reduce our compensation costs, net of tax, by approximately $1,198 in 2006, $1,198 in 2007 and $1,004 in 2008.

If compensation costs for the Plans had been determined based on the fair value of the stock options at grant date consistent with SFAS No. 123, our compensation costs would have increased and our net income and earnings per share would have been reduced to the proforma amounts for the periods indicated below:

	Year Ended December 31,
	2005	2004	2003
Net income as reported	$109,712	$75,263	$58,858
Deduct: Total stock-based employee compensation expense determined under the fair value based method for stock options, net of tax	(17,707)	(7,457)	(5,099)

Proforma net income	$92,005	$67,806	$53,759

Earnings per share:
Basic as reported	$2.38	$1.64	$1.31
Impact of stock options	(0.39)	(0.16)	(0.12)

Basic proforma	$1.99	$1.48	$1.19

Diluted as reported	$2.33	$1.61	$1.27
Impact of stock options	(0.38)	(0.16)	(0.11)

Diluted proforma	$1.95	$1.45	$1.16

We changed our fair value option pricing model from the Black-Scholes model to a binomial model for all stock options granted on or after January 1, 2005. The fair value of stock options granted prior to January 1, 2005 was determined using the Black-Scholes model. We believe that the binomial model considers characteristics of fair value option pricing that are not available under the Black-Scholes model. Similar to the Black-Scholes model, the binomial model takes into account variables such as volatility, dividend yield rate and risk free interest rates. The binomial model, however, also considers the contractual term of the option, the probability that the option will be exercised prior to the end of its contractual life and the probability of termination or retirement of the option holder in computing the value of the option. The fair value of each option grant was estimated on the date of grant using the following assumptions:

	Year Ended December 31,
	2005	2004	2003
Risk free interest rates	4.0%	3.3%	2.7%
Expected lives (in years)	4	5	5
Volatility	44%	58%	57%
Dividend yield	None	None	None

New Accounting Pronouncements. In December 2004, the FASB issued SFAS No. 123R that revises SFAS No. 123 and supercedes APB Opinion No. 25. In March 2005, the SEC issued Staff Accounting Bulletin No. 107, “Share-Based Payment,” which provides guidance regarding the application of SFAS No. 123R. Under this accounting treatment, all share-based payments to employees, including grants of employee stock options, must be reflected in the financial statements using the fair value method with the related expenses recognized over the service period. SFAS No. 123R is effective for fiscal years beginning after June 15, 2005 and allows for several alternative transition methods. We adopted SFAS No. 123R effective January 1, 2006 using the modified prospective application without restating prior periods, which requires that we recognize compensation expense for all stock option and other equity-based awards that vest or become exercisable on and after January 1, 2006.

Prior to 2006, we accounted for share-based compensation to employees and directors using the intrinsic value method under APB Opinion No. 25. Under the intrinsic value method, no compensation cost for employee or director stock options is recognized in the financial statements. The adoption of SFAS No. 123R will have a material adverse effect on our results of operations, because it will require us to expense future compensation costs for stock options awarded to our employees and directors. All of those compensation expenses, however, will be non-cash and should not have a material adverse effect on our financial condition or cash flows. For periods on and after January 1, 2006, the impact of SFAS No. 123R will depend on the amount of share-based compensation to our employees and directors. If we had adopted SFAS No. 123R in prior periods, the compensation expense recognized would have approximated the impact of SFAS No. 123 as described above in the disclosure of pro forma net income and earnings per share. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a cash flow from financing activities, instead of a cash flow from operating activities as required prior to 2006. This new requirement will reduce net cash flows from operating activities and increase net cash flows from financing activities by a corresponding amount beginning in 2006.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” that replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” Under this new standard, voluntary changes in accounting principles must be applied retrospectively with all prior period financial statements presented. SFAS No. 154 also requires that any change in the method of depreciation, amortization or depletion for long-lived non-financial assets be accounted for prospectively as a change in accounting estimate, and corrections of errors in previously issued financial statements be termed a restatement. SFAS No. 154 is effective for changes in accounting principles and corrections of errors made in fiscal years beginning after December 15, 2005. We do not believe that SFAS No. 154 will have a material impact on our consolidated financial statements.

2.	Special Legal and Other Investigation Costs

Consistent with our accounting policy for contingent liabilities, we periodically reassess the probable and estimable legal costs associated with a claim or a potential claim. During the year ended December 31, 2005, we reassessed the probable and estimable legal costs associated with the investigation of us by the DOJ, the inquiry initiated by the SEC into the allegations investigated by the DOJ, and the securities class action, shareholder derivative and books and records inspection lawsuits filed against us and certain of our current and former executive officers and Directors (collectively, the “Actions”). As a result of the reassessment, we increased the accrual of estimated legal costs associated with the Actions by $1,219. We recorded a net charge of $1,219 in the year ended December 31, 2005 and $20,705 in the year ended December 31, 2004 for estimated legal costs associated with the Actions. We were billed $5,117 of those legal costs in the year ended December 31, 2005 and $15,950 of those legal costs in the year ended December 31, 2004. As of December 31, 2005, the remaining accrual of estimated legal costs associated with the Actions was $857. In accordance with the financial accounting standards for loss contingencies, we have accrued what we believe to be a reasonable estimate of costs that are probable we will incur. If our estimate proves to be inadequate, however, it is possible that we could subsequently be required to record a charge to earnings which could have a material adverse effect on our results of operations.

We did not incur any non-legal costs related to the Actions during the year ended December 31, 2005. We incurred $4,438 of non-legal costs related to the Actions during the year ended December 31, 2004. Those costs were expensed as incurred and primarily included fees charged by our independent registered public accounting firm for the performance of extended audit procedures as a result of the Actions, costs to create an electronic database of all documents seized in connection with the DOJ investigation and other non-legal costs related to the Actions.

3.	Financial Aid Programs

We participate in various federal student financial aid programs under Title IV (“Title IV Programs”) of the Higher Education Act of 1965, as amended (“HEA”). Approximately 61% of our 2005 revenue, determined on a cash accounting basis as defined by the U.S. Department of Education’s (“ED”) regulations, was indirectly derived from funds distributed under these programs.

As of December 31, 2004, we no longer participate in the Federal Perkins Loan (“Perkins”) program. We had recorded in our financial statements only our aggregate mandatory contributions to this program, which were $0 in the year ended December 31, 2004 and $32 in the year ended December 31, 2003.

We administer the Title IV Programs in separate accounts as required by government regulation. We are required to administer the funds in accordance with the requirements of the HEA and the ED’s regulations and must use due diligence in approving and disbursing funds and servicing loans. In the event we do not comply with federal requirements, or if student loan default rates rise to a level considered excessive by the federal government, we could lose our eligibility to participate in Title IV Programs or could be required to repay funds determined to have been improperly disbursed. Our management believes that we are in substantial compliance with the federal requirements.

4.	Restricted Cash

We participate in the ED’s Electronic Funds Transfer system. All monies transferred to us from the ED by electronic funds transfer are subject to certain holding restrictions, generally from three to seven days, before they can be drawn into our cash account. These amounts are classified as restricted cash within our current assets until they are applied to the students’ accounts. In addition, a Maryland education regulation requires us to hold $500 in an escrow account in order to operate our institute in Owings Mills, MD. This escrow account is classified as restricted cash within our non-current assets.

5.	Property and Equipment

Fixed assets include the following:

	As of December 31,
	2005	2004
Furniture and equipment	$122,884	$111,550
Buildings and building improvements	55,603	37,691
Leasehold improvements	6,731	7,679
Software	15,506	13,088
Construction in progress	8,532	8,545
Land and land improvements	24,943	17,249

	234,199	195,802
Less accumulated depreciation	(106,793)	(97,056)

	$127,406	$98,746

Software includes purchased and internally developed software. Accumulated depreciation includes accumulated amortization of capitalized software of $7,088 at December 31, 2005 and $5,318 at December 31, 2004. We recorded software amortization expense of $2,147 in the year ended December 31, 2005, $2,380 in the year ended December 31, 2004, and $3,326 in the year ended December 31, 2003. We recorded depreciation and amortization expense for furniture and equipment, leasehold improvements and buildings and building improvements in the amount of $15,672 in the year ended December 31, 2005, $15,869 in the year ended December 31, 2004 and $17,864 in the year ended December 31, 2003.

6.	Taxes

The provision for income taxes attributable to income before income taxes includes the following:

	Year Ended December 31,
	2005	2004	2003
Current
Federal	$51,108	$36,471	$34,765
State	8,239	6,358	5,728

	59,347	42,829	40,493
Deferred
Federal	4,365	4,413	(2,365)
State	867	877	(470)

	5,232	5,290	(2,835)

	$64,579	$48,119	$37,658

Deferred tax assets (liabilities) include the following:

	As of December 31,
	2005	2004	2003
Direct marketing costs	$(6,860)	$(5,771)	$(4,253)
Capitalized software	(3,302)	(3,047)	(2,530)
Deferral of book costs	(1,551)	(1,985)	(1,425)
Depreciation	(4,383)	(4,161)	—
Prepaid pension	(6,950)	(4,154)	(1,734)

Total deferred tax liabilities	(23,046)	(19,118)	(9,942)

Deferred revenue	1,708	1,719	2,102
Minimum pension liability	3,883	3,569	2,750
Legal accrual	971	2,692	741
Other accrued liabilities	3,095	2,527	—
Other	2,216	2,357	2,564

Total deferred tax assets	11,873	12,864	8,157

Net deferred tax assets (liabilities)	$(11,173)	$(6,254)	$(1,785)

Deferred and prepaid income tax in current assets includes $2,840 of prepaid income tax as of December 31, 2005 compared to $0 as of December 31, 2004. The differences between our effective income tax rates and the statutory U.S. federal income tax rates are as follows:

	Year Ended December 31,
	2005	2004	2003
Statutory U.S. federal income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	3.4%	3.9%	3.8%
Permanent differences and other	(1.3%)	0.1%	0.2%

Effective income tax rate	37.1%	39.0%	39.0%

Our investments in 2005 included more tax exempt investment vehicles than in prior years, which had a favorable effect on our permanent differences in 2005 compared to 2004. In addition, we implemented certain state tax strategies involving eight states during 2005.

7.	Retirement Plans

Employee Pension Benefits.  Our ESI Pension Plan, a non-contributory defined benefit pension plan, commonly referred to as a cash balance plan, covers substantially all of our employees who began their employment with us prior to June 2, 2003. This plan provides benefits based on an employee’s annual earnings times an established percentage of pay determined by the employee’s age and years of benefit service. Effective June 2, 2003, we closed participation in the ESI Pension Plan to all new employees. Employees who begin their employment with us on or after June 2, 2003 do not participate in the ESI Pension Plan.

Our ESI Excess Pension Plan, a nonqualified, unfunded retirement plan, covers a select group of our management. This plan provides for payment of those benefits at retirement that cannot be paid from the ESI Pension Plan due to federal statutory limits on the amount of benefits that can be paid and compensation that can be recognized under a tax-qualified retirement plan. The purpose of the ESI Excess Pension Plan is to restore benefits earned, but not available, to eligible employees under the ESI Pension Plan due to federal limitations on the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan.

The benefit accruals under the ESI Pension Plan and the ESI Excess Pension Plan for all participants in those plans will be frozen effective March 31, 2006, such that no further benefits will accrue under those plans after March 31, 2006. Participants in those plans will, however, continue to be credited with vesting service and interest according to the terms of the ESI Pension Plan and the ESI Excess Pension Plan.

The following tables are based on an actuarial valuation date as of September 30 and amounts recognized in our consolidated financial statements for the periods indicated:

Net periodic benefit cost for the plans:

	Year Ended December 31,
	2005	2004	2003
Service cost	$6,935	$6,539	$5,880
Interest cost	2,848	2,261	1,779
Expected return on assets	(3,247)	(2,238)	(1,569)
Recognized net actuarial loss	1,425	1,150	993
Amortization of prior service cost	(88)	(88)	(88)

Net periodic pension cost	$7,873	$7,624	$6,995

Change in benefit obligation:

	Year Ended December 31,
	2005	2004
Accumulated benefit obligation	$51,801	$42,421

Projected benefit obligation at beginning of period	$48,379	$36,737
Service cost	6,935	6,539
Actuarial loss	3,169	4,115
Interest cost	2,848	2,261
Benefits paid	(2,162)	(1,273)

Projected benefit obligation at end of period	59,169	48,379
Fair value of plan assets	44,789	32,340

Funded status	(14,380)	(16,039)
Unrecognized net actuarial loss	17,541	15,366
Unrecognized prior service cost	(443)	(531)
Minimum pension liability	(9,899)	(9,101)

Accrued benefit cost	$(7,181)	$(10,305)

Change in plan assets:

	Year Ended December 31,
	2005	2004
Fair value of plan assets at beginning of year	$32,340	$23,103
Actual return on plan assets	2,816	1,810
Employer contributions	11,795	8,700
Benefits paid	(2,162)	(1,273)

Fair value of plan assets at end of year	$44,789	$32,340

Fair value of total plan assets by major asset category:

	As of December 31,
	2005		2004
Cash and cash equivalents	$375	1%	$335	1%
Mutual funds	28,498	64%	21,341	66%
Common stocks	14,841	33%	9,582	30%
Foreign equities	1,075	2%	1,082	3%

Total	$44,789	100%	$32,340	100%

Weighted-average assumptions used to determine benefit obligations as of September 30, 2005, 2004 and 2003:

	2005	2004	2003
Discount rate	5.50%	5.75%	6.00%
Rate of compensation increase	4.50%	4.50%	4.50%

Weighted-average assumptions used to determine net periodic pension cost in the years ended September 30, 2005, 2004 and 2003:

	2005	2004	2003
Discount rate	5.75%	6.00%	6.50%
Expected long-term return on plan assets	8.00%	8.00%	8.00%
Rate of compensation increase	4.50%	4.50%	4.50%

The amortization of any prior service cost is determined using a straight-line amortization of the cost over the average remaining service period for employees expected to receive benefits under the pension plans, as permitted under Paragraph 26 of SFAS No. 87, “Employers’ Accounting for Pensions.”

The following benefit payments are expected to be paid from the pension plans:

Year	Amount
Fiscal 2006	$3,300
Fiscal 2007	$3,500
Fiscal 2008	$3,700
Fiscal 2009	$5,000
Fiscal 2011 - 2015	$31,800

We invest plan assets based on a total return on investment approach, pursuant to which the plan assets include a diversified blend of equity and fixed income investments toward a goal of maximizing the long-term rate of return without assuming an unreasonable level of investment risk. We determine the level of risk based on an analysis of plan liabilities, the extent to which the value of the plan assets satisfies the plan liabilities and our financial condition. Our investment policy includes target allocations ranging from 30% to 70% for equity investments, 20% to 60% for fixed income investments and 0% to 50% for cash equivalents. The equity portion of the plan assets represents growth and value stocks of small, medium and large companies. We measure and monitor the investment risk of the plan assets both on a quarterly basis and annually when we assess plan liabilities.

We use a building block approach to estimate the long-term rate of return on plan assets. This approach is based on the capital market principle that the greater the volatility, the greater the return over the long term. An analysis of the historical performance of equity and fixed income investments, together with current market factors such as the inflation and interest rates, are used to help us make the assumptions necessary to estimate a long-term rate of return on plan assets. Once this estimate is made, we review the portfolio of plan assets and make adjustments thereto that we believe are necessary to reflect a diversified blend of equity and fixed income investments that is capable of achieving the estimated long-term rate of return without assuming an unreasonable level of investment risk. We also compare the portfolio of plan assets to those of other pension plans to help us assess the suitability and appropriateness of the plan investments.

We determine our discount rate by using the Moody’s Aa corporate bond rate as of our actuarial valuation date. The average lives of the bonds used to determine this benchmark rate approximate the periods represented in our pension plan actuarial valuation.

In January 2006, we contributed $15,000 to the ESI Pension Plan which we believe approximates the amount to fully fund that plan. During 2005, we increased our minimum pension liability by $798 as a result of:

•	obtaining an investment return on plan assets less than our original estimates;
•	a decrease in our discount rate; and
•	refinements made to our future expected benefit payment assumptions.

We also recorded a corresponding $484 reduction in shareholders’ equity, which was net of a $314 deferred tax asset. During 2004, we increased our minimum pension liability by $2,089 as a result of obtaining an investment return on plan assets less than our original estimates and a decrease in our discount rate, and we recorded a corresponding $1,269 reduction in shareholders’ equity, which was net of a $820 deferred tax asset. During 2003, we reduced our minimum pension liability by $1,029 as a result of obtaining an investment return on plan assets in excess of our original estimates, and we recorded a corresponding $625 increase in shareholders’ equity, which was net of a $404 deferred tax asset.

Retirement Savings Plan.  Our ESI 401(k) Plan, a defined contribution plan, covers substantially all of our employees. Prior to March 19, 2004, our contributions under the ESI 401(k) Plan were made in cash to a fund that invested in our common stock, which a plan participant could not redirect to other plan investment options until the participant reached age 55. All of our contributions under the ESI 401(k) Plan that we have made on and after March 19, 2004 have been in the form of cash to plan investment options directed by the participant.

Our ESI Excess Savings Plan, a nonqualified, unfunded deferred compensation plan, covers a select group of our management. The plan provides for salary deferral of contributions that the participants are unable to make under the ESI 401(k) Plan and our contributions that cannot be paid under the ESI 401(k) Plan due to federal statutory limits on the amount that an employee can contribute under a defined contribution plan. The practical effect of the ESI Excess Savings Plan is to provide a savings plan to all of our employees on a uniform basis.

The costs of providing the benefits under the ESI 401(k) Plan and ESI Excess Savings Plan (including certain administrative costs of the plans) were $3,761 in the year ended December 31, 2005, $3,246 in the year ended December 31, 2004, and $2,856 in the year ended December 31, 2003.

8.	Equity Compensation Plans

Under the 1994 Stock Plan, a maximum of 810,000 shares of our common stock may be issued upon exercise of options. Under the 1997 Stock Plan, a maximum of 1.5% of our outstanding shares of common stock may be issued each year commencing in 1997, with any unissued shares issuable in later years. Under the 1997 Stock Plan, a maximum of 8,100,000 shares of our common stock may be issued upon exercise of options and pursuant to other forms of awards, but no more than 20% of the total number of shares on a cumulative basis may be used for restricted stock or performance share awards. Under the 1999 Directors Stock Plan, a maximum of 500,000 shares of our common stock may be issued upon exercise of options. Under all Plans, the option price may not be less than 100% of the fair market value of our common stock on the date of grant. Under the 1994

Stock Plan and 1997 Stock Plan, the options vest and become exercisable in three equal annual installments commencing with the first anniversary of the grant. Under the 1999 Directors Stock Plan, the options vest and become exercisable on the first anniversary of the grant. Under the 1997 Stock Plan, restricted shares awarded are subject to a restriction period set by the Compensation Committee of our Board of Directors, during which time the shares may not be sold, transferred, assigned or pledged. The maximum term of options granted under the 1994 Stock Plan and 1997 Stock Plan is 10 years and 2 days from the date of grant. The maximum term of options granted under the 1999 Directors Stock Plan: (a) prior to January 25, 2005, was 10 years from the date of grant; and (b) on or after January 25, 2005, is seven years from the date of grant. The options outstanding, granted, forfeited and exercised for the periods indicated are as follows:

	Year Ended December 31,
	2005		2004		2003
	# of Shares	Weighted Average Option Price	# of Shares	Weighted Average Option Price	# of Shares	Weighted Average Option Price
Outstanding at beginning of year	3,269,942	$23.43	3,232,068	$16.37	3,791,415	$11.95
Granted	894,985	51.00	777,500	49.42	927,000	24.63
Forfeited	(123,842)	45.52	(176,010)	34.73	(61,674)	19.57
Exercised	(618,733)	17.79	(563,616)	15.26	(1,424,673)	9.84

Outstanding at end of year	3,422,352	$30.86	3,269,942	$23.43	3,232,068	$16.37

Other option information as of December 31, 2005 is as follows:

	Exercise Price Range
	$6.75-$9.72	$10.44-$15.45	$17.06-$25.15	$26.97-$38.89	$40.90-$60.61	Total
Options outstanding at end of year	456,505	370,159	1,037,531	180,001	1,378,156	3,422,352
Weighted average exercise price on options outstanding	$8.30	$11.21	$20.39	$33.83	$51.10	$30.86
Weighted average remaining contractual life	4.6 years	2.0 years	6.1 years	8.1 years	6.4 years	6.2 years
Options exercisable at end of year	456,505	370,159	857,824	157,995	1,272,242	3,114,725
Weighted average exercise price on exercisable options outstanding	$8.30	$11.21	$19.69	$33.63	$51.62	$30.76

As of February 21, 2006, the Compensation Committee of our Board of Directors had awarded to our key employees in 2006 a total of (a) 19,116 restricted shares of our common stock and (b) stock options to purchase a total of 56,500 shares of our common stock.

9.	Letters of Credit

During the year ended December 31, 2005, we provided a $219 irrevocable standby letter of credit to secure the payment of construction costs associated with a facility that we are building. In addition, as of December 31, 2005, we continued to provide irrevocable letters of credit in the total amount of $1,571 to secure the payment of our workers’ compensation claims.

10.	Commitments and Contingent Liabilities

Lease Commitments.  We lease our non-owned facilities under operating lease agreements. A majority of the operating leases contain renewal options that can be exercised after the initial lease term. Renewal options are generally for periods of one to five years. All operating leases will expire over the next 11 years and we expect that:

•	those leases will be renewed or replaced by other leases in the normal course of business;
•	we may purchase the facilities represented by those leases; or
•	we may purchase or build other replacement facilities.

There are no material restrictions imposed by the lease agreements, and we have not entered into any significant guarantees related to the leases. We are required to make additional payments under the operating lease terms for taxes, insurance and other operating expenses incurred during the operating lease period.

Rent expense under our operating leases was $30,038 in the year ended December 31, 2005, $26,546 in the year ended December 31, 2004, and $26,748 in the year ended December 31, 2003. Future minimum rental payments required under our operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2005 are as follows:

2006	$26,942
2007	24,652
2008	23,387
2009	16,941
2010	9,825
2011 and thereafter	17,406

$119,153

Future minimum rental payments related to equipment leases are not significant.

Contingent Liabilities.  From 1994 through 1999, we entered into agreements with unaffiliated, private funding sources to provide supplemental loans to students to help pay the students’ cost of education that federal and state financial aid sources did not cover. Some of these agreements required us to guarantee repayment of the supplemental student loans if the students fail to pay. The outstanding loans under these agreements at December 31, 2005 aggregated $692, for which we have fully reserved our guarantee obligation.

In October 2002, the Office of Attorney General for the State of California (“CAG”) informed us that the CAG had initiated an investigation of our ITT Technical Institutes in California. In August 2005, the CAG informed us that its investigation was initiated as a result of a qui tam action filed against us on May 9, 2002 in the United States District Court for the Central District of California Western Division by two of our former employees (“relators”) on behalf of themselves, the federal government and the State of California under the following caption: United States of America ex rel. Mohamed Mahmoud and Ed Maloney v. ITT Educational Services, Inc. (the “Mahmoud Action”). In the complaint, the relators alleged that we violated the federal False Claims Act, 31 U.S.C. § 3729, et seq., and the California False Claims Act, Cal. Gov’t. Code § 12650, et seq., by knowingly presenting false claims for payment, conspiring to get false claims paid and knowingly using false statements to get false claims paid relating to the grant aid received by our California students under the State’s Cal Grant Program. The CAG’s investigation lasted approximately three years and covered the seven-year period from 1996 through 2002 (the “Relevant Period”).

As a result of its investigation, the CAG contended that student grade point average calculations made by us pursuant to the requirements of the Cal Grant Program to help determine whether our students in California qualified for financial aid under the Cal Grant Program resulted in approximately 93 students receiving a Cal Grant for which they were not otherwise eligible, which represented approximately 1.3% of the more than 7,000 students who received a Cal Grant while attending one of six different ITT Technical Institutes in California during the Relevant Period. We acknowledged that erroneous student grade point average calculations resulted in 49 students receiving a larger Cal Grant amount than they otherwise would have received, which represented approximately 0.7% of the total number of students who received a Cal Grant while attending one of six different ITT Technical Institutes in California during the Relevant Period.

On September 30, 2005, the CAG and we agreed to settle the State of California’s claims in the Mahmoud Action (without an admission of liability), pursuant to which we will pay the State $725 in exchange for the State’s release of all claims under the California False Claims Act that were asserted against us in the Mahmoud Action arising from the award of Cal Grant Program funds to our students during the Relevant Period. The settlement of the State of California’s claims is conditioned upon:

•	the court’s approval of the fairness, adequacy and reasonableness of the settlement terms;
•	the court’s dismissal of the remainder of the Mahmoud Action with prejudice; and
•	the California Student Aid Commission’s (the “CSAC”) agreement not to bring any administrative action against us with respect to any of the allegations or claims against us in the Mahmoud Action.

On October 12, 2005, the court unsealed the Mahmoud Action, upon which we learned that the DOJ, on behalf of the federal government, declined to intervene in the Mahmoud Action on September 30, 2005. On November 17, 2005, the CSAC agreed not to bring any administrative action against us with respect to any of the allegations or claims against us in the Mahmoud Action.

A qui tam action is a civil lawsuit brought by one or more individuals (a qui tam “relator”) on behalf of the federal or state government for an alleged submission to the government of a false claim for payment. A qui tam action is always filed under seal and remains under seal until the government decides whether to intervene in the litigation. Whenever a relator files a qui tam action, the government typically initiates an investigation in order to determine whether to intervene in the litigation. If the government intervenes, it has primary control over the litigation. If the government declines to intervene, the relator may pursue the litigation on behalf of the government. If the government or the relator is successful in the litigation, the relator receives a portion of the government’s recovery.

On or about April 29, 2004, a consolidated complaint in a shareholder derivative lawsuit was filed against five of our current and former executive officers, ten of our current and former Directors and PricewaterhouseCoopers LLP (“PWC”), our independent registered public accounting firm, in the Superior Court of Hamilton County, Indiana under the following caption: In Re ITT Educational Services, Inc. Derivative Litigation. This action was a result of the court’s March 30, 2004 order to consolidate two separate shareholder derivative lawsuits filed on or about February 27, 2004. On December 1, 2004, the court dismissed the consolidated complaint without prejudice and gave the plaintiffs 30 days to replead their complaint. On January 3, 2005, the plaintiffs filed an amended consolidated complaint. The amended consolidated complaint alleged, among other things, that:

•	certain individual defendants breached a fiduciary duty by selling our common stock and misappropriating our information;
•	all defendants breached their fiduciary duties to us, abused their ability to control and influence us, grossly mismanaged us, caused us to waste corporate assets and were unjustly enriched; and
•	PWC breached a duty of care and professional competence to us and breached its contracts with us.

The amended consolidated complaint sought unspecified damages, extraordinary equitable and/or injunctive relief, disgorgement of profits, benefits and other compensation, costs and attorneys’ fees. On September 16, 2005, the court dismissed with prejudice all of the claims against all of the defendants, because the plaintiffs’ allegations failed to meet the pleading requirement of particularity for demand futility allegations. On January 4, 2006, the plaintiffs filed a notice of appeal to the Indiana Court of Appeals.

On September 7, 2004, a shareholder derivative lawsuit was filed against five of our current and former executive officers, ten of our current and former Directors and PWC, in the U.S. District Court for the Southern

District of Indiana under the following caption: Alaska Electrical Pension Fund Derivatively on Behalf of ITT Educational Services, Inc. v. Rene R. Champagne, et al. (the “Alaska Action”). The complaint alleges, among other things, that the defendants caused us to violate state and federal education finance laws and regulations by falsifying our student records and federal securities laws by falsifying our accounting, auditing and financial reporting between October 2002 and April 2004. As a result, the complaint alleges, among other things, that the individual defendants:

•	breached and/or aided and abetted in the breach of:
•	a duty to disseminate accurate information about us;
•	fiduciary duties of care, candor and loyalty to us and disclosure to our shareholders;
•	a duty to test, oversee and monitor our system of internal controls, governance procedures and disclosure procedures; and
•	a duty to ensure that our internal controls, governance procedures and disclosure procedures were functioning in an effective manner and in compliance with Pub. L. 107-204, 116 Stat. 745 (2002);
•	abused their ability to control and influence us;
•	grossly mismanaged us;
•	committed constructive fraud;
•	will be and have been unjustly enriched at our expense; and
•	violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder by:
•	disseminating or approving false statements that they knew or recklessly disregarded were misleading;
•	failing to disclose material facts necessary in order to make those statements not misleading; and
•	misappropriating our proprietary information.

In addition, the complaint alleges, among other things, that PWC:

•	violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder by:
•	disseminating or approving false statements that it knew or recklessly disregarded were misleading; and
•	failing to disclose material facts necessary in order to make those statements not misleading;
•	was negligent and committed accounting malpractice by failing to conduct its audits of our 2002 and 2003 fiscal year financial statements in accordance with generally accepted accounting principles, generally accepted auditing standards and SEC rules;
•	aided and abetted the individual defendants’:
•	breach of fiduciary duties to us;
•	abuse of their control of us; and
•	gross mismanagement of us; and
•	violated their duty of candor to our shareholders.

The complaint seeks unspecified damages, extraordinary equitable and/or injunctive relief, punitive damages, costs and expenses, attorneys’ fees, pre-judgment interest, an order directing the defendants to account for all damages caused by them and all profits, special benefits and unjust enrichment they obtained, and an order directing us to reform and improve our corporate governance and internal control procedures. On December 8, 2004, the parties agreed to stay this action pending the entry of a final judgment in the In Re ITT Educational Services, Inc. Derivative Litigation action, except that the stay will be lifted if a subsequently filed shareholder derivative lawsuit is filed in the Southern District of Indiana and the defendants are unable to enter into a similar stay of that action. On February 1, 2006, the court dismissed without prejudice all of the claims against all of the defendants in the Alaska Action.

On November 17, 2004, a shareholder derivative lawsuit was filed against ten of our current and former Directors, in the Chancery Court of New Castle County, Delaware under the following caption: Albert Reitan, derivatively on behalf of nominal defendant ITT Educational Services, Inc. v. Rand V. Araskog, et al. (the “Reitan Action”). The complaint alleges, among other things, that the defendants abdicated their fiduciary duty of good faith to us by making no effort to oversee our operations and business practices to ensure that we comply with all applicable laws, rules and regulations. The complaint seeks unspecified damages, equitable relief, attorneys’ fees, accountants’ fees, experts’ fees, costs and expenses. On March 31, 2005, in response to the parties’ request, the court issued an order staying this action until the entry of a final judgment in the City of Austin Police Retirement System, Individually and on Behalf of All Others Similarly Situated v. ITT Educational Services, Inc. et al. action (the “City of Austin Action”). On October 24, 2005, the City of Austin Action was dismissed with prejudice. All of the defendants intend to defend themselves vigorously against the allegations in the complaint filed in the Reitan Action.

On July 7, 2004, we received a derivative demand letter pursuant to Del. Ct. Ch. R. 23.1 on behalf of Arthur Stein, a purported shareholder, demanding that our Board of Directors commence a civil action against ten of our current and former Directors and four of our current and former executive officers to recover for our benefit the amount of damages sustained by us as a result of the misconduct alleged in the letter. The misconduct alleged in the letter is similar to the type of misconduct alleged against the individual defendants in the consolidated shareholder derivative lawsuit described above. The demand letter indicates that Mr. Stein will commence a shareholder’s derivative action on our behalf, if our Board does not commence an action as demanded therein within a reasonable period of time. We informed Mr. Stein that our Board had deferred its decision with respect to Mr. Stein’s demand until the conclusion of the DOJ investigation of us, the inquiry initiated by the SEC into the allegations investigated by the DOJ and the securities class action lawsuits filed against us, or until the receipt of additional information concerning the allegations made in the demand.

Although the derivative actions are brought nominally on behalf of us, we expect to incur defense costs and other expenses in connection with the derivative lawsuits, and we cannot assure you that the ultimate outcome of these or other actions will not have a material adverse effect on our financial condition or results of operations.

The current and former executive officers named in one or more of the pending shareholder derivative lawsuits and derivative demand letter described above include: Rene R. Champagne, Clark D. Elwood, Eugene W. Feichtner, Martin A. Grossman, Thomas W. Lauer, Kevin M. Modany and Omer E. Waddles.

Certain of our current and former officers and Directors are or may become a party in certain of the actions described above. Our By-Laws and Restated Certificate of Incorporation obligate us to indemnify our officers and Directors to the fullest extent permitted by Delaware law, provided that their conduct complied with certain requirements. We are obligated to advance defense costs to our officers and Directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, our indemnity obligation can, under certain circumstances, include indemnifiable judgments, penalties, fines and amounts paid in settlement in connection with those actions.

On March 4, 2005, we were served with a qui tam action that was filed on April 8, 2004 in the United States District Court for the Southern District of Indiana by a former employee (“relator”) on behalf of himself and the federal government under the following caption: United States of America ex rel. Robert Olson v. ITT Educational Services, Inc. d/b/a ITT Technical Institute (the “Olson Action”). We were served with the Olson Action after the DOJ declined to intervene in the litigation. On June 24, 2005, the relator filed an amended complaint in the Olson Action. In the amended complaint, the relator alleges that we violated the False Claims Act, 31 U.S.C. § 3729, et seq., by knowingly making and using false records and statements relating to, among other things, student recruitment, admission, enrollment, attendance, grading, testing, graduate placement, programs of study and course materials in order to fraudulently obtain student loans and tuition from the federal government. The complaint seeks an unspecified judgment and attorney’s fees and costs. On January 9, 2006, the court dismissed the Olson Action without prejudice and gave the plaintiff an opportunity to replead his complaint. We intend to defend ourselves vigorously against the allegations made in the complaint.

We cannot assure you of the ultimate outcome of any litigation involving us. Any litigation alleging violations of education or consumer protection laws and/or regulations, misrepresentation, fraud or deceptive practices may also subject our affected institutes to additional regulatory scrutiny.

FINANCIAL STATEMENT SCHEDULE

ITT EDUCATIONAL SERVICES, INC.

VALUATION AND QUALIFYING ACCOUNTS

FOR THE THREE YEARS ENDED DECEMBER 31, 2005

(Dollars in thousands)

Description	Balance at Beginning of Period	Charged to Expenses	Write-offs	Balance at End of Period
Allowance for Doubtful Accounts:
Year Ended December 31, 2005	$1,518	$10,679	$(11,079)	$1,118
Year Ended December 31, 2004	$1,644	$11,996	$(12,122)	$1,518
Year Ended December 31, 2003	$1,810	$6,134	$(6,300)	$1,644

FFEL Reserve (1):
Year Ended December 31, 2005	$—	$—	$—	$—
Year Ended December 31, 2004	$32	$(32)	$—	$—
Year Ended December 31, 2003	$165	$(133)	$—	$32

(1)	Represents Federal Family Education Loan/Perkins Loan programs.

QUARTERLY RESULTS

ITT EDUCATIONAL SERVICES, INC.

QUARTERLY RESULTS

FOR 2005 AND 2004

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31	June 30	Sept. 30	Dec. 31		Year
2005
Revenue	$160,153	$168,782	$176,764	$182,304		$688,003
Cost of educational services	80,121	81,795	81,407	85,020		328,343
Student services and administrative expenses	49,194	52,165	49,347	42,297		193,003
Special legal and other investigation costs (a)	7,712	—	(6,493)	—		1,219

Operating income	23,126	34,822	52,503	54,987		165,438
Interest income, net	1,714	2,205	2,064	2,870		8,853

Income before provision for income taxes	24,840	37,027	54,567	57,857		174,291
Provision for income taxes	9,812	14,626	20,154	19,987		64,579

Net income	$15,028	$22,401	$34,413	$37,870		$109,712

Earnings per share
Basic	$0.33	$0.49	$0.74	$0.82		$2.38
Diluted	$0.32	$0.48	$0.73	$0.81		$2.33

2004
Revenue	$141,730	$150,931	$157,945	$167,228		$617,834
Cost of educational services	76,493	78,010	75,033	$69,211	(b)	298,747
Student services and administrative expenses	41,449	45,045	43,771	44,131		174,396
Special legal and other investigation costs (a)	9,700	5,606	9,837	—		25,143

Operating income	14,088	22,270	29,304	$53,886	(b)	119,548
Interest income, net	709	648	959	1,518		3,834

Income before provision for income taxes	14,797	22,918	30,263	55,404		123,382
Provision for income taxes	5,771	8,938	11,803	21,607		48,119

Net income	$9,026	$13,980	$18,460	$33,797		$75,263

Earnings per share
Basic	$0.20	$0.31	$0.40	$0.74		$1.64
Diluted	$0.19	$0.30	$0.39	$0.72		$1.61

(a)	Accrued estimated legal and other investigation costs associated with the DOJ investigation, the inquiry initiated by the SEC into the allegations investigated by the DOJ, and the securities class action, shareholder derivative and books and records inspection lawsuits filed against us, certain of our current and former executive officers and each of our Directors.
(b)	Includes $3,550 in the three months ended December 31, 2004 related to year-end inventory adjustments.

DIRECTORS AND EXECUTIVE OFFICERS

Rene R. Champagne, age 64, has served as Chairman of ITT/ESI since October 1994 and Chief Executive Officer of ITT/ESI since September 1985. From September 1985 through December 2001, he also served as President of ITT/ESI. Mr. Champagne has been a Director of ITT/ESI since October 1985.

Rand V. Araskog, age 74, served as chairman and chief executive officer of ITT Corporation (“ITT”), a diversified conglomerate, from 1980 until his retirement in February 1998. He is also a director of Rayonier, Inc. and Cablevision Systems Corporation. Mr. Araskog has been a Director of ITT/ESI since April 1994.

John F. Cozzi, age 44, has served as a managing director of AEA Investors LLC, a private equity firm, since January 2004. Mr. Cozzi served as a managing director of Arena Capital Partners, LLC, a private equity firm, from May 1999 through December 2003. Mr. Cozzi has been a Director of ITT/ESI since October 2003.

John E. Dean, age 55, is an attorney who has specialized in higher education law since April 1985. Mr. Dean has been a partner at the Law Offices of John E. Dean since June 2005. He was a partner of the Dean Blakey law firm from June 2002 through May 2005. Mr. Dean was a partner at the Dean, Blakey & Moskowitz law firm from July 1995 through May 2002. Mr. Dean has also served as a principal of Washington Partners, LLC, a public affairs firm since June 2002. Mr. Dean has been a Director of ITT/ESI since December 1994.

James D. Fowler, Jr., age 61, served as senior vice president and director, human resources of ITT Industries, Inc., an industrial, commercial machinery and equipment company, from November 2000 until his retirement in October 2002. Mr. Fowler has been a Director of ITT/ESI since April 1994.

Joanna T. Lau, age 47, has served as chairperson and chief executive officer of Lau Acquisition Corporation (d/b/a LAU Technologies), a management consulting and investment firm, since March 1990. Ms. Lau has been a Director of ITT/ESI since October 2003.

Samuel L. Odle, age 56, has served as president and chief executive officer of Methodist Hospital (“MH”) and Indiana University Hospital (“IUH”) and executive vice president of Clarian Health Partners (“Clarian”), an Indianapolis-based private, non-profit healthcare organization comprised of MH, IUH and Riley Hospital for Children, since July 2004. Mr. Odle served as chief administrative officer of MH and senior vice president of Clarian from January 1997 through June 2004. Mr. Odle has been a Director of ITT/ESI since January 2006.

Vin Weber, age 53, has been a partner at Clark & Weinstock Inc., a management and public policy consulting firm, since 1994. He is also chairman of the National Endowment for Democracy, a public interest group. Mr. Weber is a senior fellow at the University of Minnesota’s Humphrey Institute of Public Affairs and co-director of the Institute’s Policy Forum. He is also a director of Lenox Group, Inc. Mr. Weber has been a Director of ITT/ESI since December 1994.

Kevin M. Modany, age 39, has served as President and Chief Operating Officer of ITT/ESI since May 2005. From January 2003 through May 2005, he served as Chief Financial Officer of ITT/ESI. From July 2002 through April 2005, Mr. Modany served as Senior Vice President of ITT/ESI. From June 2002 through December 2002, he served as Director of Finance of ITT/ESI. Mr. Modany served as chief financial officer, chief operating officer and director of Cerebellum Software, Inc., a software development and professional services company, from October 2000 through May 2002.

Jeffrey R. Cooper, age 54, has served as Senior Vice President, Chief Compliance Officer of ITT/ESI since November 2004. Mr. Cooper served as vice president of Great American Financial Resources, Inc. (“GAFR”), the holding company for the annuity and life insurance operations of American Financial Group, from June 1999 through October 2004, and as chief compliance officer of GAFR from June 1997 through October 2004.

Clark D. Elwood, age 45, has served as Senior Vice President of ITT/ESI since December 1996, Secretary of ITT/ESI since October 1992 and General Counsel of ITT/ESI since May 1991.

Nina F. Esbin, age 49, has served as Senior Vice President, Human Resources of ITT/ESI since January 2004. From January 2003 through December 2003, she served as Vice President, Director Human Resources of ITT/ESI. Ms. Esbin was self-employed as a human resources consultant from December 2001 through December 2002. She served as senior vice president, human resources of RealMed Corporation, a healthcare technology company, from March 2000 through November 2001.

Eugene W. Feichtner, age 50, has served as Senior Vice President, Operations of ITT/ESI since March 2004. From March 2002 through February 2004, he served as Vice President, National Operations Director of ITT/ESI. Mr. Feichtner served as a District Manager of ITT/ESI from June 1989 through February 2002.

Daniel M. Fitzpatrick, age 46, has served as Senior Vice President, Chief Financial Officer of ITT/ESI since June 2005. From July 1998 through May 2005, he served as senior vice president and controller of Education Management Corporation, a provider of postsecondary education.

OFFICER CERTIFICATIONS

Our Chief Executive Officer and our Chief Financial Officer each have made the certifications required to be filed with the SEC regarding the quality of our public disclosure. Those certifications have been filed with the SEC as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. In addition, our Chief Executive Officer submitted the required annual certification to the NYSE in 2005 that he was not aware of any violation by us of the NYSE’s corporate governance listing standards.

ITT EDUCATIONAL SERVICES, INC. 13000 NORTH MERIDIAN STREET CARMEL, IN 46032-1404

P R O X Y

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Clark D. Elwood or Kevin M. Modany, as proxy, each with power to appoint his or her substitute and hereby authorizes each of them at the annual meeting of shareholders of ITT Educational Services, Inc. (“ITT/ESI”) to be held at 9:00 a.m. on May 9, 2006 at The Jefferson Hotel, 1200 16th Street, NW, Washington, DC 20036, and at any adjournments thereof to vote all shares of ITT/ESI common stock which the undersigned could vote if personally present as designated on the reverse side of this proxy and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

Please specify your choices by marking the appropriate boxes on the reverse side of this proxy. The shares represented by this proxy will be voted as designated by you on the reverse side, or if no designation is made will be voted for proposals one, two and three. The proxy committee cannot vote your shares unless you sign and return this proxy.

SEE REVERSE SIDE	ITT EDUCATIONAL SERVICES, INC. P.O. Box 11170 NEW YORK, NY 10203-0170

To include any comments, please mark this box.    ☐

☐	Ú Detach Proxy Card Here Ú

Please mark, sign, date and return this proxy promptly using the enclosed envelope.				☒ Votes MUST be indicated (x) in Black or Blue ink.

Directors recommend a vote FOR proposal one. ONE: Election of Directors							THREE: Ratify the appointment of PricewaterhouseCoopers LLP to serve as ITT/ESI’s independent registered public accounting firm for its fiscal year ending December 31, 2006	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

Director Nominees: Joanna T. Lau and Samuel L. Odle.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee,

mark the “Exceptions” box and write that nominee’s name in the space provided below.)

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

To change your address, please mark this box.    ☐

*Exceptions ____________________________________________________________

TWO: Approve the adoption by ITT/ESI of the 2006 ITT Educational Services, Inc. Equity Compensation Plan.				FOR ☐	AGAINST ☐	ABSTAIN ☐

SCAN LINE

Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative

						Date	Share Owner sign here	Co-Owner sign here